UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

AMENDMENT NO. 2 ☒

CROWDSTREET REIT I, Inc.

(Exact Name of Registrant as Specified in its Charter)

98 San Jacinto Blvd, 4th Floor, Austin, TX 78701
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (971) 803-3110

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801
(Name and Address of Agent for Service)

Copy to:

Shaun Reader
Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, New York 10178
(212) 696-6000

Check each box that appropriately characterizes the Registrant:

☒ Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).

☐ Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐ Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐ A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐ Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act of 1933 (the “Securities Act”)).

☐ Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934.

☐ If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☒ New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act. However, shares in the Registrant are not being registered under the Securities Act since such shares will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investment in the Registrant may be made only by individuals or entities which are “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any share in the Registrant.

CrowdStreet REIT I, Inc.

Common Stock

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

APRIL 21, 2022

The Fund. CrowdStreet REIT I, Inc. (the “Fund”) is a newly organized Delaware corporation that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a non-diversified, closed-end management investment company. The Fund intends to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

The Purpose. CrowdStreet, Inc. (“CrowdStreet”) launched in 2014 to make it easier for individual investors to participate in private commercial real estate investments through its online platform at www.crowdstreet.com (the “Marketplace”). Since then, it has become one of the nation’s largest online real estate investing platforms, enabling thousands of investors to research and select investments offered by real estate sponsors around the United States. For investors who prefer to have a professionally managed portfolio, CrowdStreet offers multi-asset funds through CrowdStreet Advisors, LLC (the “Investment Manager”), the investment adviser to the Fund. The Investment Manager is a wholly owned subsidiary of CrowdStreet and an investment adviser registered with the U.S. Securities and Exchange Commission (“SEC”). Today, the Investment Manager manages a growing portfolio of over 20 private real estate investment funds. The Investment Manager formed this Fund to further expand access to private commercial real estate investments, by:

  Enabling investors to participate in multiple professionally selected real estate deals with a single investment minimum of $25,000;
  Qualifying the Fund as a REIT to enable simplified tax reporting for investors on Form 1099 and favorable tax treatment for the entity; and
  Structuring the Fund as a closed-ended vehicle to maximize its allocation to private equity real estate.

Investment Objective. The Fund invests in the real estate industry. The Fund’s primary investment objective is generating capital appreciation with a secondary objective of generating income to provide investors with attractive risk-adjusted returns.

Investment Strategy. The Fund will pursue its investment objective by investing at least 85% of its net assets in a portfolio of private commercial real estate investments. The Fund intends to invest in real estate projects with attractive risk-adjusted returns spread across sponsors, asset types and major cities to reduce portfolio risk. The real estate assets underlying the Fund’s equity investments may include multifamily, industrial, life science, healthcare, office and retail properties, as well as data centers, storage and student housing. The Fund’s investments primarily will be non-controlling equity ownership in entities formed by real estate sponsors to directly or indirectly purchase, develop, re-develop, manage, improve, hold or operate real estate property in the U.S.

The investment strategy seeks to take advantage of CrowdStreet’s substantial network of unaffiliated commercial real estate sponsors, selecting from what the Investment Manager’s investment committee believes to be the most attractive sectors, markets, and investment opportunities to construct the Fund’s portfolio. The Investment Manager will also leverage CrowdStreet’s experienced team of investment professionals and its extensive proprietary data, providing the Investment Manager with the advantage of real-time insights into underlying and unrecognized market trends, allowing for the investment committee’s timely identification of attractive investment opportunities.

The Offering. The Fund is conducting a private offering to sell common shares (the “Shares”) only to individuals and entities qualifying as “accredited investors” within the meaning of Regulation D under the Securities Act (each, an “Investor” or “you” and collectively, the “Investors”). The Fund is offering Shares at the initial closing of the Fund at $1,000 per Share, and thereafter each Share is offered at $1,000 plus a “make-up” amount calculated by applying an annualized rate of 3.0% to such Investor’s Subscription Amount applied over the period of time since the initial closing of the Fund. The minimum subscription amount is $25,000 per investor, unless the Investment Manager accepts a lesser amount, in its sole discretion, (i) from employees, officers or trustees of the Fund, the Investment Manager or their respective affiliates, or (ii) as determined by the Board based on its consideration of the Investor’s overall relationship with the Investment Manager. The purchase price of Shares will be paid to and retained as assets of the Fund. The Fund will be offered primarily through the CrowdStreet Marketplace. The Fund will not pay CrowdStreet any commissions, fees, or other compensation for hosting the offering on the Marketplace.

Liquidity. The Fund is a private closed-end investment fund. The Shares are not redeemable and not registered under the Securities Act of 1933 (the “Securities Act”) or listed on any exchange. While the Fund is a Delaware corporation with a perpetual term, as a closed-ended fund, the Fund only intends to continue until all of its assets have completed their life cycle. The Fund seeks to structure its holdings such that the final asset liquidates within 5 to 7 years after the Initial Closing, but there can be no assurance this can be achieved.

Risks.

•	An investment in the Fund is speculative with a substantial risk of loss, including risks typically associated with commercial real estate.
•	A prospective investor should invest in the Fund only if it can sustain a complete loss of its investment.
•	The Shares are not listed on any securities exchange, no secondary market for the Shares exists or is expected to develop.
•	Shares are subject to substantial restrictions. Shares will not be redeemable at a Shareholder’s option. As a result, an investor may not be able to sell or otherwise liquidate their Shares.
•	An investment in the Fund may not be suitable for investors who may need the money they invested in a specified timeframe.
•	The amount of distributions that the Fund may pay, if any, is uncertain. There is no assurance that distributions paid by the Fund will be maintained at a certain level or that dividends will be paid at all.
•	The Investment Manager and its affiliates sponsor and manage other funds and expect to form additional other funds in the future and may offer investment opportunities to persons other than the Fund or another fund, which may result in the Fund receiving a smaller allocation, or no allocation at all, of any such investment and the Fund may be left with less attractive investment opportunities as a result of this conflict.
•	There can be no assurance that the Fund will achieve its investment objectives or that its investment program will be successful, and an Investor could lose all of its investment in the Fund.

SEE THE SECTION TITLED “RISK FACTORS AND CERTAIN CONFLICTS OF INTEREST” FOR SPECIAL CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SHARES

Additional Information. This Confidential Private Placement Memorandum (this “Memorandum”) provides information that you should know about the Fund before you make a decision to invest. You should read this Memorandum and the referenced documents carefully. The Fund has agreed to provide, prior to the consummation of the transactions contemplated herein, to each offeree of the Shares the opportunity to ask questions of and receive answers from the Investment Manager, concerning the terms and conditions of this offering and to obtain any additional information, to the extent the Investment Manager possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth herein. Prospective Investors and their professional advisors are invited to request any further information they may desire from the Investment Manager.

Please direct all inquiries regarding the Shares to:

CrowdStreet Advisors, LLC

98 San Jacinto Blvd, 4th Floor

Austin, TX 78701

(971) 803-3110
funds@crowdstreet.com

SEC Registration Statement on Form N-2. The Fund is a Delaware corporation registered under the Investment Company Act as a closed-end, non-diversified, management investment company. The Registration Statement on Form N-2 for the Fund, as well as each amendment thereto and certain other additional information about the Fund, is available on the SEC’s website at www.sec.gov. The Registration Statement on Form N-2 for the Fund, as well as each amendment thereto, is incorporated by reference into this Memorandum.

This Memorandum includes information required to be included in a prospectus and statement of additional information. You may request a free copy of the Registration Statement for the Fund, as well as this Memorandum, annual and quarterly reports to Investors when available, and other information about the Fund, and make inquiries by calling or writing to the Fund at the telephone number and address listed in “Additional Information” above.

As permitted by SEC regulations, paper copies of the Fund’s shareholder reports will not be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

Neither the SEC nor any state securities commission has approved or disapproved the offering of Shares or determined if this Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. The Shares are being offered pursuant to exemptions from registration. Investment in the Fund may be made only by individuals or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act.

Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult your own professional advisers as to legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

SUMMARY OF KEY TERMS	6
SUMMARY OF FUND EXPENSES	21
THE FUND	23
CROWDSTREET AND THE PLATFORM	24
THE OFFERING	28
RISK FACTORS AND CERTAIN CONFLICTS OF INTEREST	30
MANAGEMENT OF THE FUND	54
CODES OF ETHICS	61
PROXY VOTING POLICIES AND PROCEDURES	62
FEES AND EXPENSES	63
RESTRICTIONS ON OWNERSHIP AND TRANSFER	65
DISTRIBUTION POLICY	68
NO RIGHT OF REDEMPTION	69
CALCULATION OF NET ASSET VALUE	69
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	71
ERISA CONSIDERATIONS	86
ADDITIONAL INFORMATION	87
FINANCIAL STATEMENTS	87
PART C	C-1

SUMMARY OF KEY TERMS

This summary does not contain all of the information you should consider before investing in the Shares. You should review the more detailed information contained in this Confidential Private Placement Memorandum (this “Memorandum”), especially the information set forth under the heading Risk Factors and Certain Conflicts of Interest. The following summary is qualified entirely by the detailed information appearing elsewhere in this Memorandum and by the terms and conditions of the Fund’s Bylaws, as amended and restated from time to time (the “Bylaws”), which should be read carefully and retained for future reference.

An investment in the Fund is illiquid, Shares cannot be voluntarily redeemed. Accordingly, an investment in the Fund entails substantial risks and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest, including the subsections titled Risks Associated with the Fund’s Structure and Terms; Risks Generally Associated with Investments in Securities and Private Investment Funds; and Risks Related to Third Parties

The Fund

CrowdStreet REIT I, Inc. (the “Fund”) is a newly organized Delaware corporation that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.

The Fund intends to elect to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

The Offering

The Fund is seeking to raise up to approximately $200 million of subscription amounts (“Subscription Amounts,” and such target amount, the “Target Capitalization”) from prospective investors; provided that, the Investment Manager (as defined below) may accept a greater or lesser amount of aggregate Subscription Amounts in its sole discretion. The Fund is offering Shares at the Initial Closing (as defined below) at $1,000.00 per Share, and thereafter each Share is offered at $1,000 plus a “make-up” amount calculated by applying an annualized rate of 3.0% to such Investor’s Subscription Amount applied over the period of time since the Initial Closing. For example, if the Fund holds a second closing three months after the date of the Initial Closing, the “make up” amount is $7.50 ($1,000 x 0.75% (the annualized rate of 3.0%) = $7.50) and each Share will be offered at a purchase price equal to $1,007.50 ($1,000 + $7.50 = $1,007.50).

The minimum Subscription Amount is $25,000 per Investor, unless the Investment Manager accepts a lesser amount, in its sole discretion, (i) from employees, officers or trustees of the Fund, the Investment Manager or their respective affiliates, or (ii) as determined by the Board based on its consideration of the Investor’s overall relationship with the Investment Manager. The purchase price of Shares will be paid to and retained as assets of the Fund. The Fund will be offered primarily through the CrowdStreet Marketplace.

Investment Manager

The investment adviser of the Fund will be CrowdStreet Advisors, LLC, a Delaware limited liability company (the “Investment Manager”). The Investment Manager will have exclusive control over the management and operations of the Fund, including in making investment and divestment decisions on behalf of the Fund, subject to the oversight of the Board. The Investment Manager is registered as an investment adviser under the Investment Advisors Act of 1940, as amended (the “Advisers Act”).

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The Fund has entered into an Investment Management Agreement with the Investment Manager. The Investment Management Agreement may be terminated on sixty (60) days’ prior written notice to the Investment Manager or the Fund.

Investment Objective

The Fund invests in the real estate industry. The Fund’s primary investment objective is generating capital appreciation with a secondary objective of generating income to provide investors with attractive risk-adjusted returns.

The Fund will target private equity investments in 20 to 25 entities that own U.S. commercial real estate, directly or indirectly (each such investment, a “Portfolio Company”). The Fund intends to invest in Portfolio Companies with attractive risk-adjusted returns spread across sponsors, asset types and major markets to take advantage of attractive opportunities and reduce portfolio risk. Asset types may include multifamily, industrial, life science, healthcare, office and retail properties, as well as data centers, storage and student housing. The investment strategy seeks to take advantage of the substantial network of commercial real estate sponsors developed by CrowdStreet, Inc. (“CrowdStreet”), a Delaware corporation and parent of the Investment Manager, by selecting from what the Investment Manager believes to be the most attractive sectors and markets to construct the Fund’s portfolio. The Fund will also leverage CrowdStreet’s experienced team of investment professionals and its extensive proprietary data, providing the investment committee with the advantage of real-time insights into underlying and unrecognized market trends, allowing for timely identification of attractive investment opportunities.

The Fund cannot assure you that it will achieve its investment objectives or that the Fund’s investment program will be successful, and you could lose all of your investment in the Fund.

The Fund will not control the Portfolio Companies. The real estate developers and operators who form the Portfolio Company and manage the underlying real estate projects are referred to herein as “Project Sponsors”. Project Sponsors are not affiliated with the Fund, the Investment Manager, or their affiliates. In addition to the Fund’s investment, Project Sponsors will capitalize the underlying real estate projects with other equity sources as well as secured debt and potentially unsecured debt. The Fund will not use leverage in connection with its investment activities.

The Portfolio Companies in which the Fund invests may or may not also be offered on the investing platform (the “Marketplace”) maintained by CrowdStreet.

Investment Strategy

The Fund’s investment strategy will follow the Investment Manager’s investment thesis, which is focused on three key areas: (1) thematic trends, (2) middle markets, and (3) growth markets. With thematic investing, the Investment Manager will seek projects supported by demographic and social trends that it believes are long-term drivers of demand. This includes an aging demographic, shift to e-commerce, housing shortages, and population migration to sun belt cities. With an emphasis on the middle market, which tend to be less competitive, the Investment Manager intends pursue attractive projects with smaller asset values that larger institutional investors are unable to participate in. Finally, the Investment Manager will focus on growth markets that it has identified, which includes secondary metropolitan areas .

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experiencing strong market fundamentals supported by above-average employment and population expansion, offering attractive risk-adjusted investment opportunities.

For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Associated with the Investment Strategy.

Portfolio Companies

The Fund will invest in securities of U.S. issuers. As a matter of fundamental policy, the Fund will normally invest at least 85% of its total assets in real estate investments. The Fund may invest in securities of companies with any market capitalization, including small, medium and large capitalizations.

The Fund will invest primarily in illiquid investments (i.e., investments that the Fund reasonably expects cannot be sold or disposed of prior to liquidation or refinancing of the underlying real estate asset).

For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Associated with the Investment Strategy.

The Portfolio Companies will not be subsidiaries of the Fund or controlled by the Fund. For legal or tax purposes, the Fund may form a wholly owned subsidiary to execute the Fund’s investment in any Portfolio Company, but neither the Fund nor its subsidiary would hold a controlling interest in the Portfolio Company. In that event, the Fund will appropriately treat such subsidiary’s assets as assets of the Fund for purposes of determining compliance with various provisions of the Investment Company Act, applicable to the Fund, including those relating to investment policies (Section 8), affiliated transactions and custody (Section 17) and capital structure and leverage (Section 18). In addition, the Board (as defined below) will comply with the provisions of Section 15 of the Investment Company Act with respect to such a subsidiary’s investment advisory contracts.

For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest - The Investment Manager may organize, manage or otherwise engage in other investment funds or ventures while managing the Fund.

Board of Directors

Subject to the requirements of the Investment Company Act, the business and affairs of the Fund with be managed under the direction of the board of directors of the Fund (the “Board”). The Board has delegated day-to-day operations to the Investment Manager (as defined below) and other service providers, subject to oversight by the Board. For additional information, please refer to the section titled Management of the Fund.

The only standing committee of the Board is the Audit Committee. The current members of the Audit Committee are all of the Independent Directors. The function of the Fund’s Audit Committee is to, among other things, approve, prior to appointment, the engagement of the Fund’s independent registered public accounting firm and review the independent registered public accounting firm’s qualifications, independence and performance.

Investors in the Fund will have no right to participate in the management of the Fund, to act for and on behalf of the Fund, or to vote on Fund matters except as specifically provided under applicable law or in the Bylaws. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms.

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Term

While the Fund is a Delaware corporation with a perpetual term, the Fund is structured as a closed-ended fund designated to continue until all Portfolio Companies have completed their life cycle. The Fund seeks to structure its holdings such that the final Portfolio Company liquidates within 5 to 7 years after the Initial Closing.

The Fund seeks to invest in private real estate investments with an anticipated project term of 3 to 5 years. Thereafter, as each Portfolio Company completes its life cycle and liquidates its underlying real estate assets and distributes to the Fund, the Fund in turn distributes proceeds to Investors holding Shares, and the Fund winds down. The Fund does not anticipate that it will sell or dispose of a Portfolio Company prior to liquidation or refinancing of the underlying real estate asset, which may occur sooner or later than the business plan, projections, and other diligence materials associated with a Portfolio Company may indicate. Accordingly, the actual liquidation date for a Portfolio Company is ultimately outside of the control of the Investment Manager.

For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms – Term.

The term of the Fund will continue until the Fund is dissolved in accordance with the Bylaws.

The Fund’s Shares will not be registered with the SEC or listed on an exchange. The Fund’s Shares are designed for long-term investors.

Closings

The Investment Manager will hold the fund’s first closing on the first date that the Fund admits prospective Investors into the Fund upon completion of the required properly executed subscription documents (the “Initial Closing”), which is anticipated to be April 1, 2022. The Investment Manager intends to hold one or more additional closings (each a “Subsequent Closing” and, collectively with the Initial Closing, the “Closings” or individually a “Closing”) through January 3, 2023.

The Investment Manager may reject a subscription in whole or in part for any reason or no reason in its sole discretion.

Investor Qualifications	Shares are being sold only to “accredited investors” within the meaning of Regulation D under the Securities Act. Investors will be required to provide information verifying their status as accredited investors before purchasing any Shares. Shares will not be registered under the Securities Act or the securities laws of any state or any other jurisdiction, nor is any such registration contemplated.
Management Fee

The Fund pays to the Investment Manager an annual “Management Fee,” quarterly in arrears. The Management Fee will be equal to an annual rate of 1.50% of the net asset value of the Fund (“NAV”); provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Management Fee that would have been paid had such Investors subscribed at the Initial Closing.

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The Management Fee may be paid out of current income, proceeds from the disposition of Portfolio Companies, and any other sources of cash available to the Fund, and payment may be deferred in the sole discretion of the Investment Manager for any reason or no reason at all. For additional information, please see the sections titled (i) Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms - Economic interest of the Investment Manager; (ii) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length; and (iii) Investment Advisory Services—Investment Management Agreement.

Investor Servicing Fee

The Fund will pay a fee to the Investment Manager for administrative services (the “Investor Servicing Fee”) at an annual rate of 0.50% of the NAV; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Investor Servicing Fee that would have been paid had such Investors subscribed at the Initial Closing. The administrative services provided by the Investment Manager include, without limitation, asset valuation and ongoing reporting to investors, engaging and coordinating service providers of the Fund, reviewing the adequacy and effectiveness of the Fund’s and certain services providers’ policies and procedures, managing distributions to Investors and maintain records of the Fund.

The Investor Servicing Fee may be used by the Investment Manager to pay placement agent fees, commissions or other brokerage fees relating to the offering and sale of Shares. The Investor Servicing Fee will be charged quarterly in arrears.

The Investor Servicing Fee may be paid out of current income, proceeds from the disposition of Portfolio Companies, and any other sources of cash available to the Fund, and payment may be deferred in the sole discretion of the Investment Manager for any reason or no reason at all.

For additional information, please see the section titled (i) Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms - Economic interest of the Investment Manager; (ii) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length; and (iii) Investment Advisory Services – Investment Management Agreement.

Other Services

CrowdStreet Affiliates charge Project Sponsors technology and services fees, and may charge Project Sponsors placement fees in the future. All such services are provided at customary market rates negotiated with unaffiliated Project Sponsors. Project Sponsors may properly treat such fees as capital or operating expenses of the underlying real estate project, which may impact the Portfolio Company’s cash available for distributions to investors, including the Fund.

For additional information, please see the section titled (i) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – Transactions with affiliates and payment of CrowdStreet Fees; (ii) Summary

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of Fund Expenses – Annual Expenses – Footnote (6); and (iii) Fees and Expenses – Other Services.
Fund Expenses; Expense Limitation

The Fund (and, thus, indirectly Investors) will bear all of its own expenses (“Fund Expenses”), whether incurred by the Fund, the Investment Manager, or any of their respective affiliates, associated with the formation, operation, dissolution, winding-up, or termination of the Fund.

The Investment Management Agreement provides that the Investment Manager will waive its Management Fee and/or pay or reimburse the Fund for Operating Expenses (as defined below) in excess of 1.00% per annum of the Fund’s average quarterly NAV (“Operating Expense Limit”) for any calendar year or portion thereof during the term of the Investment Management Agreement. “Operating Expenses” are the ordinary annual operating expenses of the Fund, including, without limitation, third-party fees and expenses for accounting, administration, valuation, tax compliance, custody, banking, brokerage, depository, insurance premiums, reporting, Investor meetings, and preparation of tax returns and determinations, but excluding fees and expenses for legal, audit, taxes, indemnifications, litigations, interest, Management Fees, Investor Servicing Fees and Board fees, extraordinary or non-routine matters, and Organizational Expenses (as defined below). In the event that the Fund’s Operating Expenses are below the Operating Expense Limit in any fiscal year, the Investment Manager may be entitled to be reimbursed in whole or in part for fees or expenses waived or reduced by the Investment Manager during the prior three year-period pursuant to the Operating Expense Limit.

The Investment Management Agreement provides that the Investment Manager will pay 100% of the Organizational Expenses. The Fund will reimburse the Investment Manager $250,000 of the Fund’s Organizational Expenses if and when the Fund accepts $60 million in Subscription Amounts, and the remainder if and when the Fund accepts $100 million in Subscription Amounts.

As noted above, the Investment Management Agreement may be terminated on sixty (60) days’ prior written notice to the Investment Manager or the Fund.

Fund Administration, Custodian	The Fund intends to engage third parties to serve as the administrator and the custodian.
Reinvestment of Capital	Proceeds received by the Fund from Portfolio Companies, whether current income or proceeds from a sale or disposition of Portfolio Companies and their underlying real estate, may be reinvested by the Fund in new Portfolio Companies until the second anniversary of the Initial Closing, and in current Portfolio Companies at any time.
Distributions

Distributions from the Fund will be made in cash or in-kind (as discussed more fully below) at such times after the final Closing and in such amounts as determined by the Investment Manager in its sole discretion, subject to the Bylaws. For additional information, please refer to the section titled Summary of Key Terms – Closings, above.

The Investment Manager may withhold from distributions amounts necessary, in its sole discretion, to create reserves for the payment of accrued or future Management Fees, Investor Servicing Fees and other Fund Expenses, for investment in future Portfolio Companies (subject to the

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Investment Limitations below), and for the payment of actual or anticipated liabilities.

For additional information, please see the sections titled (i) Risk Factors and Certain Conflicts of Interest – Risks Generally Associated with Investments in Securities and Private Investment Funds – There are risks of Investors not receiving any distributable cash and (ii) Risk Factors and Certain Conflicts of Interest – Risks related to Compliance, Regulation, and Certain Tax Matters - Cost of complying with regulations may affect the Fund’s ability to make payments or distributions to Investors.

Short-Term Investments	The Fund will be permitted to invest idle cash, pending investment, usage for expenses or fees, or distribution by the Fund, in high-quality liquid securities on a short-term basis, including money market instruments (“Short-Term Investments”).
REIT Status

The Fund intends to elect to be taxed as and to qualify for treatment each year as a REIT under the Code. Qualification as a REIT for tax purposes involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the Fund’s REIT status. Failure to qualify for taxation as a REIT would cause the Fund to be taxed as a regular corporation, which would substantially reduce funds available for distributions to Investors. In addition, complying with the requirements to maintain its REIT status may cause the Funds to forego otherwise attractive opportunities or to liquidate otherwise attractive investments, adversely affect the Fund’s liquidity and force the Fund to borrow funds during unfavorable market conditions, and/or limit the Fund’s ability to hedge effectively and cause the Fund to incur tax liabilities.

Shares are not publicly offered. An investment in Shares generally differs from an investment in a listed REIT in various ways, including, without limitation:

•         shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities;

•         the estimated value of the Fund's real estate assets and liabilities, rather than the trading market, will be used to determine its NAV;

•         an investment in the Fund has no liquidity whereas an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time;

•         listed REITs may be reasonable alternatives to an investment in the Fund and may be less costly and less complex with fewer and/or different risks than an investment in the Fund;

•         transactions for listed securities often involve nominal or no commissions; and

•         listed REITs are subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights..

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Although the Fund may follow many of these same governance guidelines, there is no requirement that it follows any of them.
Reports; Electronic Delivery of Information

Investors will receive: (a) quarterly reports briefly summarizing the business activities and financial status of the Fund, including financial information on Portfolio Companies of the Fund; (b) annual audited financial statements; (c) information reasonably necessary for the preparation of income tax returns annually; and (d) other such periodic reporting as provided for in the Bylaws.

By executing the subscription agreement, Investors will agree to receive electronically all documents, communications, notices, contracts, and agreements relating to the Fund.

Transfers of Shares and Redemptions

An investment in the Fund is illiquid. Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The Bylaws generally prohibit any person from transferring the Shares if such transfer would result in Shares being owned by fewer than 100 persons.

The transfer of any Shares in violation of the Bylaws will be deemed invalid, null and void, and of no force or effect. Any person to whom Shares are attempted to be transferred in violation of the Bylaws will not be entitled to vote on matters coming before the Investors, receive distributions from the Fund or have any other rights in or with respect to the Shares. The Fund will not have the ability to reject a transfer of Shares where all applicable transfer requirements, including those imposed under the transfer provisions of the Bylaws, are satisfied. Investors generally may not voluntarily redeem their Shares.

The Bylaws also contain restrictions on the number and value of Shares that any one person may own. The Bylaws provide that generally no person may own either more than 9.8% in value or in number of Shares, whichever is more restrictive, or more than 9.8% in value or in number of the Fund’s total shares, whichever is more restrictive. Attempts to acquire Shares in excess of these 9.8% limits would not be effective without an exemption from these limits (prospectively or retroactively) by the Board. These limits may be further reduced if the Board waives these limits for certain Investors. These restrictions are designed, among other purposes, to enable the Fund to comply with ownership restrictions imposed on REITs by the Code. Attempted acquisitions in excess of these restrictions will, pursuant to the Bylaws, be void from the outset.

For additional information, please see the section titled Risks Related to Compliance, Regulation, and Certain Tax Matters – The Fund may be restricted from acquiring, transferring or redeeming certain amounts of the Fund’s Shares.

ERISA

Employee benefit plans and other plans subject to Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited

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transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund or the Investment Manager will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes an Investor, solely as a result of the ERISA Plan’s investment in the Fund.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

For additional information, please see the section titled ERISA Considerations.

Legal Counsel	Curtis, Mallet-Prevost, Colt & Mosle LLP will serve as counsel to the Investment Manager and the Fund. No separate counsel has been engaged by the Fund, the Investment Manager, or any of their respective affiliates to represent any current or prospective Investors of the Fund with respect to an investment in the Fund, or the Investors as a whole. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest - Legal counsel to the Fund and the Investment Manager does not also represent the Investors.
U.S. Federal Income Tax Considerations	The Fund intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with the Fund’s taxable year ending December 31, 2022. The Fund believes that it is organized, and expects to operate, in such a manner to qualify for taxation as a REIT. The Fund’s qualification for taxation as a REIT will depend upon its ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of Shares and asset ownership, the various and complex REIT qualification tests imposed under the Code. No assurance can be given that the Fund will in fact satisfy such requirements for any taxable year. If the Fund qualifies for taxation as a REIT, it generally will be allowed to deduct dividends paid to its Investors and, as a result, it generally will not be subject to U.S. federal income tax on that portion of its ordinary income and net capital gain that it annually distributes to its Investors, as long as the Fund meets the minimum distribution requirements under the Code. The Fund intends to make distributions to its Investors on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT distribution requirements. For additional information, please see the section titled Certain U.S. Federal Income Tax Considerations.
U.S. Tax-Exempt Investors	U.S. Tax-Exempt Investors may recognize “unrelated business taxable income” (“UBTI”) if they invest in the Fund. U.S. TAX-EXEMPT INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE FUND.
Non-U.S. Persons	Non-U.S. Persons (as defined for federal income tax purposes) are not eligible to invest in the Fund. For additional information, please see the section titled Certain U.S. Federal Income Tax Considerations.

Principal Risks

There can be no assurance that any Investor will achieve its investment objective or avoid substantial losses by investing in the Fund. Investments in commercial real estate entail a high degree of risk, and Investors may lose

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some or all of their investment in the Fund. A potential Investor should invest in the Fund only if able to withstand a total loss of investment. Potential Investors are urged to consult with their personal investment, legal and tax advisors before investing in the Fund. Additional risks involved in investing in the Fund include:

General Risks

▪          There is no guarantee that the Fund will return capital, and you may lose all or a portion of your investment in the Fund.

▪          You will not be able to redeem any of your Shares and any transfer of your Shares is subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance.

▪          No public market for the Shares exists, and none is expected to develop in the future, and any distributions you receive may not be received for several years after your initial investment in the Fund.

Risks Related to Fund Management and CrowdStreet Operations

▪          Shares will be offered and sold to prospective investors, and the Fund may invest in Portfolio Companies, through the Marketplace operated and controlled by CrowdStreet.

▪          The Investment Manager is controlled by CrowdStreet, and the Fund’s investment program relies substantially on the ongoing maintenance of a relationship with CrowdStreet and its affiliates.

▪          CrowdStreet and its affiliates are expected to share common management with the Investment Manager, which may subject one or more of the members of the professional staff of the Investment Manager to certain fiduciary or other duties, including responsibilities with respect to other funds and accounts managed and advised by the Investment Manager, the exercise of which duties may not be in the Fund’s best interests.

▪          The administration of the Fund and the Fund’s investment program will rely on the satisfactory performance, reliability and availability of the CrowdStreet website and the systems supporting the CrowdStreet website and other electronic infrastructure.

▪          If any of the confidential information stored on the CrowdStreet website or supporting systems is compromised, Investors’ confidential information and other investors’ confidential information may be stolen.

Risks Associated with the Investment Strategy

▪          The Fund’s investments will be subject to the risks typically associated with real estate.

▪          The Fund’s investment portfolio will be impacted by the performance of the commercial real estate market, including: general and local economic conditions and negative developments in the business economy, the supply and demand for properties, and the financial resources of tenants; changes in building, environmental, zoning, and other laws; changes in real property tax rates; changes in interest rates and the availability of mortgage funds; environmental cleanup costs and other liabilities from hazardous waste, mold, or indoor air pollution; uninsured casualties, acts of God (such as earthquake, tsunami, hurricane, wind, flood, epidemic), war, terrorism, nuclear accident, labor dispute, riot, and other factors that are beyond the control of the Fund and may not be insurable at

.

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        reasonable cost to the full extent needed to protect the real estate or its revenue-generating capacity; development, redevelopment, and construction delays and cost overruns.

▪          Construction and renovation is subject to risks.

▪          The investment strategy includes investments in special situation and distressed assets that involve significant risks.

▪          The Fund may participate in investments with highly leveraged capital structures, which may increase the risk of loss of such assets.

▪          Automated analytical processes used in connection with the operation of the Fund may fail to perform as intended.

▪          Debt incurred by a Portfolio Company increases risk.

▪          Equity investments in a Portfolio Company will be subordinate to existing and future indebtedness of a Portfolio Company.

▪          Investments with third parties in Portfolio Companies may involve risks not present in investments where a third party is not involved, including, among other things, the possibility that a third-party partner may have financial difficulties resulting in a negative impact on such Portfolio Company, may have economic or business interests or goals which are inconsistent with those of the Fund, may cause reputational risk or harm to the Fund, or may be in a position to take (or block) action in a manner contrary to the Fund’s investment objectives, or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn.

▪          The Fund is subject to risks of expedited transactions.

▪          The Fund may lack appropriate diversification.

▪          Real estate valuation is inherently inexact.

▪          No guarantee of distributions of current income.

▪          Returns and loss rates on underlying investments may be uncertain.

▪          The Fund’ investments may be subject to indirect or direct environmental risks.

Risks Associated with the Fund’s Structure and Terms

▪          Investors in the Fund will be relying on the Investment Manager to identify, structure, and implement investments consistent with the Fund’s investment objectives and policies and to conduct the business of the Fund as contemplated by this Memorandum and the Bylaws.

▪          The Fund is newly formed with no operating history, and past investment performance is not indicative of the Fund’s future investments.

▪          The Fund’s investments will be illiquid, long-term investments with limited transferability.

▪          Shares in the Fund will be subject to transfer restrictions.

▪          Economic interest of the Investment Manager; the Investment Manager generally will benefit from Management Fees and Investor Servicing Fees paid by the Fund even if the Fund is not profitable.

▪          Because the Investment Manager will not receive a percentage of the profits of the Fund and will not make a capital contribution to the Fund, the Investment Manager may lack the financial incentive or risk aversion that the Investment Manager would have if it received allocations and distributions on a basis identical to that of the Investor.

▪          The Fund will have no set term; the Investment Manager will have complete discretion regarding when to dispose of the Fund’s assets and begin its liquidation and winding-down period, subject to the

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         completion of a Portfolio Company’s life cycle. The Fund seeks to deploy the net proceeds of the Fund’s offering within twelve months of the final closing. The Fund seeks to structure its holdings such that the final asset is liquidated within 5 to 7 years after the Initial Closing, but there can be no assurance that this can be achieved. The risk factors described in the Memorandum, such as market conditions and natural disasters, can materially delay the Fund’s ability to deploy capital during the expected time frame and can materially delay a Project Sponsor’s ability to complete the Portfolio Company’s life cycle. The Fund will not have control over the Portfolio Company's operations or decisions and will not be able to force a the sale of the underlying real estate assets. If the Fund is unable to fully realize all of its investments during the anticipated Fund term, the Fund may be unable to sell the Portfolio Company or distribute its interest among the Investors. In that event, the Fund may be required to continue its term beyond the expected period.

▪          In managing the Fund, the Investment Manager will establish reserves for operating expenses, Fund liabilities, and other matters and inadequate or excessive reserves could have a material adverse effect upon the investment returns to the Investors of the Fund.

▪          The Investment Manager retains the discretion to make distributions of securities in kind to the Investors to the extent permitted under applicable law.

Risks Generally Associated with Investments in Securities and Private Investment Funds

▪          Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness.

▪          Investors will lack control of the Fund and will have limited voting rights.

▪          There is no assurance that the Fund will be able to achieve its investment objectives, as a result of which you may lose some or all of your investment.

▪          Failure to raise enough capital to execute the investment program.

▪          There are risks of Investors not receiving any distributable cash.

▪          The Fund’s investments will be subject to risks from general economic and market conditions.

▪          The Fund is subject to risks related to pandemic.

Risks Related to Conflicts of Interest

▪          There may be occasions when the Fund and its affiliates will encounter potential conflicts of interest in connection with the Fund’s activities.

▪          Project Sponsors will provide compensation to CrowdStreet and its affiliates.

▪          The Investment Manager and its affiliates are entitled to significant compensation and affiliates of the Investment Manager may provide

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      services to Portfolio Companies and their affiliates and receive fees in connection with those services.

▪          Fees paid by Project Sponsors to access the Marketplace may present conflicts of interest.

▪          The Investment Manager and its affiliates sponsor and manage other funds and expect to form additional other funds in the future and may offer investment opportunities to persons other than the Fund or another fund, which may result in the Fund receiving a smaller allocation, or no allocation at all, of any such investment and the Fund may be left with less attractive investment opportunities as a result of this conflict.

▪          The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length.

▪          The Investment Manager may organize, manage or otherwise engage in other investment funds or ventures while managing the Fund.

▪          Employees, investment consultants, partners and affiliates, officers, and directors affiliated with CrowdStreet, the Investment Manager, and the Fund will be entitled to certain rights of exculpation and indemnification for liabilities incurred in connection with the affairs of the Fund.

▪          Legal counsel to the Fund and the Investment Manager does not also represent the Investors.

Risks Related to Third Parties

▪          The success of the Fund is dependent on the performance of the Project Sponsors and other third parties over which the Fund has no control.

▪          Portfolio Companies may depend on third parties with limited to no operating history.

▪          The Investment Manager relies on information provided by third parties.

▪          Investors do not have recourse against Project Sponsors, other managers or owners of Portfolio Companies, or third-party service providers of Portfolio Companies.

▪          Portfolio Companies may rely on third-party property managers and leasing agents for effective operations.

▪          Investments with third parties in Portfolio Companies may involve risks not present in investments where a third party is not involved, including, among other things, the possibility that a third-party partner may have financial difficulties resulting in a negative impact on such Portfolio Company, may have economic or business interests or goals which are inconsistent with those of the Fund, may cause reputational risk or harm to the Fund, or may be in a position to take (or block) action in a manner contrary to the Fund’s investment objectives, or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn.

Risks Related to Compliance, Regulation, and Certain Tax Matters

▪          CrowdStreet and the Fund’s business is subject to extensive government regulation, supervision, examination and enforcement, which could adversely affect CrowdStreet or the Fund’s business, results of operations and financial condition.

▪          The Investment Manager is subject to regulation as an investment adviser under the Investment Advisers Act.

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▪          Changes in regulation of financial institutions may affect our business.

▪          Changes in regulation of internet commerce may affect the Fund.

▪          Cost of complying with regulations may affect the Fund’s ability to make payments or distributions to Investors.

▪          Laws intended to prohibit money laundering may require CrowdStreet or the Fund to disclose investor information to regulatory authorities.

▪          Your investment may have adverse tax consequences.

▪          An investors who uses a self-directed IRA to make illiquid investments, such as an investment in the Fund, faces significant additional risks, including but not limited to liquidity risk, the risk of loss of all capital, and the risk that the investor’s advisor and/or custodian does not adequately account for suitability or tax consequences of an investment in the Fund with respect to an IRA.

▪          There may be Unrelated Business Taxable Income for U.S. tax-exempt Investors.

▪          The Fund is required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, but there can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions.

▪          The Fund intends to elect to be taxed as and to qualify for treatment each year as a REIT under the Code, which involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist; failure to qualify for taxation as a REIT would cause the Fund to be taxed as a regular corporation, which would substantially reduce funds available for distributions to Investors and complying with the requirements to maintain its REIT status may cause the Funds to forego otherwise attractive opportunities or to liquidate otherwise attractive investments, and/or cause the Fund to incur tax liabilities.

▪          Even if the Fund qualifies and maintains its tax status as a REIT, it may become subject to U.S. federal income taxes and related state and local taxes, which would reduce the Fund’s cash flows.

▪          REIT distribution requirements could adversely affect the Fund’s liquidity and may force the Fund to borrow funds during unfavorable market conditions.

▪          If the Fund fails to invest a sufficient amount of the net proceeds from selling the Shares in real estate assets within one year from the receipt of the proceeds, the Fund could fail to maintain its REIT status.

▪          If the Fund forms a TRS, the Fund’s overall tax liability could increase.

▪          Failure to comply with limits on the Fund’s ability to own and engage in transactions with TRSs would jeopardize the Fund’s REIT qualification and may result in the application of a 100% excise tax.

▪          Dividends payable by funds that qualify for taxation as REITs generally do not qualify for reduced tax rates under current law.

▪          In order to maintain the Fund’s REIT status, Investors may be restricted from acquiring or transferring certain amounts of the Fund’s Shares.

▪          The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

▪          Legislative or regulatory action related to federal income tax laws could adversely affect Fund’s Investors and/or the Fund’s business.

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▪          A portion of the Fund’s distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of an Investor’s investment in the Fund’s Shares and may trigger taxable gain.

▪          The Investment Manager and its affiliates have limited experience managing a portfolio of assets owned by a fund that qualifies for taxation as REIT.

For a discussion of the U.S. federal income tax consequences of an investment in the Fund, see the section titled Certain U.S. Federal Income Tax Considerations.

There are many additional risks that relate to an investment in the securities described in this Summary. For additional risk disclosure, please refer to the section titled Risk Factors and Certain Conflicts of Interest.

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SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Investors can expect to bear directly or indirectly, by investing in the Fund. This fee table is based on estimated expenses of the Fund for the fiscal year ending December 31, 2022, and assumes that the Fund will raise $200 million in total from Investors during such fiscal year.

Investor Transaction Expenses

Make-Up Amount(1)	3.00%

Annual Expenses

As a Percentage of Average Net Assets
Management Fee(2)	1.50%
Investor Servicing Fee(3)	0.50%
Other Expenses(4)	0.89%
Organizational Expenses 0.26%
Operating Expenses(5) 0.59%
Audit Expenses 0.02%
Independent Director Fees 0.03%
Total Annual Expenses(6),(7)	2.89%

(1)	Each Investor participating in a Subsequent Closing will purchase each Share at a price equal to $1,000 plus a “make-up” amount calculated by applying an annualized rate of 3.0% to $1,000 applied over the period of time since the Initial Closing. For example, if the Fund holds a second closing three months after the date of the Initial Closing, the “make up” amount is $7.50 ($1,000 x 0.75% (the annualized rate of 3.0%) = $7.50) and each Share will be offered at a purchase price equal to $1,007.50 ($1,000 + $7.50 = $1007.50). The entire purchase price, including such “make-up” amount, is paid into the capital of the Fund. For additional information, please see the sections titled The Offering – Subscription Procedures.
(2)	The Management Fee will be equal to 1.50% per annum of the NAV, paid quarterly in arrears; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Management Fee that would have been paid had such Investors subscribed at the Initial Closing. The Investment Manager intends to defer collection of its Management Fee in the Fund's first year of operations, and may continue to defer some or all of such fees potentially subsequent years, to maximize the Fund's investable assets in its first year. For additional information, please see the sections titled (i) Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms - Economic interest of the Investment Manager; (ii) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length; and (iii) Investment Advisory Services—Investment Management Agreement.

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(3)	The Investor Servicing Fee will be equal to 0.50% per annum of the NAV, paid quarterly in arrears; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Investor Servicing Fee that would have been paid had such Investors subscribed at the Initial Closing. The Investor Servicing Fee may be used by the Investment Manager to pay placement agent fees, commissions or other brokerage fees relating to the offering and sale of Shares. The Investment Manager intends to defer collection of the Investor Servicing Fee in the Fund's first year of operations, and may continue to defer some or all of such fees potentially subsequent years, to maximize the Fund's investable assets in its first year. For additional information, please see the section titled (i) Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms - Economic interest of the Investment Manager; (ii) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length; and (iii) Investment Advisory Services—Investment Management Agreement.

(4)	“Other Expenses" reflect an estimate of all expected ordinary operating expenses for the Fund for the fiscal year ending December 31, 2022, plus one-time organizational and offering expenses. The table reflects the Fund’s expenses and does not reflect the expenses of the Portfolio Company or its underlying real estate. The Portfolio Companies are not Fund affiliates or subsidiaries and are not controlled by the Fund so no Acquired Fund fees have been estimated. The Investment Manager will pay 100%, of the Organizational Expenses and the Fund will reimburse the Investment Manager $250,000 for Organizational Expenses if and when the Fund accepts $60 million in Subscription Amounts and the remainder when the Fund accepts $100 million in Subscription Amounts.

(5)	Operating Expenses include the ordinary annual operating expenses of the Fund, including without limitation, third-party fees and expenses for accounting, administration, valuation, tax compliance, custody, banking, brokerage, insurance premiums, reporting, investor meetings, and preparation of tax returns and determinations. The Investment Manager has agreed to limit such Operating Expenses to 1.0% of the Fund's average quarterly NAV.
(6)

Total annual expenses will increase or decrease over time based on the Fund’s total Shares purchased, asset level and other factors. However, the portion of annual expenses that are “Other Expenses” generally include fixed amounts that will not proportionally increase or decrease based on the Fund’s total Shares purchased. For example, if the Fund were to raise only $100 million from Investors during the fiscal year ending December 31, 2022 (which the Investment Manager believes unlikely), keeping all other assumptions the same, the Fund’s total Other Expense ratios, as set forth in the fee table, would almost double and the amounts in the example below would increase significantly. If the Fund were to raise less than $200 million in total from Investors during the fiscal year ending December 31, 2022, the Fund’s total Other Expense ratio would be higher than that presented above. As previously noted, the Investment Manager intends to defer collection of its Management Fee and Investor Servicing Fee in the Fund's first year of operations, and may continue to defer some or all of such fees potentially subsequent years, to maximize the Fund's investable assets in its first year. Further, the Investment Manager will waive the Management Fee to the extent that Operating Expenses are in excess of 1.00% per annum of the Fund’s average quarterly NAV (the “Operating Expense Limit”) for any calendar year or portion there during the term of the Investment Management Agreement; provided, however, that in the event that the Operating Expenses are below the Operating Expense Limit in any fiscal year, the Investment Manager may be entitled to be reimbursed in whole or in part for fees or expenses waived or reduced by the Investment Manager during the prior three year-period pursuant to the Operating Expense Limit. Further, the Investment Management Agreement provides that the Investment Manager will pay 100% of the Organizational Expenses; the Fund will reimburse the Investment Manager $250,000 of the Fund’s Organizational Expenses if and when the Fund accepts $60 million in Subscription Amounts, and the remainder if and when the Fund accepts $100 million in Subscription Amounts.

As noted above, the Investment Management Agreement may be terminated on sixty (60) days’ prior written notice to the Investment Manager or the Fund.

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(7)	CrowdStreet Affiliates charge Project Sponsors technology and services fees, and may charge Project Sponsors placement fees in the future (collectively, “CrowdStreet Fees”). All such services are provided at customary market rates negotiated with unaffiliated Project Sponsors. The Project Sponsors may capitalize or expense some or all of the CrowdStreet Fees, as well as fees charged by other service providers who are not affiliated with CrowdStreet, in the real estate project underlying the Portfolio Company. CrowdStreet Fees and other service provider fees increase a Portfolio Company’s expenses, which may reduce cash available for distributions to investors, including the Fund. The net impact of CrowdStreet Fees on the expenses of the Portfolio Company will vary based on numerous factors, as will the impact on the Fund’s performance, which the Fund estimates to range from 0.0% to 1.0% of Average Net Assets (annualized). In the unlikely event that a CrowdStreet Affiliate charges a Project Sponsor fees for services that overlap with services to be provided by the Investment Manager to the Fund in connection with the Investment Manager’s fees, the Investment Manager will reduce the amount of the Investor Servicing Fees charged to the Fund by an amount equal to the CrowdStreet Fees paid by the Project Sponsor for such overlapping services.

The purpose of the table above and the example below is to assist you in understanding the various costs and expenses you will bear directly or indirectly as an Investor in the Fund. For a more complete description of the various costs and expenses of the Fund, see the section titled Fees and Expenses.

Example:	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 fully invested purchase, assuming a 5% annual return:	$30	$87	$147	$308

The example is based on the fees and expenses set forth in the table above. The example should not be considered a representation of future expenses. Actual Fund expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. The example assumes that the Fund will raise $200 million.

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THE FUND

CrowdStreet REIT I, Inc. (the “Fund”) is a newly organized non-diversified, closed-end management investment company that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund was organized as a Delaware corporation on February 4, 2022. As a newly organized entity, the Fund has no operating history. The Fund intends to elect to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund’s principal office is located at 98 San Jacinto Blvd, 4th Floor, Austin, TX 78701 and its telephone number is (971) 803-3110.

The Fund is a specialized investment vehicle that incorporates features of both a private investment fund that is not registered under the Investment Company Act and a closed-end investment company that is registered under the Investment Company Act. Private investment funds (such as private equity limited partnership funds) are collective asset pools that typically offer their securities privately, without registering them under the Securities Act of 1933, as amended (the “Securities Act”). Registered closed-end investment companies, such as the Fund, are typically managed more conservatively than private investment funds because of the requirements and restrictions imposed on them by the Investment Company Act. By combining certain features from non-registered and registered funds, the Investment Manager believes it can offer “accredited investors” access to the long-term investment return benefits of private equity real estate opportunities at a much lower investment minimum and with the convenience of Form 1099-DIV tax reporting.

At the time of the Initial Closing, the Fund will not have selected any of its investments and will not have any specified properties or investments when Investors are admitted to the Fund. As a result, prospective Investors in the Fund may not have an opportunity to evaluate information on all Portfolio Companies to be made by the Fund and, accordingly, will be dependent upon the judgment and ability of the Investment Manager to source and execute on potential Portfolio Companies. See the section titled Risk Factors and Certain Conflicts of Interest – Risks Related to Fund Management and CrowdStreet Operations.

Investment Objective and Strategy

The Fund invests in the real estate industry. The Fund’s primary investment objective is generating capital appreciation with a secondary objective of generating income to provide Investors with attractive risk-adjusted returns. The Fund will hold non-controlling equity interests in unaffiliated entities that own real estate assets, directly or indirectly. The Fund seeks to take advantage of CrowdStreet’s platform, which provides access to a substantial and growing open network of over 280 third-party real estate sponsors for attractive investment opportunities. CrowdStreet’s ability to review and monitor a high volume of real estate projects across markets provides it with extensive proprietary, real-time data to evaluate opportunities and make timely investment decisions. As of January 31, 2022, CrowdStreet has reviewed thousands of real estate transactions, enabling its network of investors to invest over $2.8bn in equity across more than 590 projects.

The Fund will target 20 to 25 direct private equity investments in U.S. commercial real estate projects. The Fund intends to invest in real estate projects with attractive risk-adjusted returns spread across sponsors, asset types and major markets to take advantage of attractive opportunities and reduce portfolio risk. Asset types may include multifamily, industrial, life science, healthcare, office and retail properties, as well as data centers, storage and student housing. The investment strategy seeks to take advantage of CrowdStreet’s substantial network of commercial real estate sponsors, selecting from what the Investment Manager believes to be the most attractive sectors, markets and individual opportunities to construct the Fund’s portfolio. The Fund will also leverage CrowdStreet’s experienced team of investment professionals and its extensive proprietary data, providing it with the advantage of real-time insights into underlying and unrecognized market trends, allowing for timely identification of attractive investment opportunities.

As a matter of fundamental policy, the Fund will normally invest at least 85% of its total assets in real estate investments. The Fund’s investment strategy will follow the Investment Manager’s investment thesis focused on three key areas: (1) thematic trends, (2) middle markets, and (3) growth markets. With thematic investing, the Investment Manager will seek projects supported by demographic and social trends that it believes are long-term drivers of demand. This includes an aging demographic, shift to e-commerce, housing shortages, and population migration to sun belt cities. With an emphasis on the middle market segment of real estate, a sector that is generally less competitive, the Investment Manager intends pursue attractive projects with smaller asset values that larger

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institutional investors are unable to participate in. Finally, the Investment Manager will focus on growth markets that it has identified, which includes secondary metropolitan areas experiencing strong market fundamentals supported by above-average employment and population expansion, offering attractive risk-adjusted investment opportunities.

CROWDSTREET AND THE PLATFORM

Overview

CrowdStreet launched in 2014 to make it easier for individual investors to participate in the $19bn commercial real estate asset class, enabling a large and rapidly growing community of investors to access a major asset class. CrowdStreet’s online marketplace provides investors with direct access to a diverse range of institutional-quality commercial real estate opportunities that have historically been unavailable to individuals. CrowdStreet developed its industry-leading financial technology platform to source, evaluate, negotiate, structure, and monitor investment opportunities from experienced commercial real estate sponsors and offer them to qualified investors through its online marketplace that provides a streamlined service and digital experience. CrowdStreet’s growing team of experienced professionals currently consists of over 200 employees, most of which are dedicated to capital markets, due diligence, portfolio management and fund management, investor relations, technology and transaction management.

The CrowdStreet Marketplace

CrowdStreet’s award-winning marketplace (the “Marketplace”) is one of the largest online real estate investing platforms in the U.S. and was named Best Overall Real Estate CrowdFunding Site by Investopedia for 2021 and 2022. CrowdStreet makes its screened menu of real estate opportunities easily accessible to its investor community through its Marketplace. With tens of thousands of individual investor members, CrowdStreet has invested over $2.9bn in equity for projects with a total capitalization of over $24bn. These investments have been made across more than 590 commercial real estate opportunities sponsored and managed by over 280 experienced, institutional real estate operators and developers. Projects to date have included new developments, value-add capital improvement projects, stabilized properties, and special situations in growing cities across the U.S.

The Investment Manager

CrowdStreet provides investment advice and premium investment services, including a separately managed account service (“Privately Managed Accounts” or “PMA”) and investment funds through CrowdStreet Advisors, LLC (the “Investment Manager”), a wholly owned subsidiary of CrowdStreet and a registered investment advisor.  As of January 31, 2022, the Investment Manager had assets under management of approximately $300 million across PMA and 20 private investment funds.

The Investment Manager serves as investment adviser to the Fund pursuant to the Investment Management Agreement. The board of directors of the Fund (the “Board”) has engaged the Investment Manager to provide investment advice to, and manage the day-to-day business and affairs of, the Fund under the ultimate supervision of, and subject to any policies established by, the Board. The Investment Manager will allocate the Fund’s assets and regularly monitor the investment performance of each Portfolio Company. For additional information, please refer to the sections titled Management of the Fund and Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms.

In general, Investors will have no rights to take part, directly or indirectly, in the active management or control of the business of the Fund as a whole. The Investment Manager is entitled to receive a Management Fee from the Fund. For additional information, please see the sections titled Summary of Terms–Management Fee and Risk Factors and Certain Conflicts of Interest – Risks Generally Associated with Investments in Securities and Private Investment Funds.

The Investment Process

The Investment Manager seeks to identify and allocate the Fund’s assets to the highest quality investments available by leveraging the resources and advantages provided by CrowdStreet’s platform to achieve its investment objectives.

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The Investment Manager intends to source investment offerings primarily from those that are made available on the Marketplace for the Fund and utilize its access to proprietary market data, insights, and ongoing analysis conducted by CrowdStreet’s team of commercial real estate experts.  CrowdStreet employs a 20-member team of seasoned capital markets professionals to evaluate and source deal flow from experienced third-party sponsors for the Marketplace and the Fund.  All investment opportunities undergo a rigorous screening and due diligence review process by CrowdStreet’s 29-member investments team (“Investments Team”) prior to approval for CrowdStreet’s Marketplace or presentation to the Fund’s investment committee.

This approval process requires sponsor and asset due diligence including, but is not limited to, background checks, track record verification, review of asset financials, business plans, partnership agreements, loan agreements, title reports and other diligence that is customary with a commercial real estate investment.

CrowdStreet’s Investments Team is organized into dedicated pods of professionals (“Team Pods”) that specialize in their respective commercial real estate sectors.  Team Pods conduct detailed reviews and analyses and present each investment in a multi-stage approval process that culminates in a final platform approval by the Chief Investment Officer (“CIO”).

Separately, the Investment Manager employs a dedicated team of over 15 professionals and an independent Portfolio Management team that further reviews and evaluates potential investments that have been approved by the CIO. This Portfolio Management team consists of five senior professionals (described below) who conduct a separate and independent review and evaluation of potential investments for the Fund. The Portfolio Management team makes investment and allocation decisions for all funds managed by the Investment Manager, including the Fund, via an additional CrowdStreet Fund Investment Committee (“CFIC”) review and vote.

Portfolio Management Team

The Portfolio Management team is primarily responsible for the day-to-day management of the Fund’s Portfolio Companies. The Portfolio Management team consists of the following senior professionals:

Jack Chandler

Jack Chandler serves on CrowdStreet’s Board of Advisors and is an independent voting member of the CrowdStreet Fund Investment Committee. He is the Founder of Majesteka Investments Holdings, a private firm providing integrated strategic leadership and capital for emerging disruptive companies at the intersection of real estate, asset management, and technology. Since its founding in 2017, Majesteka has made investments and is serving in either a Board capacity or as Senior Advisor to a half dozen technology-enabled real estate firms in the direct lending, crowdfunding, software, data and communications, and single-family rental sectors.

Before forming Majesteka, Jack was Chairman of BlackRock's Global Real Estate business with a focus on the strategic development of the platform and investment and client activities. He served as a member of the BlackRock Real Estate Global Executive Committee, the BlackRock Alternative Investment Executive Committee, and the BlackRock Alternative Investment Committee. He joined BlackRock in 2011 as a Managing Director and Global Head of Real Estate with responsibilities for the business and investment performance of the platform and for developing and executing a strategic plan that resulted in doubling the platform AUM during his tenure.

Prior to joining BlackRock in 2011, Jack held various positions with LaSalle Investment Management during his 25-year tenure, most recently as the Global Chief Investment Officer and Executive Chairman for Asia Pacific, where he oversaw the firm's principal investment activities, risk management process, investment strategy, and investor relations. In addition, he oversaw LaSalle’s capital raising team which created and raised capital for new products and vehicles to expand LaSalle's investors' access to attractive investment opportunities around the globe.

From 2000 until 2010, Jack was based in Singapore as the Chief Executive Officer for LaSalle Investment Management - Asia Pacific, the platform he founded on behalf of the firm. During his tenure, he built the business into a US$7.4 billion AUM enterprise with six private equity commingled funds and more than 200 employees based in six offices across the region. Prior to relocating to Asia in 2000, he was Managing Director for the firm's direct investment activities in the U.S.

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Jack is former Chairman of the ULI Americas Executive Committee, Treasurer, and ULI’s Global Board of Trustees and a founding member of ULI Technology Council.

Sheldon Chang

Sheldon is a financial services executive with over 30 years of experience in leading alternative investment product and distribution businesses and investment banking. Sheldon joined CrowdStreet in 2021 and is the President of CrowdStreet Advisors, is a member of CrowdStreet’s Executive Management Team and leads CrowdStreet’s Investment & Wealth Solutions (IWS) division, the firm’s investment management and advisory services, including investment funds, private managed accounts and wealth management. Sheldon also serves as a voting member of the CrowdStreet Funds Investment Committee.

Prior to joining CrowdStreet, Sheldon led over $50bn in institutional and retail offerings and product development, including corporate debt and equity and private alternative investment funds for high-net-worth investors. He was the Head of Product & Distribution Strategy at Artivest, an alternative investments fintech platform and, before that, he established the Private Wealth unit as a Partner at Pantheon Ventures, a private equity and real assets investment manager with over $50bn in AUM. Sheldon built and led the private equity, infrastructure, real assets and debt products platform at Bank of America Merrill Lynch Wealth Management, managing over 70 private alternative investment funds and $12bn in client assets. Prior to that, he was an investment banker at Merrill Lynch, UBS and Goldman Sachs serving corporate and government clients in North America, Asia and Latin America. Sheldon received his MBA from Northwestern University’s Kellogg School of Management and a BS in Economics from Cornell University.

Ian Formigle

Ian is a real estate professional and serial entrepreneur with over 24 years of experience in real estate private equity, startups, and equity and options trading. At CrowdStreet, Ian leads the Office of the CIO division, responsible for the overall investment strategy of the firm. Ian serves as a member of the CrowdStreet Executive Management Team and the Chairman of the CrowdStreet Funds Investment Committee. He joined CrowdStreet in 2014 as the Vice President of Investments with responsibility for the business and investment performance of the Marketplace, leading a 29-member team of commercial real estate investment professionals. As of January 2022, Ian was responsible for the approval of 593 investment offerings, with a total commercial real estate value of $24bn, resulting in $2.9bn raised on the platform by third-party sponsors. Since 2014, 95 of those investment offerings have been realized, with an average net IRR of 19%, returning over $460mm of distributions back to investors.

Prior to joining CrowdStreet, Ian was Vice President of Business Development for ScanlanKemperBard Companies, where he managed the firm’s alternative investment platform and served as a senior acquisitions officer on a team that acquired some $500mm of commercial real estate assets during his tenure. Previously, Ian co-founded and served as CEO of Clarus Property Ventures, a regional real estate private equity firm that focused on multifamily acquisitions. Ian began his career as an equity options market maker and member of the Pacific Exchange.

Ian contributes to the real estate industry as a thought-leader, serving as a member of ULI’s Technology Council, and contributing as an author at Forbes.com and in his latest book, “The Comprehensive Guide to Commercial Real Estate Investing.” Ian holds a BA in Economics and a BA in Political Science from the University of California at Berkeley.

Charles (Chip) George

Chip has over 30 years of experience in real estate private equity management with exposure to core, value-add, opportunistic and development investments across the country. He joined CrowdStreet in 2021 as a Portfolio Manager and is responsible for monitoring and facilitating peak investment performance and improving the quality of the CrowdStreet sponsor and investor experience. Chip also serves as a voting member of the CrowdStreet Funds Investment Committee.

Prior to joining CrowdStreet, Chip was a director and senior portfolio manager for Harrison Street Real Estate Capital and RREEF America (DWS Investments), managing their respective flagship funds, each of which had asset values of over $10bn. In this role, he was responsible for evaluating investment opportunities to ensure compliance with the

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fund investment strategy. Chip was also responsible for overseeing and managing the operations of hundreds of real estate investments nationally in all major product types as well as niche products such as student housing, senior housing, medical office, storage and life science.

Prior to his portfolio manager roles, Chip was an asset manager with responsibility for investment performance with Harbor Group, Banyan Management and Amli Realty. Chip is a graduate of Miami University, Oxford, OH with a Bachelor of Science degree in Accounting and is a Certified Public Accountant.

Thomas McDonald

Thomas McDonald is a real estate professional with over 15 years of experience in real estate and investments. Thomas leads, manages and coordinates all aspects of new investment product and service development, launch, and ongoing portfolio management for CrowdStreet’s Investment and Wealth Solutions (IWS) division. Thomas serves as a voting member of the CrowdStreet Funds Investment Committee. He joined CrowdStreet in 2018, contributing to the growth of CrowdStreet’s managed fund solutions. As of January 2022, Thomas was responsible for the development of 20 managed funds that have raised $225mm, investing across 135 commercial real estate projects with a total capitalization over $1 billion.

Thomas started his career at Trefethen and Company, an independent financial and strategic advisory firm, where he supported the firm’s investment management and M&A service activities. Prior to CrowdStreet, Thomas consulted in the real estate industry, advising real estate operators in various capacities, including capital raising and strategy. Thomas earned a Master of Science in Finance with Honors from Georgetown University and a Bachelor of Science in Finance from Portland State University.

An investment in the Fund is illiquid. No market for the Shares exists or is expected to develop. Accordingly, an investment in the Fund entails substantial risks and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest, including the subsections titled Risks Associated with the Fund’s Structure and Terms; Risks Generally Associated with Investments in Securities and Private Investment Funds; and Risks Related to Third Parties.

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THE OFFERING

Description of Shares

The Fund is making a private offering to sell common shares in the Fund (the “Shares”) strictly to individuals and entities qualifying as “accredited investors” within the meaning of Regulation D under the Securities Act (each, an “Investor” or “you” and collectively, the “Investors”). The Fund is authorized to issue a limited number of Shares, which, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. Each Share has one vote at all meetings of Investors. On each matter submitted to a vote of Investors, all holders of Shares will vote as a single class. Except for the exercise of their voting privileges, Investors will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

All Shares are equal as to dividends, assets and voting privileges and have no preemptive or other subscription rights or exchange privileges. The Fund will send periodic reports (including financial statements) to all Investors. Investors are entitled to receive dividends only if and to the extent declared by the Board and only after provision has been made for working capital and reserves as it in its sole discretion deems advisable. Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation.

Subscription Procedures

Shares will be offered strictly to individuals and entities qualifying as “accredited investors” within the meaning of Regulation D under the Securities Act. This means that to purchase Shares of the Fund, a prospective Investor will be required to certify that the Shares are being acquired by an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and provide required verification of their status.

The minimum Subscription Amount is $25,000 per Investor, unless the Investment Manager accepts a lesser amount, in its sole discretion, (i) from employees, officers or trustees of the Fund, the Investment Manager or their respective affiliates, or (ii) as determined by the Board based on its consideration of the Investor’s overall relationship with the Investment Manager.

Each prospective Investor must submit a completed subscription agreement acceptable to the Investment Manager, certifying, among other things, that the Investor is an accredited investor, as defined above. The Fund will advise each Investor promptly of the Fund’s acceptance of an offer to subscribe for Shares. If a subscription agreement is not accepted by the Fund by a closing date, the subscription will not be accepted at such closing date and will be returned to the prospective Investor or held until the next closing date, if any. The acceptance or rejection of any subscription is solely at the discretion of the Fund, and no reasons need be given for the rejection of any subscription.

The Initial Closing currently is anticipated to be April 1, 2022, but may occur on such later date as the Investment Manager may determine in its sole discretion. The purchase price of the shares at the Initial Closing will be $1,000 per share. Subsequent to the Initial Closing, the Fund may offer Shares at one or more closings through January 3, 2023.

An Investor participating in a Subsequent Closing will purchase each Share at $1,000 plus a “make-up” amount calculated by applying an annualized rate of 3.0% to such Investor’s Subscription Amount applied over the period of time since the Initial Closing. For example, if the Fund holds a second closing three months after the date of the Initial Closing, the “make up” amount is $7.50 ($1,000 x 0.75% (the annualized rate of 3.0%) = $7.50) and each Share will be offered at a purchase price equal to $1,007.50 ($1,000 + $7.50 = $1,007.50).

The Fund is not obligated to sell to a broker or dealer any Shares, including those that have not been placed with Investors.

To help the government fight terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Investor. As a result, Investors will need to provide the name, address, date of birth, and other identifying information about the Investors. If an Investor’s identity

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cannot be verified, the Investor may be restricted from conducting additional transactions and/or have their investment liquidated. In addition, any other action required by law will be taken. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Related to Compliance, Regulation, and Certain Tax Matters - Laws intended to prohibit money laundering may require CrowdStreet or the Fund to disclose investor information to regulatory authorities.

Transfers of Shares and Redemption

An investment in the Fund is illiquid. Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation; however, no public market for the Shares exists, and none is expected to develop in the future. Investors generally may not redeem their Shares except in limited circumstances as provided in the Bylaws. As a result, Investors may not be able to liquidate their investment prior to the expiration of the Fund’s term. For additional information, please refer to the section titled Risk Factors and Conflicts of Interest, subsections titled (i) Risks Associated with the Fund’s Structure and Terms – The Fund’ investments will be illiquid, long-term investments with limited transferability and (ii) Additional Regulatory Disclosures.

An investment in the Fund is illiquid. No market for the Shares exists or is expected to develop. Accordingly, an investment in the Fund entails substantial risks and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest, including the subsections titled Risks Associated with the Fund’s Structure and Terms; Risks Generally Associated with Investments in Securities and Private Investment Funds; and Risks Related to Third Parties.
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RISK FACTORS AND CERTAIN CONFLICTS OF INTEREST

The following risks are among the many significant risks associated with an investment in the Fund and do not represent all of the current and future risks associated with an investment in the Fund. Prospective investors should note that:

▪	There is no guarantee that the Fund will return capital, and you may lose all or a portion of your investment in the Fund;

▪	You will not be able to redeem any of your Shares and, while Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation, no public market for the Shares exists, and none is expected to develop in the future, and any distributions you receive may not be received for several years after your initial investment in the Fund; and

▪	Shareholders have very limited voting rights.

In addition, prospective investors should carefully consider the following. Capitalized terms used in this section without definition have the meaning provided in this Memorandum.

Risks Related to Fund Management and CrowdStreet Operations

Reliance on and Consequences of Relationship with CrowdStreet. Shares will be offered and sold to prospective investors, and the Fund may invest in Portfolio Companies, through the Marketplace operated and controlled by CrowdStreet. Moreover, the Investment Manager is controlled by CrowdStreet. As a result, the Fund’s investment program relies substantially on the ongoing maintenance of a relationship with CrowdStreet and its affiliated entities (each, a “CrowdStreet Affiliate”). The Fund will be vulnerable to any disruption to the offering of Portfolio Companies through the Marketplace, and to any disruption of the relationship between the Fund and the Investment Manager, on the one hand, and CrowdStreet and the CrowdStreet Affiliates, on the other hand. For example, if one or more of CrowdStreet or the CrowdStreet Affiliates became subject to investigation or enforcement proceedings, such investigation or enforcement proceedings could materially and adversely impact the Fund or the Fund’s ability to invest in Portfolio Companies.

In addition, any adverse changes in the financial condition of CrowdStreet, the Investment Manager, or the CrowdStreet Affiliates could hinder the ability of the Investment Manager to successfully manage the Fund’s operations and Portfolio Companies, in which case the Fund’s operating performance could suffer and adversely impact the value of an investment in the Fund.

The success of the Fund depends on key personnel. The success of the Fund is substantially dependent on certain key employees of CrowdStreet. Should one or more of these individuals become incapacitated or in some other way cease to participate in their role, performance of the Fund could be adversely affected.

Conflicts of interest due to common management. CrowdStreet and the CrowdStreet Affiliates are expected to share common management with the Investment Manager, which may subject one or more of the members of the professional staff of the Investment Manager (each, a “Fund Manager”) to certain fiduciary or other duties, including responsibilities with respect to other funds and accounts managed and advised by the Investment Manager, the exercise of which duties may not be in the Fund’s best interests. As a result, the common management of and relationship between CrowdStreet or a CrowdStreet Affiliate and the Investment Manager may present unique risks and potential conflicts of interest. For additional information concerning conflicts of interest, please see below under the heading “Risks Related to Conflicts of Interest.”

The loss of the services of one or more Fund Managers could have an adverse impact on the Fund’ ability to realize its investment objective. In addition, each Fund Manager will continue to have responsibilities with respect to other funds and accounts managed and advised by the Investment Manager, and will not be required to devote their

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time and attention exclusively to the Fund. Thus, such persons will have demands made on their time for the investment, monitoring, exit strategy and other functions of other funds and accounts.

The continued operation of the CrowdStreet website is critical to the administration and investment program of the Fund. The administration of the Fund and the Fund’s investment program will rely on the satisfactory performance, reliability and availability of the CrowdStreet website and the systems supporting the CrowdStreet website and other electronic infrastructure. If the CrowdStreet website or the systems supporting the CrowdStreet website temporarily shut down or lose data, then the Investment Manager’s ability to perform its obligations with respect to the Fund and the Portfolio Companies could be materially and adversely affected.

CrowdStreet or the Investment Manager may have inadequate compliance functions. Despite the efforts of CrowdStreet and the Investment Manager to comply with applicable laws and regulations, it is possible that the activities of CrowdStreet and the Investment Manager could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws or regulations. Failure on the part of CrowdStreet or the Investment Manager, or the failure by third-party providers or partners of CrowdStreet or the Investment Manager, to comply with applicable laws or regulations relating to Portfolio Companies, could result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect the business, financial condition and results of operations of the Fund. In addition, any such compliance issues could harm CrowdStreet’s reputation and have a material and adverse effect on the Fund.

Placement Agents. Certain placement agents may charge CrowdStreet or the Investment Manager certain transaction or other fees in such amounts as they may determine. The Fund will not be charged placement fees. All or a portion of such compensation may be paid by a placement agent to the financial advisory personnel involved in the sale of Shares. As a result of the various payments that placement agents may receive from CrowdStreet or the Investment Manager, the amount of compensation that a placement agent may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a placement agent to recommend the Fund over another investment product. Placement agents may be subject to certain conflicts of interest with respect to the Fund. For example, the Fund, the Investment Manager or investment vehicles managed or sponsored by CrowdStreet or the Investment Manager may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a placement agent. As such, certain conflicts of interest may exist between such persons and a placement agent. Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur. Placement agents may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund or other fund managed or sponsored by CrowdStreet or the Investment Manager. Such entities may compete with the Fund or such other funds for investment opportunities and may invest directly in such investment opportunities. Placement agents that invest in such other funds may do so on terms that are more favorable than those of the Fund. A placement agent may pay all or a portion of the fees paid to it to certain of its affiliates, including, without limitation, financial advisors whose clients purchase Shares. Such fee arrangements may create an incentive for a placement agent to encourage investment in the Fund, independent of a prospective Investor’s objectives.

Investor confidential information on the CrowdStreet website is susceptible to cybersecurity risks. The CrowdStreet website and supporting systems store confidential information about the Shares offered under this Memorandum and the Bylaws, including information about investors’ bank accounts and other personally identifiable sensitive data. CrowdStreet collects this information from the CrowdStreet website, supporting systems and several other sources (e.g., information about Investors may be provided to us through Investors completing the Subscription Agreement or from reports generated by credit reporting agencies, title insurance companies or other third parties and then stored on our systems). If any of the confidential information stored on the CrowdStreet website or supporting systems is compromised, Investors’ confidential information and other investors’ confidential information may be stolen. This could occur as the result of any accidental or willful cybersecurity breach or other unauthorized access of the CrowdStreet website and supporting systems. If an Investor’s confidential information is stolen, it may be used for criminal purposes, and such Investor would be subject to increased risk of fraud or identity theft.

Because techniques used to obtain unauthorized access to or to otherwise sabotage computer systems change frequently and generally are not recognized until they are launched against a target, CrowdStreet and any of its

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technology service providers (e.g., web hosting service providers) may be unable to anticipate these techniques or to implement adequate preventative measures.

If investors’ confidential information becomes subject to a data security breach, then CrowdStreet would need to provide any disclosures required by applicable law, which may prove costly to provide and are likely to lead to widespread negative publicity about CrowdStreet and the CrowdStreet website. Any negative publicity of this nature may cause our investors, affiliates and partners to lose confidence in the effectiveness of our data security measures. Any actual or perceived security breach would harm our reputation, potentially cause us to lose investors and could adversely affect the value of your investment in the Fund.

CrowdStreet’s privacy policies with respect to confidential information stored on the Marketplace and our systems supporting the Marketplace are set forth on the CrowdStreet website at www.CrowdStreet.com.

Risks Associated with the Investment Strategy

The Fund’s investments will be subject to the risks typically associated with investments in real estate. REITs and real estate companies are subject to risks associated with the ownership of real estate, including possible adverse changes in zoning laws, limitations on rents, the risk of casualty or condemnation losses and terrorist attacks, war or other acts that destroy real property (in addition to market risks, such as the recent events described above). Some REITs and real estate companies may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that such REIT or real estate company could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. The Fund’s investments in real estate (including equity investments in real property) may be affected by any of these factors. Therefore, the Fund’s investments will be subject to the risks typically associated with real estate.

The Fund’s investment portfolio will be impacted by the performance of the commercial real estate market. Because the Fund will concentrate its investments in commercial real estate, its portfolio will be significantly impacted by the performance of the commercial real estate market and may experience more volatility and be exposed to greater risk than a diversified portfolio. The values of Portfolio Companies are expected to be affected by the risks inherent in the ownership of real estate assets, including, but are not limited to:

●	General and local economic conditions and negative developments in the business economy, the supply and demand for properties, and the financial resources of tenants;
●	Changes in building, environmental, zoning, and other laws;
●	Changes in real property tax rates;
●	Changes in interest rates and the availability of mortgage funds, which may render the purchase, sale, or refinancing of properties difficult or impracticable;
●	Environmental risks, such as cleanup costs and other liabilities from hazardous waste, mold, or indoor air pollution;
●	Uninsured casualties, acts of God (such as earthquake, tsunami, hurricane, wind, flood, epidemic), war, terrorism, nuclear accident, labor dispute, riot, and other factors that are beyond the control of the Fund and may not be insurable at reasonable cost to the full extent needed to protect the real estate or its revenue-generating capacity;
●	Development, redevelopment, and construction delays and cost overruns.

Construction and renovation is subject to risks. The Fund may make Portfolio Companies in projects whose performance depends on construction or large renovations prior to achieving stabilization of the property at target rental rates. Such projects are subject to increased risk resulting from cost overruns, labor shortages, permitting delays, availability of materials, weather and many other risks which could increase costs and delay profitable operations. Such an occurrence could delay and/or reduce a Portfolio Company’s distributions to the Fund.

The investment strategy includes investments in special situation and distressed assets that involve significant risks. The Fund may make Portfolio Companies in commercial properties that are experiencing, or are expected to

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experience, severe financial difficulties, including weak financial conditions, poor operating results, substantial financing needs, negative net worth and/or special competitive problems. Portfolio Companies of this type may involve substantial financial, legal and business risks that can result in substantial, or at times even total, losses. The severe financial difficulties of such commercial properties may never be overcome and may cause such commercial properties to become subject to bankruptcy proceedings. As such, these Portfolio Companies could subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment. Under certain circumstances, payments or distributions to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or a similar transaction under the applicable bankruptcy and insolvency laws. In addition, under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions. Further, in liquidation and other forms of insolvency and reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash, assets or a new security the value of which will be less than the purchase price paid by the Fund.

The Fund may also invest in highly leveraged commercial properties. Portfolio Companies in leveraged commercial properties involves a number of significant risks. Leveraged commercial properties in which the Fund invests may have limited financial resources and may be unable to meet their obligations under their debt securities that the Fund holds. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees that it may have obtained in connection with its investment. Smaller leveraged commercial properties also may have less predictable operating results and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position.

Leveraged investments. The Fund will not deploy leverage in connection with its investment activities. However, the Fund will make equity investments in entities with leveraged capital structures. Although the use of leverage by Portfolio Companies in connection with their real estate operations may enhance returns, leverage also involves a high degree of financial risk and may increase the exposure of such Portfolio Companies to factors such as rising interest rates, downturns in the economy, or deterioration in the condition of the assets underlying such Portfolio Companies.

Unsuccessful real estate investments may result in poor returns. Real estate investments entail risks such as, without limitation, the risk of not correctly anticipating conditions or trends in the real estate market or misevaluating a Project Sponsor’s ability to adequately manage the business and investments of a Portfolio Company. If such events occur, they may adversely affect the value of the Fund’s investments and result in poor returns. In addition, misconduct from parties involved in a given real estate investment (such as the borrower, broker, escrow agent, appraiser, etc.) may adversely affect the value of the Fund’s investments and result in poor returns. Poor returns may negatively affect the Fund’s ability to make distributions to investors and may result in a total loss of an investor’s investment in the Fund.

Automated analytical processes used in connection with the operation of the Fund may fail to perform as intended. As part of defining the Fund’s investment universe and identifying prospective investments within the Fund’s investment objective, the Investment Manager will use automated analytical processes. Such processes have not been independently validated. As a result, the Fund will be exposed to any errors or limitations of such processes, which could result in failing to identify prospective investments for the Fund or incorrectly identifying investments for the Fund that are not within the Fund’s investment objective.

Debt incurred by a Portfolio Company increases risk. If a Portfolio Company incurs indebtedness, that indebtedness may adversely affect the Portfolio Company’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the Portfolio Company. To the extent that a Portfolio Company has or incurs indebtedness and cannot pay all of its indebtedness, the Portfolio Company may choose to make payments to its creditors, rather than to its investors, including the Fund.

Equity investments in a Portfolio Company will be subordinate to existing and future indebtedness of a Portfolio Company. The Fund expects that a significant portion of its investments will generally constitute equity interests in a Portfolio Company, not indebtedness. As such, such investments will rank junior to all indebtedness and

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other non-equity claims on the Portfolio Company, and potentially other classes of equity of the Portfolio Company, with respect to assets available to satisfy claims against the Portfolio Company, including in its liquidation. Further, the Portfolio Company’s existing and future indebtedness, and potentially other classes of equity, may restrict payment of preferred return (and any forms of current income) on Portfolio Companies in which the Fund invests. Additionally, unlike loans, where principal and interest will be payable on specified due dates, in the case of equity investments in Portfolio Companies, distributions of preferred return and common equity returns, or any forms of current income in respect of equity investments in Portfolio Companies, are expected to be payable at the discretion of the Project Sponsor of the applicable Portfolio Company.

Co-Investment risks. The Investment Company Act limits or prohibits the Fund from participating in certain transactions and co-investments with certain of its affiliates. The Fund generally will be prohibited, for example, from buying or selling any securities from or to another client of the Investment Manager or its affiliates. The Investment Company Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves jointness). The SEC has interpreted the Investment Company Act rules governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser. As a result of these restrictions, the scope of investment opportunities that would otherwise be available to the Fund may be limited.

The Fund is subject to risks of expedited transactions. Investment analyses and decisions by the Investment Manager may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities or to comply with the requirement that 90% of the Fund’s investments must be comprised of qualifying assets on each testing date. In these circumstances, the Investment Manager may not have performed thorough due diligence, resulting in making an investment that the Investment Manager would not otherwise have made. The Investment Manager often expects to rely upon information provided by Project Sponsors. No assurance can be given as to the accuracy or completeness of the information provided by Project Sponsors. Further, indemnification or other remedies may not be available to the Fund due to contractual provisions limiting such indemnification or other remedies.

The Fund may lack appropriate diversification. To the extent the Investment Manager concentrates the Fund’s investments in a particular market or a particular asset type, the Fund’s portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular market or asset type. In addition, the Fund will focus on real estate development opportunities in targeted markets. Although the Investment Manager will attempt to minimize risk, the Fund’s actual returns will be subject to numerous factors beyond the Investment Manager’s control. Because the Fund’s Portfolio Companies are expected to be concentrated within targeted markets, portfolio diversification will be less than would be possible if the Fund were to invest in a range of real estate opportunities across several markets. Such reduced diversification may increase the volatility of the Fund’s returns, and could reduce the Fund’s returns relative to diversified funds. In addition, during the early stages, the Fund may hold more concentrated positions than it otherwise would.

Real estate valuation is inherently inexact. Real estate valuation is an inherently inexact process and depends on numerous factors, all of which are subject to change. The property valuation models and methods used by the Investment Manager and/or Project Sponsors may be deficient and may increase the risk of default. Appraisals or opinions of value may prove to be insufficiently supported, and the Investment Manager’s estimate of the value of the property underlying a Portfolio Company in determining whether to make an investment may be based on information that is incorrect or on opinions that are overly optimistic. The risk of poor investment returns in such situations is increased. Poor returns may negatively affect the Fund’s ability to make distributions to investors and may result in a total loss of an investor’s investment in the Fund.

No guarantee of distributions of current income. Investors should invest in the Fund without any expectation of, and not expecting to rely on, any particular level of ongoing distributions from the Fund at any given time. Notwithstanding the Fund’s investment strategy, Investors should be prepared to not receive any cash distributions from the Fund for a period of years, and, once cash distributions are received from the Fund, Investors should not expect that distributions will continue at such level.

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Returns and loss rates on underlying investments may be uncertain. The Investment Manager will not have significant historical performance data about returns on the Portfolio Companies in which the Fund invests, and even if an abundance of data was available, historical returns are not necessarily an accurate indicator or predictor of future performance. The Investment Manager cannot predict what the long-term rates of return will be on any given Portfolio Company, which could increase or decrease as a result of factors beyond the control of the Investment Manager or other persons involved in the performance of a Portfolio Company. Such factors may include prevailing interest rates, the rate of unemployment, the level of consumer confidence, decline in property values, degradation of specific properties, the value of the U.S. dollar, energy prices, changes in consumer spending or sentiment, the number of personal bankruptcies, disruptions in the credit markets and other factors.

Delays in filling vacancies or selling real estate could adversely affect Portfolio Companies. The Portfolio Companies in which the Fund invests will hold interests in commercial properties, some of which may house tenants and incur vacancies either by the expiration of tenant leases or by the default of tenants under their leases. Some commercial properties underlying Portfolio Companies may have vacancies at the time a Portfolio Company is acquired by the Fund. Some commercial properties may be believed to be leased at the time a Portfolio Company is acquired by the Fund, when in fact the leases have been fraudulent, breached, or cancelled. If the commercial property underlying a Portfolio Company experiences tenant vacancies, or if tenants cannot be found for such commercial property at the projected rates or at all, the commercial property underlying a Portfolio Company may suffer reduced revenues, which would adversely affect the value of the associated Portfolio Company held by the Fund. In addition, the resale value of a Portfolio Company could be diminished, because the market value of a particular commercial property may depend upon the value of its cash flow, which value may be impaired as a result of tenant vacancies. Tenant vacancies or diminished market value may negatively affect returns on Portfolio Companies and subsequently adversely affect the Fund’s ability to make distributions to investors in the Fund.

The Fund’ investments may be subject to indirect or direct environmental risks. Environmental issues may affect the operation or value of the commercial property underlying a Portfolio Company. If toxic environmental contamination is discovered to exist on a commercial property underlying a Portfolio Company, such contamination might affect the viability of and returns generated by such commercial property, and the associated Portfolio Company could, in turn, be devalued or become worthless. In addition, any such contamination could give rise to potential additional liabilities of the Portfolio Company, including reporting requirements, remediation costs, fines, penalties and damages, all of which would adversely affect the value of the Fund’s Portfolio Company.

The Fund’ investments will be subject to risks of natural disasters, terrorist acts and similar dislocations. Upon the occurrence of a natural disaster such as flood, hurricane, or earthquake, or upon an incident of war, riot or civil unrest, the impacted country or region may not efficiently and quickly recover from such event, which can have a material adverse effect on the Fund’s investments and other development in such country or region. Terrorist attacks and related events can result in increased short-term economic volatility. U.S. military and related actions abroad, and terrorist actions worldwide, could have significant adverse effects on U.S. and world economies and securities markets and on the U.S. real estate market. The effects of future terrorist acts (or threats thereof), military action or similar events on the economies and securities markets of countries cannot be predicted. Such disruptions of the world financial markets could affect interest rates, ratings, credit risk, inflation, availability of borrowing and other factors relating to the Fund’s investments.

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Risks Associated with the Fund’s Structure and Terms

Reliance on the Investment Manager. Subject to the investment limitations set forth herein and applicable law, the Investment Manager has complete discretion with respect to the Fund’s portfolio. The Investors will not make decisions with respect to the management, disposition or other realization of any investment made by the Fund, or other decisions regarding the Fund’s business and affairs. The Investment Manager will have sole discretion over the investment of the funds committed to the Fund as well as the ultimate realization of any profits. The Investors will not have the opportunity to evaluate the relevant economic, financial and other information that will be utilized by the Investment Manager in its selection of investments. As such, the pool of funds in the Fund represents a blind pool of funds. Investors in the Fund will be relying on the Investment Manager to identify, structure, and implement investments consistent with the Fund’s investment objectives and policies and to conduct the business of the Fund as contemplated by this Memorandum. The Investors will not make decisions with respect to the management, disposition or other realization of any investment made by the Fund, or other decisions regarding the Fund’s business and affairs.

The Fund is newly formed with no operating history, and past investment performance is not indicative of the Fund’s future investments. The Fund is newly formed and therefore has no operating history on which prospective investors may base an evaluation of likely performance. While the Investment Manager intends for the Fund to make investments that have estimated returns commensurate with the risks undertaken, there can be no assurance that targeted results will be achieved. Loss of principal is possible on any given investment.

To the extent that the Investment Manager or CrowdStreet is responsible for or otherwise associated with the investment results of a prior fund or separately managed account, those results are, in any event, past results and are not necessarily indicative of future results of the Fund’s investments. Any such prior funds or separately managed accounts may have benefited from investment opportunities and general market conditions that may not repeat themselves, including the availability of debt capital on attractive terms. The Fund may not be able to achieve the same returns or profitable investment opportunities or deploy or return capital as quickly as any such prior funds, and favorable market conditions may not arise. There can be no assurance that any of the Fund’s investments will perform as well as any past investments of any such prior funds.

The Fund’s investments will be illiquid, long-term investments with limited transferability. The Fund expects that there will be no secondary or public market for the Portfolio Companies in which the Fund will invest. The Fund’s investments may generate current income, but the return of capital and the realization of gains to investors, if any, from an investment will generally occur only upon the partial or complete disposition or refinancing of the property underlying such investment. Further, the Fund does not expect that it will have any ability to determine when and if a disposition or refinancing of a property will occur, subjected to the limitations of the offering documents for each deal. While an investment may be realized at any time, it is not generally expected that this will not occur for several years after the investment is made. Dispositions of investments may also be subject to contractual limitations on transfer, the desire to minimize or delay transfer or taxes, or other restrictions that would interfere with the subsequent disposition of such investments or adversely affect the terms that could be obtained upon any disposition thereof. Typically, Portfolio Company investors such as the Fund are prohibited from selling, assigning, or transferring their assets without the prior written consent of the issuer. As a result, there is a significant risk that the Fund may be unable to realize its investment objectives by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy.

Shares in the Fund will be subject to transfer restrictions. Applicable securities laws impose restrictions upon the transferability of Shares. There is no public or other market for the Shares, and it is not expected that such a market will develop. Redemption of Shares by Investors will not be permitted.

Economic interest of the Investment Manager. Investors are required to pay Management Fees, Investor Servicing Fees and reimbursable expenses to the Fund, regardless of whether the Fund experiences net profits or net losses in a particular year or over the term of its constituent investments. Among other things, this arrangement may incentivize the Investment Manager to maintain the existence of the Fund (or to defer causing the Fund to dispose of portfolio assets) for the purpose of maintaining the payment of Management Fees and the Investor Servicing Fees. Because the Investment Manager will not receive a percentage of the profits of the Fund and will not make a capital

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contribution to the Fund, the Investment Manager may lack the financial incentive or risk aversion that the Investment Manager would have if it received allocations and distributions on a basis identical to that of the Investor.

Term. Unless otherwise set forth in the Bylaws, the Fund will have no set term. As such, the Investment Manager will have complete discretion regarding when to dispose of the Fund’s assets and begin its liquidation and winding-down period, subject to the completion of a Portfolio Company’s life cycle. The Fund seeks to deploy the net proceeds of the Fund’s offering within twelve (12) months of the final closing. The Fund seeks to structure its holdings such that the final asset is liquidated within 5 to 7 years after the Initial Closing, but there can be no assurance that this can be achieved. The other risk factors described in this Memorandum, such as market conditions and natural disasters, can materially delay the Fund’s ability to deploy capital during the expected time frame and can materially delay a Project Sponsor’s ability to complete the Portfolio Company’s life cycle. The Fund will not have control over the Portfolio Company's operations or decisions and will not be able to force a the sale of the underlying real estate assets. If the Fund is unable to fully realize all of its investments during the anticipated Fund term, the Fund may be unable to sell the Portfolio Company or distribute its interest among the Investors. In that event, the Fund may be required to continue its term beyond the expected period. In addition, the Fund’s liquidation and winding-up period may extend for a substantial period of time due to other contingent liabilities associated with the Portfolio Companies. Accordingly, prospective investors must be prepared to continue to hold their Shares for an extended period even following the Fund’s sale of its assets.

The Fund may make investments which may not be realized prior to the date the Fund begins its liquidation and winding-down period. The Fund may attempt to sell, distribute, or otherwise dispose of investments at a time which may be disadvantageous, and as a result, the price obtained for such investments may be less than that which could have been obtained if the investments were held for a longer period of time. Moreover, the Fund may be unsuccessful in realizing investments at the time of the Fund’s liquidation and winding-down period. There can be no assurance that the winding down of the Fund and the final distribution of its assets will be able to be executed expeditiously.

Reserves. In managing the Fund, the Investment Manager will establish reserves for operating expenses, Fund liabilities, and other matters. Estimating the amount necessary for such reserves will be difficult. Inadequate or excessive reserves could have a material adverse effect upon the investment returns to the Investors of the Fund. For example, if reserves are inadequate, the Fund may be unable to take advantage of attractive follow-on or other investment opportunities or to protect its existing investments from dilutive or other punitive terms associated with a “pay-to-play” or similar investment round. If reserves are excessive, the Fund may not otherwise have adequate capital available to invest in attractive investment opportunities or may hold unnecessary amounts of capital in money market or similar low-yield accounts.

In-kind distributions. The Investment Manager expects in most instances to cause the Fund to make distributions to the Investors in cash, but retains the discretion to make distributions of securities in kind to the Investors to the extent permitted under applicable law. There can be no assurance that securities distributed in kind will be readily marketable or salable, and Investors may be required to hold such securities for an indefinite period and/or may incur additional expense in connection with any disposition of such securities. If the Fund ultimately receives distributions in kind indirectly from any of the Portfolio Companies, it may incur additional costs and risks in connection with the disposition of such assets or may distribute such assets in kind to the Investors who may incur such costs and risks.

The definitive terms and conditions of the Bylaws are not all described in this Memorandum. The Bylaws contain highly detailed terms and conditions, many of which are not described fully (or at all) in this Memorandum. In all cases, the Bylaws will supersede this Memorandum. Prospective investors are urged to carefully review the Bylaws, and must also be aware that, pursuant to the rules governing amendments set forth in the Bylaws, certain types of amendments to the Bylaws may be adopted with the consent of less than all Investors.

Risks Generally Associated with Investments in Securities and Private Investment Funds

Suitability. Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are

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capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. Investors with questions as to the suitability of an investment in the Fund should consult their professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.

Investors will lack control of the Fund and will have limited voting rights. The Fund will be managed by the Investment Manager. Investors will have no right or power to take part in the management of the Fund and will have no effective means of influencing day-to-day actions of or in the conduct of the affairs of the Fund. Except for the limited rights set forth in the Bylaws, investors holding Shares in the Fund have no governance, control or voting rights. Investors holding Shares in the Fund also have no right to remove the Investment Manager, except under limited circumstances.

There is no assurance that the Fund will be able to achieve its investment objectives, as a result of which you may lose some or all of your investment. All investing activities risk the loss of capital. While the Fund will attempt to moderate these risks, there can be no assurance that the Fund will be successful, or that investors will not suffer significant losses. No guarantee or representation is made that investment objectives of the Fund will be achieved. You should not subscribe unless you can readily bear the consequences of such loss.

Failure to raise enough capital to execute the investment program. The Investment Manager will have discretion to determine the amount of Subscription Amounts accepted from Investors. Moreover, the Investment Manager may be more, or less, successful than anticipated in raising capital for the Fund. As a consequence, the total amount of Subscription Amounts made to the Fund may be more or less than any target amount specified by the Investment Manager in this Memorandum. Any such deviation may have a material impact upon the operations of the Fund. In particular, if the total Subscription Amounts to the Fund are less than targeted, the Fund’s investment program may be impaired. Nevertheless, prospective Investors may not rely upon any expectation that total Subscription Amounts to the Fund will match any specified target amount.

There are risks of Investors not receiving any distributable cash. There can be no assurance that the Fund will be a profitable operation, or that Portfolio Companies will be able to avoid losses, or that cash from the Fund’s investments will be sufficient to enable distributions to investors. The Fund will have no source of funds from which to pay distributions to investors other than income and disposition proceeds generated by its investments.

The Fund will face substantial competition for suitable investments. The Fund will be competing for investments with many other real estate investment vehicles, as well as individuals, operating companies, financial institutions (such as real estate investment trusts, mortgage banks, pension funds and real estate operating companies) and other institutional investors. Consequently, it is possible that competition for appropriate investment opportunities may increase, thus reducing the number of investment opportunities available to the Fund and adversely affecting the terms upon which investments can be made. There can be no assurance that investments of the type in which the Fund may invest will continue to be available for the Fund’s investment activities or that available investments will meet the Fund’s investment criteria. Further, to the extent suitable investments are available, there can be no assurance that if such investments are made, the objectives of the Fund will be achieved.

The Fund’s investments will be subject to risks from general economic and market conditions. The real estate industry generally and the success of the Fund’s investment activities will both be affected by general economic and market conditions, as well as by changes in laws, and national and international political and socioeconomic circumstances. These factors may affect the level and volatility of asset values and the liquidity of the underlying real estate , which could impair the Fund’s profitability or result in losses. In addition, general fluctuations in interest rates may affect the value of the Fund’s investments. A sustained downturn in the United States or global economy (or any particular segment thereof) could adversely affect the Fund’s profitability, impede the ability of the Fund’s portfolio to perform under or refinance their existing obligations and impair the ability of sponsors to effectively sell or refinance the underlying real estate on favorable terms.

The Fund is subject to risks related to pandemic. Volatility in regional economies and global stock markets related to the coronavirus disease or another pandemic or public health crisis may have a material adverse effect on

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the value and liquidity of the Fund’s investments. The real estate industry generally, and commercial real estate in particular, may be affected by a pandemic, which may in turn adversely affect the success of the Fund’s investments. Contractual and statutory provisions may result in rent relief for tenants or trigger tenant termination rights, resulting in loss of income for commercial properties underlying Portfolio Companies. Commercial real estate service providers and real estate construction projects may experience a shortage of needed supplies or delivery delays in needed supplies, which could delay or impair the income-earning potential of such commercial properties. Demand for commercial real estate may decline substantially, and such effects may persist indefinitely. These factors, as well as currently unidentified pandemic-related impacts on the real estate market, may have a material adverse effect on the success of the Fund.

Risks Related to Conflicts of Interest

You should be aware that there may be occasions when the Fund and its affiliates will encounter potential conflicts of interest in connection with the Fund’s activities. The below discussion enumerates certain actual and potential conflicts of interest that should be carefully evaluated before making an investment in the Fund. By acquiring Shares, you will be deemed to have acknowledged the existence of such actual and potential conflicts of interest and to have waived, to the fullest extent allowable by law, any claim with respect to the existence of any such conflict of interest.

Project Sponsors will provide compensation to CrowdStreet. CrowdStreet may be compensated by Project Sponsors for access to the Marketplace and the use of CrowdStreet’s technology and services. Indirectly, this compensation is used to fund employee compensation, including employees of CrowdStreet and its affiliates who perform services for the Investment Manager. Such compensation may create concern that the investment activities of these personnel could favor the interests of CrowdStreet at the expense of the Investors.

Transactions with and payment of fees to CrowdStreet Affiliates. CrowdStreet Affiliates charge Project Sponsors technology and services fees, and may charge Project Sponsors placement fees in the future. These are referred to in this Memorandum as CrowdStreet Fees. While such services are provided at market rates negotiated with unaffiliated Project Sponsors, the use and selection of affiliated entities by the Investment Manager create conflicts of interest in that the Investment Manager may benefit from such arrangements and will be disincentivized from entering into agreements with unaffiliated entities. The Project Sponsors may capitalize or expense some or all of the CrowdStreet Fees, as well as fees charged by other service providers who are not affiliated with CrowdStreet, in the real estate project underlying the Portfolio Company. CrowdStreet Fees and other service provider fees increase a Portfolio Company’s expenses, which may reduce cash available for distributions to investors, including the Fund. The net impact of CrowdStreet Fees on the expenses of the Portfolio Company will vary based on numerous factors, as will the impact on the Fund’s performance, which the Fund estimates to range from 0.0% to 1.0% of Average Net Assets (annualized).  In the unlikely event that a CrowdStreet Affiliate charges a Project Sponsor fees for services that overlap with services to be provided by the Investment Manager to the Fund in connection with the Investment Manager’s fees, the Investment Manager will reduce the amount of the Investor Servicing Fees charged to the Fund by an amount equal to the CrowdStreet Fees paid by the Project Sponsor for such overlapping services.

Fees paid by Project Sponsors to access the Marketplace may present conflicts of interest. The existence of the Fund and its ability to invest in Portfolio Companies on the Marketplace is one factor that may make the Marketplace more attractive to sponsors seeking means for raising capital. Because CrowdStreet receives compensation from sponsors (or investment vehicles) who publish their offerings on the Marketplace for the use of CrowdStreet’s technology and services, CrowdStreet will indirectly benefit from any increased interest in the Marketplace caused by the operation of the Fund.

Conflicts relating to the purchase and sale of investments; no obligation to offer any particular investment opportunity to the Fund. The Investment Manager and its affiliates sponsor and manage other funds and expect to form additional other funds in the future. Such other funds have and will have an investment strategy and objective that overlaps in whole or in part with that of the Fund. In addition, the Investment Manager may offer investment opportunities to persons other than the Fund or another fund. As a result, such other funds will, and such persons may, make certain investments that are appropriate for the Fund, and the Fund may receive a smaller allocation, or no allocation at all, of any such investment.

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Subject to investment allocation requirements applicable to other funds, investment opportunities will be allocated among the Fund and such other funds in a manner that the Investment Manager and the applicable investment adviser or general partner of such other funds believe, in their sole discretion, to be appropriate given the factors they believe to be relevant. As a result, the Investment Manager will have no obligation to offer any particular investment opportunity to the Fund, and the Investment Manager may offer investment opportunities in accordance with the foregoing to the exclusion of the Fund or cause the Fund to make an investment that others determine not to make. As a result, the Fund may receive a smaller allocation, or no allocation at all, of any such investment and the Fund may be left with less attractive investment opportunities as a result of this conflict.

The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length. The Investment Manager and its affiliates are entitled to significant compensation. None of this compensation was or will be determined by arms’-length negotiations. Additionally, certain (i) service providers (or their affiliates), including investment consultants, administrators, lenders, brokers, attorneys, other consultants, and investment banking firms to the Fund; (ii) Investors; (iii) tenants of a property owned or partially owned by individual the Fund investors, or to which such investors serve as a lender or otherwise hold an equity interest; (iv) joint venture partners; (v) investors or shareholders in CrowdStreet; and (vi) other parties (collectively, “Relationship Parties”), may have had, or currently or in the future have, relationships with, provide goods or services to, or otherwise transact with CrowdStreet, the Investment Manager, or the Fund, amongst themselves, or with other organizations with which CrowdStreet employees, consultants, or contractors have been, are, or will be affiliated. The Fund may, in its sole discretion of the Investment Manager, conduct business with such Relationship Parties, and without any notice or disclosure thereof to Investors. These arrangements may not be at arm’s-length and may create a potential conflict of interest for the Investment Manager or one or more Fund Managers in deciding whether to select a Relationship Party to transact with the Fund. The Fund may engage the same Relationship Parties that are now or that have previously transacted with CrowdStreet Affiliates. In some cases, Relationship Parties may provide discounts in connection with transactions for one or more CrowdStreet Affiliates. There can be no guarantee that the Fund or any of its investments will receive the most beneficial terms offered by any particular Relationship Party. More favorable terms offered by Relationship Parties for certain work may influence CrowdStreet or the Investment Manager in deciding whether to select such Relationship Party to transact with CrowdStreet Affiliates.

The Investment Manager may organize, manage or otherwise engage in other investment funds or ventures while managing the Fund. The Investment Manager or its affiliates may at any time hereafter organize, manage, serve as an Investment Manager of, or serve as the primary source of transactions for, investment portfolios or other funds, including the Fund, with different or the same investment objectives, asset classes and strategies (each, a “New Venture”). Neither the Investment Manager nor its affiliates will be restricted from participating in any New Venture, even though such activities may be in competition with the Fund or may involve substantial time and resources. The Investment Manager is not obligated to offer to the Fund or any Investor thereof an interest in any New Venture or the right to co-invest in any investment opportunity of any New Venture. Affiliates of the Investment Manager may have investments or business interests in New Ventures. The Investment Manager may provide advisory services to other clients. These relationships could be viewed as creating a conflict of interest in that the time and effort of the Investment Manager and their principals and employees will not be devoted exclusively to the business of the Fund but will be allocated between the business of the Fund and the management of the monies of other advisees and other business activities in which they engage.

Personnel working on behalf of the Investment Manager will devote such time as may be necessary to conduct the business affairs of the Investment Manager and the Fund in an appropriate manner. However, agreements between the Fund and investors do not impose any specific obligations or requirements concerning the specific amount of time or resources devoted to the affairs of the Fund. The Investment Manager (and CrowdStreet) personnel will work on behalf of multiple funds and may also perform services for CrowdStreet, the Marketplace, or other CrowdStreet affiliates and, therefore, conflicts may arise in the allocation of personnel and their time.

The Investment Company Act limits or prohibits the Fund from participating in certain transactions and co-investments with certain of its affiliates. The Fund generally will be prohibited, for example, from buying or selling any securities from or to another client of the Investment Manager or its affiliates. The Investment Company Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction

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involves jointness). If a person acquires more than 25% of the Fund’s voting securities, the Fund generally will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons. Similar restrictions limit the Fund’s ability to transact business with its officers or Independent Directors or their affiliates. The SEC has interpreted the Investment Company Act rules governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser. As a result of these restrictions, the scope of investment opportunities that would otherwise be available to the Fund may be limited.

Employees, investment consultants, partners and affiliates, officers, and directors affiliated with CrowdStreet, the Investment Manager, and the Fund will be entitled to certain rights of exculpation and indemnification for liabilities incurred in connection with the affairs of the Fund. The Bylaws contain provisions that relieve the Investment Manager and Fund Managers of liability for certain acts or omissions. For example, the Investment Manager and Fund Managers generally will not be liable to the Investors or the Fund for acts or omissions that constitute ordinary negligence. Under certain circumstances, the Fund may even indemnify the Investment Manager and Fund Managers against liability to third parties resulting from such acts or omissions.

Furthermore, the Investment Manager is structured as a limited liability company, and the sole member of the Investment Manager generally will not be liable for the Investment Manager’s debts and obligations. In consequence, Investors may have little or no recourse to the assets of the member of the Investment Manager even if the Investment Manager breaches a duty to the Investors or to the Fund.

Notwithstanding any applicable provisions of the Bylaws, Investors may have, or be entitled to, rights, claims, causes of action or remedies that cannot be waived or forfeited under applicable law. In particular, Investors should consult with their own legal counsel before concluding that any particular claims against the Investment Manager or its beneficial owners have been waived or forfeited by virtue of the Bylaws or otherwise.

Legal counsel to the Fund and the Investment Manager does not also represent the Investors. Documents relating to the Fund, including the Subscription Agreement to be completed by each investor as well as the Bylaws, will be detailed and often technical in nature. Curtis, Mallet-Prevost, Colt & Mosle LLP (“Curtis”) will represent the interests solely of the Investment Manager, the Fund and CrowdStreet and will not represent the interests of any investor. In the event of a conflict between the interests of the Fund, the Investment Manager, the Fund, and CrowdStreet, Curtis can be expected to represent the interests of the Investment Manager. In its subscription agreement each investor will be required to waive any actual or potential conflicts of interest between such investor and Curtis. Accordingly, each investor is urged to consult with its own legal counsel before investing in the Fund or making any other decisions regarding Fund matters.

In advising as to matters of law (including matters of law described in this Subscription Agreement), Curtis has relied, and will rely, upon representations of fact made by the Investment Manager and other persons. Such advice may be materially inaccurate or incomplete if any such representations are themselves inaccurate or incomplete. Curtis generally has not undertaken and will not undertake independent investigation with regard to such representations. Curtis’ representation of the Investment Manager and the Fund is and will be limited to specific matters and will not address all legal or related matters that may be material to the Investment Manager or the Fund. Moreover, Curtis has not undertaken to monitor the compliance of the Investment Manager or the Fund with any laws, regulations, agreements or other matters. It will be the responsibility of the Investment Manager to monitor such compliance and to obtain the advice of counsel as the Investment Manager deems necessary or appropriate.

Further, Curtis may represent the Investment Manager or CrowdStreet and its affiliates from time to time in a variety of different matters, and does not represent the interests of any Investor or the Investors as a group. The Fund will generally engage common legal counsel to represent the Fund and its affiliates in a particular transaction. Although separate counsel may be engaged from time to time in the sole discretion of the Investment Manager, the Investment Manager believes that the time and cost savings and other efficiencies and advantages of having a common counsel for the funds usually outweigh the disadvantages.

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Risks Related to Third Parties

The success of the Fund is dependent on the performance of the Project Sponsors and other third parties over which the Fund has no control. The Fund expect that Project Sponsors will be responsible for various management functions that are essential to the success of the Portfolio Companies, including property marketing and leasing rates, payment of bills, maintenance of insurance, and property management generally. Poor management on the part of a Project Sponsor could adversely affect the financial performance of a particular Portfolio Company or expose it to unanticipated operating risks, which could reduce the underlying property’s cash flow and adversely affect the value of the Fund’s Portfolio Company.

In addition, the success of each Portfolio Company is dependent on the performance of third parties, such as developers, lenders, borrowers, etc. These third parties are solely responsible for operating their respective businesses, and their poor management or poor financial condition, or their engagement in illegal or otherwise ill-advised activities, could adversely affect the performance of a Portfolio Company or expose a Portfolio Company to unanticipated operating risks. If a third party’s ability to render services, make payments, or otherwise perform obligations in respect of a Portfolio Company is adversely affected, the expected payments or distributions on a Portfolio Company in that Portfolio Company may be reduced, if received at all.

Portfolio Companies may depend on third parties with limited to no operating history. The Project Sponsors and management teams of the various key actors on which Portfolio Companies rely, including any lenders and borrowers associated with the Portfolio Companies, may lack experience in the types of actions they engage in on behalf of the Portfolio Companies. For example, Project Sponsors may be required to obtain insurance on property tied to a Portfolio Company, but may be unable to do so at competitive rates for lack of knowledge and experience or due to providers charging higher rates to those with limited operating history. In these cases, operations of a Portfolio Company will be subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of business plans, successful completion of construction work, and other related real estate business activities.

The Investment Manager relies on information provided by third parties. The Investment Manager relies on information provided to it by third parties, such as developers, lenders, borrowers, Project Sponsors, appraisers, title agencies, escrow companies, data providers, machine-learning systems, etc., in its underwriting and vetting of potential investments. That information may be incomplete, inaccurate or intentionally false. For example, Project Sponsors provide a variety of information to the Investment Manager regarding their management of Portfolio Companies. When the Investment Manager evaluates a potential Portfolio Company for investment, some of this information may be included in the listing for the applicable Portfolio Company. Information provided by third parties may be incomplete, inaccurate, intentionally false or may misrepresent the intentions of the third parties. The Investment Manager makes attempts to verify some of the information provided to it by third parties, but, as a practical matter, cannot verify all of it. Typically, when the Fund makes a Portfolio Company, the Fund’s primary assurances that the financing proceeds will be properly spent by the third party are the contractual covenants agreed to by that third party. Though the Investment Manager or its affiliates performs due diligence on developers, lenders, borrowers and other relevant actors that the Investment Manager works with, the Fund may lose all or a portion of its Portfolio Company if any of these people or any other third party supplies false, misleading or inaccurate information.

Investors do not have recourse against Project Sponsors, other managers or owners of Portfolio Companies, or third-party service providers of Portfolio Companies. By investing in the Fund, an Investor will not have privity of contract or any other legal relationship with any manager, owner, Project Sponsor or other third party involved with the Portfolio Companies in which the Fund invests, or any direct interest in the Fund’s Portfolio Companies. These restrictions limit the ability of an Investor to take action in the event of default or other issue related to the Fund’s investments, and require an Investor to rely solely on the Investment Manager’s efforts for such purposes.

Portfolio Companies may rely on third-party property managers and leasing agents for effective operations. The Fund expect that, in some instances, lenders, borrowers and other sponsors of Portfolio Companies will rely on third party property managers and leasing agents. The third party property managers will have significant decision-making authority with respect to the management of the Portfolio Companies. The Investment Manager’s ability to direct and control how a Portfolio Company is managed may be limited. The Investment Manager will not

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supervise any of the property managers or leasing agents or any of their respective personnel on a day-to-day basis. Thus, the success of a Portfolio Company may depend in part on the ability of third party property managers to manage the day-to-day operations, and on the ability of leasing agents to lease vacancies, of the Portfolio Company. Any adversity experienced by the property managers or leasing agents could adversely impact the payments or other returns to the Fund on Portfolio Companies, and subsequently affect the Investment Manager’s ability to make payments or distributions to investors in the Fund.

Investments with third parties in Portfolio Companies have risks. The Fund will hold non-controlling interests in Portfolio Companies or, similarly, may co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests in certain Portfolio Companies. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that a third-party partner or co-venturer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals which are inconsistent with those of the Fund, or may be in a position to take action contrary to the Fund’s investment objectives. In addition, the Fund may in certain circumstances be liable for the actions of its third-party partners or co-venturers. The Fund’s ability to seek redress against a partner or manager which acts in a manner contrary to the interests of the Fund may also be limited. Investments made with third parties in joint ventures or other entities may involve carried interest and other fees payable to such third-party partners or co-venturers. Any such arrangements will result in lower returns to the Fund than if such arrangements had not existed. In addition, if the Fund and a third party or co-venturer cannot agree on decisions affecting the joint venture, it may adversely impact the investment results of the Fund. In such event, the Fund could have a diminished capacity to obtain investment opportunities, to capitalize upon relationships with co-venturers and to structure and execute its potential investments and dispositions.

The Fund’s investments will generally include equity interests in entities in which other investors also hold equity interests. The Fund will hold non-controlling interests in such entities. For example, a third party may hold the general partner (or equivalent) interest in, and therefore control, a Portfolio Company. In addition, a third party may be awarded consent rights regarding the management or sale of a Portfolio Company’s assets, including where the Fund owns a substantial interest in the Portfolio Company. Therefore, the Investment Manager generally will not have the ability to direct the management of, or decisions regarding the sale of, such a Portfolio Company. As a result of the foregoing, the Fund may have a limited ability to protect its position in a particular investment and may not be able to dispose of an investment at a time when it otherwise would have. Even absent a contractual restriction on the Fund’s ability to manage or sell a Portfolio Company on behalf of the Fund, a third party who has co-invested in a Portfolio Company alongside the Fund may determine not to sell its portion of such Portfolio Company at the same time as the Fund. This could hinder the Fund’s ability to find a buyer for such Portfolio Company or liquidate its Portfolio Company. Even if the Fund is able to find a buyer, the Fund may receive a lower price, or less favorable terms, than otherwise would have been the case.

Investing alongside another fund or other third parties will involve risks not present in investments where a third party is not involved, including the possibility that a third-party partner or co-venturer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals which are inconsistent with those of the Fund, may cause reputational risk or harm to the Fund, or may be in a position to take (or block) action in a manner contrary to the Fund’s investment objectives, or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn. Furthermore, if a co-venturer defaults on its funding obligations, the Fund may be required to make up the shortfall. The occurrence of any of the foregoing may have a material adverse effect on the Fund and its investments.

Risks Related to Compliance, Regulation, and Certain Tax Matters

CrowdStreet and the Fund’ business is subject to extensive government regulation, supervision, examination and enforcement, which could adversely affect CrowdStreet or the Fund’s business, results of operations and financial condition. The businesses of CrowdStreet, the Investment Manager, and the Fund may be subject to federal, state and local laws. Federal, state or local laws applicable to real estate investing may change from time to time in ways that cannot be foreseen, and laws that do not affect CrowdStreet, the Investment Manager, or the Fund today may affect them in the future. In addition, some of these laws are extremely rigorous. Violations or alleged

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violations of such laws could result in statutory, punitive, consequential, and actual damages and/or administrative enforcement.

CrowdStreet, the Investment Manager, and the Fund are also subject to potential enforcement, supervisions and other actions that may be brought by state attorneys general or other state and federal enforcement authorities and other governmental agencies. Any such actions could subject CrowdStreet, the Investment Manager, or the Fund to civil money penalties, customer remediation and increased compliance costs, as well as damage CrowdStreet’s, the Investment Manager’s, or the Fund’s reputation and brand and could limit or prohibit CrowdStreet’s, the Investment Manager’s, or the Fund’s ability to offer certain products and services or engage in certain business practices.

The Fund is subject to the risks relating to compliance with applicable law. Although the Fund will seek to comply with all federal, state and local lending regulations, there is no assurance that the Fund will always be compliant or that there will not be allegations of non-compliance even if the Fund was or is fully compliant. Any violation of applicable law could result in, among other things, damages, fines, penalties, litigation costs, investigation costs and even restrictions on the ability of the Fund to conduct its business.

The Fund may be adversely affected if it does not perfect an exemption from registration under federal and state securities laws.

This offering has not been registered under the Securities Act, in reliance on the exemptive provisions of Section 4(a) (2) of the Securities Act and Regulation D promulgated thereunder. Section 18(b)(4)(D) of the Securities Act, added by the National Securities Markets Improvement Act of 1996, preempts state registration of transactions in securities exempt pursuant to “rules and regulations issued by the SEC under Section 4(a)(2) of the Securities Act.” Preemption therefore applies to transactions exempt under Regulation D, but not to transactions exempt under Section 4(a)(2) alone. Because of the lack of uniformity among the state’s securities laws and their general complicated nature, the Fund has chosen not to incur the expense and burden of reviewing exemptions under each state’s laws, but rather rely on the uniform exemption provided by Regulation D.

While the Fund believes reliance on such exemption is justified, no assurance can be given that the offering currently qualifies or will continue to qualify under the exemptive provisions of Regulation D because of, among other things, the adequacy of disclosure and the manner of distribution, the timeliness of filings, the existence of similar offerings in the past or in the future, or the retroactive change of any securities law or regulation. If the Fund fails to qualify for such exemptions under U.S. federal or one or more states’ securities laws then the rescission of sales of Shares at prices higher than the current value of those Shares, thus resulting in a potentially material and adverse effect on the Fund’s performance and business, may occur. Further, even non-meritorious claims that offers and sales of Shares were not made in compliance with applicable securities laws could materially and adversely affect the Fund’s ability to conduct its business.

The Investment Manager is subject to regulation as an investment adviser under the Investment Advisers Act. The Investment Manager is currently registered as an investment adviser under the Investment Advisers Act and comparable state law. As a result, you will have the protection of the Investment Advisers Act or comparable state law based on your investments in the Fund. However, if the Investment Manager falls out of compliance with the Investment Advisers Act, it could materially and/or adversely affect CrowdStreet and its business, including the operations of the Fund.

Changes in regulation of financial institutions may affect our business. Legislative and regulatory initiatives may impose restrictions and requirements on financial institutions that could have an adverse effect on the Fund’s investment objective. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Those investigations may impose additional expenses on CrowdStreet Affiliates, may require the attention of senior Fund Managers, and may result in fines if a CrowdStreet Affiliate is deemed to have violated any regulations.

Changes in regulation of internet commerce may affect the Fund. As online commerce develops, federal and state governments may adopt new laws to regulate it, which may negatively affect the business of one or more CrowdStreet Affiliates. The cost to comply with such laws or regulations could be significant and would increase the operating expenses of one or more CrowdStreet Affiliates, and the Investment Manager may be required to pass along those costs to you and other investors in the Fund in the form of increased fees. In addition, federal and state

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governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of commercial financing, which would adversely affect the viability of the Marketplace.

Cost of complying with regulations may affect the Fund’s ability to make payments or distributions to Investors. All Portfolio Companies and the operations conducted in connection with those investments are subject to federal, state and local laws and regulations, as well oversight from independent agencies. There are various local, state and federal fire, health, life-safety, building code, zoning, environmental, and similar regulations with which lenders and borrowers may be required to comply and which may subject lenders and borrowers to liability in the form of fines or damages for noncompliance.

For example, the presence of hazardous substances on the property, or the lack of wheelchair access, can violate various laws, rules, and regulations. Violations may exist at the time the loan is funded or may arise post-funding. Certain laws, rules, and regulations may impose joint and several liability on customers, lenders, owners or operators for fines and/or the costs to investigate and remediate, regardless of fault or whether the acts causing the violations were legal.

In connection with the acquisition of Portfolio Companies, Project Sponsors may be exposed to such costs in connection with such regulations. The cost of defending against claims, of any damages or fines lenders and borrowers must pay, of compliance with regulatory requirements or of remediating any related issues could materially and adversely affect returns provided to the Fund on Portfolio Companies, which could, in turn, negatively affect the ability of the Investment Manager to make payments and distributions to investors in the Fund.

Laws intended to prohibit money laundering may require CrowdStreet or the Fund to disclose investor information to regulatory authorities. The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities and requires the Secretary of the Treasury to prescribe regulations in connection with antimony laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require CrowdStreet or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti- money laundering procedures. Such legislation and/or regulations could require CrowdStreet to implement restrictions on the transfer of the Shares. CrowdStreet reserves the right to request such information as is necessary to verify the identity of prospective investors and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the Commission. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for or transfer of the Shares may be refused.

Your investment may have adverse tax consequences. Prospective investors are urged to consult with their own tax counsel and other tax and financial advisors concerning the tax aspects of the purchase and ownership of Shares in the Fund prior to making an investment decision. The Internal Revenue Service (the “IRS”) may take different positions with respect to tax issues. The Fund will not seek rulings from the IRS with respect to any of the federal income tax considerations discussed in this Memorandum. Thus, positions to be taken by the IRS as to tax consequences could differ from positions taken by the Fund.

Investors using self-directed IRA accounts face additional risks. An investors who uses a self-directed IRA to make illiquid investments, such as an investment in the Fund, faces significant additional risks, including but not limited to liquidity risk, the risk of loss of all capital, and the risk that the investor’s advisor and/or custodian does not adequately account for suitability or tax consequences of an investment in the Fund with respect to an IRA.

Unrelated Business Taxable Income for U.S. Tax-Exempt Investors. Prospective Investors that are tax-exempt entities should consult with their own tax advisors prior to making an investment in the Fund as to potential UBTI from an investment in the Fund and other tax consequences that may apply to their particular situations.

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Distribution Risk. The Fund is required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time.

Risks Related to the Fund’s Tax Status as a REIT. The Fund intends to elect to be taxed as and to qualify for treatment each year as a REIT under the Code. However, qualification as a REIT for tax purposes involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the Fund’s REIT status.

Tax Risks of Investing in the Fund. Even if the Fund qualifies and maintains its tax status as a REIT, it may become subject to U.S. federal income taxes and related state and local taxes, which would reduce the Fund’s cash flows. Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

Risks Related to the Fund’s Tax Status as a REIT. Failure to maintain its REIT status would cause the Fund to be taxed as a regular corporation, which would substantially reduce funds available for distributions to Investors.

The Fund believes that its organization, prior and proposed ownership and method of operation will enable the Fund to meet the requirements for qualification as a REIT for tax purposes. However, the Fund cannot assure Investors that it will qualify as such. This is because qualification as a REIT for tax purposes involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within Fund’s control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for tax purposes or the U.S. federal income tax consequences of such qualification.

If the Fund fails to maintain its REIT status in any taxable year, the Fund will face serious tax consequences that will substantially reduce the funds available for distributions to Investors because: (i) the Fund would not be allowed a deduction for dividends paid to shareholders in computing Fund’s taxable income and would be subject to U.S. federal income tax at regular corporate rates; and (ii) unless the Fund is entitled to relief under certain U.S. federal income tax laws, the Fund could not re-elect REIT status until the fifth calendar year after the year in which the Fund failed to maintain its REIT status.

In addition, if the Fund fails to maintain its REIT status, the Fund will no longer be required to make distributions. As a result of all these factors, the Fund’s failure to maintain its REIT status could impair the Fund’s ability to expand the Fund’s business and raise capital, and it would adversely affect the value of the Fund’s Shares. Please see the section titled Certain U.S. Federal Income Tax Considerations for a discussion of certain U.S. federal income tax considerations relating to the Fund and its Shares.

Even if the Fund maintains its REIT status, the Fund may owe other taxes that will reduce the Fund’s cash flows.

Even if the Fund qualifies for taxation as a REIT, the Fund may be subject to certain U.S. federal, state and local taxes on the Fund’s income and assets, on taxable income that the Fund does not distribute to its Investors, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent the Fund satisfies the 90% distribution requirement but distribute less than 100% of the Fund’s REIT taxable income, the Fund will be subject to U.S. federal corporate income tax on the Fund’s undistributed taxable income and gain. The Fund also will be subject to a 4% nondeductible excise tax if the actual amount that the Fund distributes to its Investors in a calendar year is less than a minimum amount specified under the Code. As another example, the Fund is subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than

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investment, for U.S. federal income tax purposes, unless the Fund complies with a statutory safe harbor or earn the gain through a taxable REIT subsidiary (a “TRS”). Further, any TRS that the Fund establishes will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to Investors.

REIT distribution requirements could adversely affect the Fund’s liquidity and may force the Fund to borrow funds during unfavorable market conditions.

In order to maintain the Fund’s REIT status and to meet the REIT distribution requirements for tax purposes, the Fund may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, the Fund may need to reserve cash (including proceeds from this offering) to satisfy the Fund’s REIT distribution requirements for tax purposes, even though there are attractive investment opportunities that may be available. To maintain its REIT status, the Fund generally must distribute to Fund’s Investors at least 90% of the Fund’s net taxable income each year, excluding capital gains. In addition, the Fund will be subject to corporate income tax to the extent the Fund distributes less than 100% of its taxable income including any net capital gain. The Fund intends to make distributions to Fund’s Investors to comply with the requirements of the Code for maintaining REIT status and to minimize or eliminate the Fund’s corporate income tax obligation to the extent consistent with the Fund’s business objectives. The Fund’s cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, limitations on interest expense and net operating loss deductibility, the creation of reserves or required debt service or amortization payments. The insufficiency of Fund’s cash flows to cover the Fund’s distribution requirements could have an adverse impact on the Fund’s ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain the Fund’s REIT status. In addition, the Fund will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by the Fund in any calendar year are less than the sum of 85% of the Fund’s ordinary income, 95% of Fund’s capital gain net income and 100% of Fund’s undistributed income from prior years. To address and/or mitigate some of these issues, the Fund may make taxable distributions that are in part paid in cash and in part paid in the Fund’s Shares. In such cases Investors may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards Fund’s distribution requirement, in which case adverse consequences could apply.

If the Fund fails to invest a sufficient amount of the net proceeds from selling the Fund’s Shares in real estate assets within one year from the receipt of the proceeds, the Fund could fail to maintain its REIT status.

Temporary investment of the net proceeds from sales of the Fund’s Shares in short-term securities and income from such investment generally will allow the Fund to satisfy various REIT income and asset requirements for tax purposes, but only during the one-year period beginning on the date the Fund receives the net proceeds. If the Fund is unable to invest a sufficient amount of the net proceeds from sales of the Fund’s Shares in qualifying real estate assets within such one-year period, the Fund could fail to satisfy one or more of the gross income or asset tests and/or the Fund could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If the Fund fails to satisfy any such income or asset test, unless the Fund is entitled to relief under certain provisions of the Code, the Fund could fail to maintain its REIT status.

If the Fund forms a TRS, the Fund’s overall tax liability could increase.

Any TRS the Fund forms will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although the Fund’s ownership of any TRSs may allow the Fund to participate in the operating income from certain activities that the Fund could not participate in without violating the REIT income tests requirements of the Code for tax purposes or incurring the 100% tax on gains from prohibited transactions, the TRS through which the Fund earns such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to the Fund; however, any dividends received by the Fund from its domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test, for tax purposes. For additional information, please see the section titled Certain U.S. Federal Income Tax Considerations – Income Tests.

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Although the Fund’s use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain the Fund’s qualification for taxation as a REIT, there are limits on the Fund’s ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize the Fund’s REIT qualification and may result in the application of a 100% excise tax.

A fund that qualifies for taxation as a REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a fund that qualifies for taxation as a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the fund that qualifies for taxation as a REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of assets of a fund that qualifies for taxation as a REIT may consist of stock or securities of one or more TRSs. The rules impose a 100% excise tax on certain transactions between a TRS and its parent fund that qualifies for taxation as a REIT that are not conducted on an arm’s-length basis. The Fund may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to the Fund but is not required to be distributed to the Fund. The Fund will monitor the value of its respective investments in any TRSs the Fund may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure the Fund’s transactions with any such TRSs on terms that the Fund believes are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that the Fund will be able to comply with the 20% TRS limitation or to avoid application of the 100% excise tax.

Dividends payable by funds that qualify for taxation as REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. Investors that are individuals, trusts and estates generally is 20%. Dividends payable by funds that qualify for taxation as REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 37% maximum U.S. federal income tax rate on ordinary income when paid to such Investors. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in funds that qualify for taxation as REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of funds that qualify for taxation as REITs, including the Fund’s Shares. However, for taxable years beginning before January 1, 2026, non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include the Fund’s dividends received by a non-corporate U.S. Investor that the Fund does not designate as capital gain dividends and that are not qualified dividend income.

Complying with REIT requirements for tax purposes may cause the Fund to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify for taxation as a REIT, the Fund must continually satisfy tests concerning, among other things, the sources of the Fund’s income, the nature and diversification of Fund’s assets, the amounts the Fund distributes to its Investors and the ownership of the Fund’s Shares. The Fund may be required to make distributions to its Investors at disadvantageous times or when the Fund does not have funds readily available for distribution. Thus, compliance with the REIT requirements for tax purposes may, for instance, hinder the Fund’s ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to the Fund and its Investors, or may require the Fund to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder Fund’s investment performance. As a fund that qualifies for taxation as a REIT, at the end of each calendar quarter, at least 75% of the value of the Fund’s assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of the Fund’s investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of Fund’s total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of Fund’s total securities can be represented by

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securities of one or more TRSs, and no more than 25% of the value of Fund’s total assets may be represented by debt instruments of publicly offered funds that qualify for taxation as REITs that are not secured by mortgages on real property or interests in real property. After meeting these requirements at the close of a calendar quarter, if the Fund fails to comply with these requirements at the end of any subsequent calendar quarter, the Fund must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing Fund’s REIT status. As a result, the Fund may be required to liquidate from the Fund’s portfolio or forego otherwise attractive investments. These actions could have the effect of reducing the Fund’s income and amounts available for distribution to Investors.

Investors may be restricted from acquiring or transferring certain amounts of the Fund’s Shares.

In order to maintain Fund’s REIT status, among other requirements, no more than 50% in value of the Fund’s outstanding Shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election for tax purposes is made. To assist the Fund in qualifying for taxation as a REIT, the Fund’s Bylaws contains an aggregate Shares ownership limit. Generally, any of the Fund’s Shares owned by affiliated owners will be added together for purposes of the aggregate Share ownership limit.

If anyone attempts to transfer or own Shares in a way that would violate the aggregate Share ownership limit (or would prevent the Fund from continuing to qualify for taxation as a REIT), unless such ownership limits have been waived by the Investment Manager, those Shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by the Fund or sold to a person whose ownership of the Shares will not violate the aggregate Share ownership limit and will not prevent the Fund from qualifying for taxation as a REIT. If this transfer to a trust fails to prevent such a violation or the Fund’s disqualification as a REIT for tax purposes, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns Shares in violation of the aggregate Share ownership limit, unless such ownership limit or limits have been waived by the Investment Manager, or the other restrictions on transfer or ownership in the Bylaws, bears the risk of a financial loss when the Shares are redeemed or sold, if the NAV of the Shares falls between the date of purchase and the date of repurchase.

Investment in “kickers”.

The Fund intends to make certain other investments through pass-through subsidiaries (with rights to receive preferred economic returns) and may invest in “kickers” with respect to certain investments that the Fund determines to hold outside of a TRS. The character of such investments for REIT tax purposes may depend on the assets and operations of the issuer, which the Fund generally will not control. Thus, no assurance can be given that any such issuer will not operate in a manner that causes the Fund to fail an income or asset test requirement. In addition, the proper treatment of certain investments, including investments through pass-through subsidiaries (with rights to receive preferred economic returns) and “kickers,” for U.S. federal income tax purposes is unclear. If the IRS were to successfully challenge the Fund’s characterization of an investment, it could adversely affect the Fund’s REIT status.

Revocation of the Fund’s qualification for taxation as a REIT may cause adverse consequences to Investors.

The Board may revoke or otherwise terminate the Fund’s REIT status election, without the approval of Investors, if it determines that it is no longer in the Fund’s best interest to qualify for taxation as a REIT. If the Fund ceases to maintain its REIT status, the Fund will not be allowed a deduction for dividends paid to Investors in computing the Fund’s taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on the Fund’s total return to Investors.

The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

The Fund may have to sell assets from time to time to fund redemption requests, to satisfy the Fund’s REIT distribution requirements, to satisfy other REIT tax requirements, or for other purposes. It is possible that the IRS

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may take the position that one or more sales of Fund’s properties may be a prohibited transaction, which is a sale of property held by the Fund primarily for sale in the ordinary course of the Fund’s trade or business. If the Fund is deemed to have engaged in a prohibited transaction, the Fund’s gain from such sale would be subject to a 100% tax. The Code sets forth a safe harbor under which a fund that qualifies for taxation as a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that the Fund will be able to qualify for the safe harbor. The Fund does not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge Fund’s position, especially if the Fund makes frequent sales or sales of property in which the Fund has short holding periods.

Legislative or regulatory action related to federal income tax laws could adversely affect Fund’s Investors and/or the Fund’s business.

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was enacted. The TCJA makes major changes to the Code, including a number of provisions of the Code that affect the taxation of funds that qualify for taxation as REITs and their stockholders. The effect of certain of the significant changes made by the TCJA is highly uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of any technical corrections with respect to the TCJA could have an adverse effect on the Fund or its Investors. Investors should consult their tax advisors regarding the implications of the TCJA on their investment in the Fund’s Shares.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in funds that qualify for taxation as REITs and similar entities. Additional changes to tax laws and regulations are likely to continue to occur in the future, and the Fund cannot assure Investors that any such changes will not adversely affect the taxation of an Investor or will not have an adverse effect on an investment in the Fund’s Shares. Investors are urged to consult with their own tax advisors with respect to the potential effect that the TCJA or other legislative, regulatory or administrative developments and proposals could have on their investment in the Fund’s Shares.

A portion of the Fund’s distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of an Investor’s investment in the Fund’s Shares and may trigger taxable gain.

A portion of the Fund’s distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of the Fund’s distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of the Fund’s distributions for a year exceeds Fund’s current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s Shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such Shares.

The Investment Manager and its affiliates have limited experience managing a portfolio of assets owned by a fund that qualifies for taxation as REIT.

Funds are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. The Investment Manager and its affiliates have limited experience managing a portfolio in the manner intended to comply with such requirements. To the extent the Investment Manager and its affiliates manage the Fund in a manner that causes the Fund to fail to qualify for taxation as a REIT, it could adversely affect the value of the Fund’s Shares.

You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of shares in the Fund (including any possible differing treatment of such shares). For a discussion of the U.S. federal income tax consequences of an investment in the Fund, see the section titled Certain U.S. Federal Income Tax Considerations.

Additional Regulatory Disclosures

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The Shares offered hereby have not been registered under the Securities Act, and may not be offered or sold in the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) unless registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. Hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act.

No U.S. federal or state securities authority has approved, disapproved, endorsed, or recommended this offering. The Shares have not been registered with or approved or disapproved by the Commission, the regulatory authority of any state of the United States or the regulatory authority of any other country, nor has the Commission or any such other regulatory authority passed upon the accuracy or adequacy of this Memorandum or any other offering materials provided in connection with the offering. Any representation to the contrary is unlawful. No independent person has reviewed or confirmed the accuracy or truthfulness of this disclosure, nor whether it is complete. Any representation to the contrary is illegal.

This Memorandum does not constitute an offer to sell or a solicitation of an offer to buy the Shares as to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Within the United States, this offering is made only to parties that are “accredited investors” within the meaning of Regulation D under the Securities Act.

This offering is made in reliance upon exemptions from the registration requirements of the Securities Act as described above. The Fund will not be obligated to register the Shares under the Securities Act in the future. There currently is no public or other market for the Shares, and the Investment Manager does not expect that any such market will develop. All of the Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and therefore may not be transferred by a holder thereof unless such transfer is made pursuant to registration under the Securities Act, pursuant to an exemption therefrom, or in a transaction outside the United States pursuant to the resale provisions of Regulation S.

You should make your own decision as to whether this offering meets your investment objectives and risk tolerance level. The Shares are speculative and present a high degree of risk. Investors may be required to hold the investment, and must be prepared to bear such risk, for an indefinite period of time, and investors must be able to withstand a total loss of the amount invested. These and other important risk factors are detailed in this document.

Based upon the foregoing, each acquirer of Shares must be prepared to bear the economic risk of investment therein for an indefinite period of time. Investors are encouraged to seek independent legal, accounting, investment and tax advice regarding their individual circumstances and financial objectives in determining whether to subscribe for Shares.

The Shares are being offered subject to various conditions, including: (i) withdrawal, cancellation or modification of the offer without notice; (ii) the right of the Investment Manager to reject any subscription for Shares, in whole or in part, for any reason; and (iii) the approval of certain matters by legal counsel. Each prospective investor is responsible for its own costs in considering an investment in the Shares. Neither the Investment Manager nor the Fund has any liability to a prospective investor whose subscription is rejected or preempted.

The information set forth in this Memorandum and in any offering materials is confidential and includes trade secrets the disclosure of which would cause harm to the Investment Manager and other parties. Receipt and acceptance of this Memorandum constitutes an agreement by the recipient that this Memorandum shall not be reproduced or used for any purpose other than in connection with the recipient’s evaluation of an investment in the Shares. This Memorandum is the property of the Investment Manager and, except as held by an Investor, must be returned or destroyed upon request.

No person has been authorized to make any representations or to give any information with respect to the Fund, the Investment Manager, or the Shares, other than as contained in this Memorandum, any offering materials, the Bylaws, the Subscription Agreement to be executed by each investor, or an official written supplement to this Subscription Agreement or any offering materials approved by the Investment Manager. Prospective investors are cautioned against relying upon information or representations from any other source. Notwithstanding the foregoing, a prospective investor may rely upon written responses to its inquiries that are clearly marked by the Investment Manager as intended to be relied upon by such prospective investor.

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Prospective investors are not to construe this Memorandum or any offering materials as investment, legal or tax advice, and this Memorandum is not intended to provide the sole basis for any evaluation of an investment in the Shares. In particular, it is the responsibility of each investor to ensure that the legal and regulatory requirements of any relevant jurisdiction outside the United States are satisfied in connection with such investor’s acquisition of Shares.

Except where otherwise specifically indicated, this Memorandum speaks as of the date given above. Neither the subsequent delivery of this Memorandum nor any sale of Shares shall be deemed a representation that there has been no change in the affairs, prospects or attributes of the Fund since the date hereof. All duties to update this Memorandum or any offering materials are hereby disclaimed. Except as expressly stated to the contrary therein, any official supplement or update to this Memorandum shall be deemed to address only the specific subject matter thereof and shall not be deemed a representation that there has been no other change in the affairs, prospects or attributes of the Fund since the date hereof.

Nothing contained herein is, or should be relied upon as, a promise or representation as to the future performance of the Fund. This Memorandum contains forward-looking statements. Forward-looking statements in this Memorandum (or in any offering materials) include projections, forecasts, targeted returns, illustrative returns, estimates, beliefs and similar information and can often be identified because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes” or similar expressions that concern the Fund’s or the Investment Manager’s expectations, plans or intentions. Forward-looking statements, estimates, targets and projections with respect to such future performance set forth in this Memorandum or in any offering materials are based upon assumptions made by the Investment Manager which may or may not prove to be correct and are subject to substantial risks and uncertainties. No representation is made as to the accuracy of such forward-looking statements, estimates, targets and projections. Similarly, nothing contained herein is, or should be relied upon as, a promise or representation as to the external conditions and circumstances under which the Fund will operate (including, without limitation, overall market conditions, technology developments, strategic alliances and other matters outside the control of the Investment Manager). Overall, prospective investors must not rely upon any matters described in this Memorandum or in any offering materials that are not wholly within the control of the Investment Manager. No offering materials subject the Investment Manager to binding obligations. Only those obligations expressly set forth in a definitive agreement executed by the Investment Manager shall be binding upon the Investment Manager.

Certain of the factual statements made in this Memorandum or in any offering materials are based upon information from various sources believed by the Investment Manager to be reliable. The Investment Manager, its members and their respective affiliates have not independently verified any of such information and have no liability associated with the inaccuracy or inadequacy thereof.

Each investor that acquires Shares will become subject to the Bylaws and an applicable Subscription Agreement. In the event any terms or provisions of such Bylaws or Subscription Agreement conflict with the information contained in this Memorandum or any offering materials, such Bylaws or Subscription Agreement shall control.

NOTICE TO RESIDENTS OF FLORIDA:

The securities being offered have not been registered with the financial services commission of the Florida Office of Financial Regulation. If sales are made to five or more Florida purchasers, each such sale is voidable by the purchaser within three days after the first tender of consideration is made by such purchaser to the issuer, an agent of the issuer or an escrow agent, or within three days after availability of that privilege is communicated to such purchaser, whichever occurs later.

NOTICE TO RESIDENTS OF NEW HAMPSHIRE:

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Neither the fact that a registration statement or an application for a license has been filed with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the state of New Hampshire constitutes a finding by the New Hampshire Secretary of State that any document filed under New Hampshire RSA 421-b is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the New Hampshire Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

NOTICE TO RESIDENTS IN OTHER STATES OF THE UNITED STATES:

In making an investment decision, investors must rely on their own examination of the Fund and the terms of the offering, including the merits and risks involved. The Shares have not been recommended by any United States federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the offering materials. Any representation to the contrary is a criminal offense.

Investors will not be able to redeem any of their Shares and, while Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation, no public market for the Shares exists, and none is expected to develop in the future, and any distributions you receive may not be received for several years after your initial investment in the Fund. Investors should be aware that they may be required to bear the financial risks of their investment for an indefinite period of time.

Certain Unforeseen Risks

THE FOREGOING IS A SUMMARY OF CERTAIN SIGNIFICANT RISKS RELATING TO AN INVESTMENT IN THE SHARES. THIS SUMMARY SHOULD NOT BE INTERPRETED AS A REPRESENTATION THAT THE MATTERS REFERRED TO HEREIN ARE THE ONLY RISKS INVOLVED IN THIS INVESTMENT.

With respect to these investment restrictions and other policies described in this Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Fund’s investment objective is not fundamental and may be changed without the vote of a majority of the outstanding Shares.

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MANAGEMENT OF THE FUND

Subject to the requirements of the Investment Company Act, the business and affairs of the Fund are managed under the direction of the Board. The Board has the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties. Each director on the Board (whether or not such director is an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act) of the Fund (each such director that is not an “interested person”, an “Independent Director”)) is vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the Investment Company Act that is organized under Delaware law. No director on the Board has the authority individually to act on behalf of or to bind the Fund, except within the scope of such director’s authority as delegated by the Board. The Board may delegate the management of the Fund’s day-to-day operations to one or more officers or other persons (including, without limitation, the Investment Manager), subject to the investment objective and policies of the Fund and to the oversight of the Board.

Board’s Oversight Role in Management

The Board’s role in management of the Fund is oversight and supervision of business operations on behalf of the Investors. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Investment Manager, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled quarterly meetings and between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Investment Manager’s senior managerial and financial officers, the Fund’s and the Investment Manager’s Chief Compliance Officer and portfolio management personnel. The Board’s Audit Committee, which consists of all of the Fund’s Directors who are Independent Directors, meets during its scheduled meetings, selects the independent registered public accounting firm annually, and, as appropriate, the chair of the Audit Committee maintains contact with the independent registered public accounting firm and principal accounting officer of the Fund. The Board has adopted policies and procedures designed to address certain risks to the Fund. In addition, the Investment Manager and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to the Fund. The Board’s oversight role does not make the Board a guarantor of the Fund’s investments or activities.

Board Composition and Leadership Structure

The Investment Company Act requires that at least 40% of the Fund’s Board members be Independent Directors. To rely on certain exemptive rules under the Investment Company Act, a majority of the Fund’s Board members must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the Investment Company Act or the rules thereunder require the approval of a majority of the Independent Directors. Currently, two (2) of the Fund’s five (5) directors are Independent Directors. The Chair of the Board, Sheldon Chang, is not an Independent Director. Additionally, the Board has constituted an Audit Committee. The members of the Audit Committee have designated Kevin K. Albert to chair the Audit Committee. The Board has determined that its leadership structure is appropriate in light of the specific characteristics and circumstances of the Fund, including, but not limited to: (i) the services that the Investment Manager provides to the Fund and potential conflicts of interest that could arise from this relationship; (ii) the extent to which the day-to-day operations of the Fund are conducted by the Investment Manager; (iii) the Board’s oversight role in management of the Fund; and (iv) the Board’s size and the cooperative working relationship among the Independent Directors and among all directors of the Fund.

Information About the Directors and Executive Officers

Information regarding the directors and executive officers of the Fund, including their positions with the Fund and principal occupations for the past five years, as well as the directors’ other board memberships for the past five years, is set forth in the following table. As referenced below, “Fund Complex” means two or more registered investment companies that (1) hold themselves out to investors as related companies or (2) have a common investment

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advisor or have an investment adviser that is an affiliated person of the investment adviser of any other registered investment companies. Unless otherwise indicated, the address of all persons is c/o CrowdStreet Advisors, LLC, 98 San Jacinto Blvd., 4th Floor, Austin, TX. 78701.

INDEPENDENT DIRECTORS
Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex
Kevin K. Albert (70)	March 2022 to Present	Advisory Board Member at Nettwerk Music Group (2021 – present), Advisory Board Member at Harborside Inc. (2020-Present), Managing Director at Pantheon Ventures (2010-2019)	1	2
Nancy Grady (61)	January 2022 to Present	NEGrady Consulting Services, LLC (2018 – present), Senior Vice President at Northern Trust (2012 – 2018)	1	None

INTERESTED DIRECTORS
Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex
Sheldon Chang (56) Chair of the Board	January 2022 to Present	President, CrowdStreet Advisors (2021 – present) Senior Vice President, CrowdStreet Inc. (2021 – present) Head of Product & Distribution Strategy, Artivest Inc. (2017 – 2020) Partner, Pantheon Ventures (2013 – 2017)	20	None
Thomas McDonald (39)	January 2022 to Present	Director, Investment Product Development & Portfolio Management, CrowdStreet, Inc. (2018 – present) Consulting (2017)	20	None
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Kristen Howell (49)	January 2022 to Present	General Counsel & Chief Compliance Officer, CrowdStreet, Inc. and CrowdStreet Advisors (2021 – present), Partner, Chair Investment Funds Practice, Fox Rothschild, LLP (2016 – 2021)	1	None

OFFICER(S) WHO ARE NOT DIRECTORS
Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex

Additional information about each director on the Board follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that such director possesses which the Board believes has prepared them to be effective Board members. The Board believes that the significance of each director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one director may not have the same value for another) and that these factors are best evaluated at the board level, with no single director, or particular factor, being indicative of board effectiveness. Each Board member believes that collectively the directors of the Fund have balanced and diverse experience, skills, attributes and qualifications that allow the Board to operate effectively in governing the Fund and protecting the interests of Investors. Among the attributes common to all directors of the Fund is their ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; each Board member believes that each member satisfies this standard. Experience relevant to having this ability may be achieved through a director’s educational background; business, professional training or practice (e.g., accounting or securities), public service or academic positions; experience from service as a board member (including the Boards of other funds in the Fund Complex); and other life experiences. To assist them in evaluating matters under federal and state law, the Independent Directors are counseled by their own independent legal counsel, who participates in the Board’s meetings and interacts with the Investment Manager, and also may benefit from information provided by counsel to the Fund; both Board and Fund counsel have significant experience advising funds and fund board members. The Board has the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

Kevin K. Albert. Kevin K. Albert is a retired investment banker. Kevin is currently managing a portfolio of personal private equity investments. Kevin also currently serves as an independent director on the boards of Harborside Inc. (ticker: HBOR), and Octavius Holdings Inc., and is the board chair of Osiris Ventures, Inc. In addition, he is on the board of a special purpose acquisition company named Achari Ventures Holding Corp. I, as well as the advisory board of Nettwerk Music Group. From 2010 until his retirement in December 2019, Kevin was a Senior Partner of Pantheon Ventures LLC and a member of its six-person Partnership Board. For most of his tenure at Pantheon, Kevin was responsible for the firm's global business development, including all product marketing and business development activities. During this time, Pantheon's assets under management increased from approximately $25 billion to approximately $50 billion. Prior to joining Pantheon, he was a Managing Director and co-founder of Elevation

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Partners, a private equity firm that made investments in market-leading consumer-tech businesses such as Facebook and Yelp. Prior to Elevation, Kevin worked in the investment banking division of Merrill Lynch & Co. for 24 years where, for most of this time, he served as a Managing Director and the Global Head of the Private Placement Group managing the market leading private equity fund placement business. From 2006 until 2017, Kevin served as an independent director on the board of Merrill Lynch Ventures, LLC, a series of private equity partnerships offered to key Merrill Lynch employees aggregating over $1.8 billion of original committed capital. From 2010 to 2015 Kevin was an independent director, chairman of the audit committee and a member of the corporate governance and nominating committee of Dover Saddlery, Inc. a publicly listed multichannel retailer of equestrian tack and riding attire prior to its purchase in a take-private transaction by a private equity firm in 2015 which he assisted with. Kevin has a BA and an MBA from the University of California, Los Angeles where he continues to be involved as the Chair of the Board of Visitors of the Economics Department.

Nancy Grady. Nancy E. Grady has worked as an independent consultant since retiring from Northern Trust in 2018 where she was a Senior Vice President, Practice Head in the Global Fund Services Division. While at Northern Trust Nancy was responsible for leading teams that performed Fund Accounting, Fund Administration for registered and unregistered funds. Prior to working at Northern Trust Nancy was a Senior Vice President at State Street Bank and Trust Company where she worked in the Mutual Funds and Institutional Fund Services Divisions as a Department Head. Nancy was Chairman of the Board of State Street’s New Hampshire Trust Company. She is currently on the Advisory Board of ETF Action. Nancy earned a BS in Accounting from Boston College.

Sheldon Chang, President, CrowdStreet Advisors, LLC. Sheldon is a financial services executive with over 30 years of experience in leading alternative investment product and distribution businesses and investment banking. Sheldon joined CrowdStreet in 2021 and is the President of CrowdStreet Advisors, is a member of CrowdStreet’s Executive Management Team and leads CrowdStreet’s Investment & Wealth Solutions (IWS) division, the firm’s investment management and advisory services, including investment funds, private managed accounts and wealth management. Sheldon also serves as a voting member of the CrowdStreet Funds Investment Committee.

Prior to joining CrowdStreet, Sheldon led over $50bn in institutional and retail offerings and product development, including corporate debt and equity and private alternative investment funds for high-net-worth investors. He was the Head of Product & Distribution Strategy at Artivest, an alternative investments fintech platform and, before that, he established the Private Wealth unit as a Partner at Pantheon Ventures, a private equity and real assets investment manager with over $50bn in AUM. Sheldon built and led the private equity, infrastructure, real assets and debt products platform at Bank of America Merrill Lynch Wealth Management, managing over 70 private alternative investment funds and $12bn in client assets. Prior to that, he was an investment banker at Merrill Lynch, UBS and Goldman Sachs serving corporate and government clients in North America, Asia and Latin America. Sheldon received his MBA from Northwestern University’s Kellogg School of Management and a BS in Economics from Cornell University.

Kristen Howell, General Counsel & Chief Compliance Officer, CrowdStreet Advisors, LLC. Kristen brings more than twenty years of legal experience in FinTech, corporate securities, and financial services. Prior to joining CrowdStreet, Kristen was a partner at Am Law 100 law firm Fox Rothschild, LLP, where she lead the firm’s national investment funds practice. Kristen has advised on hundreds of investment funds, transactions, and public and private offerings. Kristen previously served as General Counsel for a registered investment adviser with $19B in assets under management, six public mutual funds for whom she also served as an officer, and numerous sub-advised public funds. Kristen has been featured on NPR – Marketplace Tech and InsideCounsel, been quoted in Law 360 and other publications, and has spoken widely on FinTech, investments and crowdfunding. Kristen holds a BS in Political Science from Texas Christian University and a JD from The University of Colorado School of Law in Boulder.

Thomas McDonald, Director, Investment Product & Portfolio Management, CrowdStreet Advisors, LLC. Thomas McDonald is a real estate professional with over 15 years of experience in real estate and investments. Thomas leads, manages and coordinates all aspects of new investment product and service development, launch, and ongoing portfolio management for CrowdStreet’s Investment and Wealth Solutions (IWS) division. Thomas serves as a voting member of the CrowdStreet Funds Investment Committee. He joined CrowdStreet in 2018, contributing to the growth of CrowdStreet’s managed fund solutions. As of January 2022, Thomas was responsible for the development of 20 managed funds that have raised $225mm, investing across 135 commercial real estate projects with a total capitalization over $1 billion.

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Thomas started his career at Trefethen and Company, an independent financial and strategic advisory firm, where he supported the firm’s investment management and M&A service activities. Prior to CrowdStreet, Thomas consulted in the real estate industry, advising real estate operators in various capacities, including capital raising and strategy. Thomas earned a Master of Science in Finance with Honors from Georgetown University and a Bachelor of Science in Finance from Portland State University.

The directors serve on the Board for terms of indefinite duration. A director’s position on the Board in that capacity will terminate if such director is removed, resigns or is subject to various disabling events such as death or incapacity. A director of the Board may resign at any time by giving written notice to the Board. In the event of any vacancy in the position of a director on the Board, the remaining directors of the Board may appoint an individual to serve as a director of the Board. If no director remains to manage the business of the Fund, the Investment Manager may manage and control the Fund but must designate replacement directors within 60 days or dissolve the Fund.

The only standing committee of the Board is the Audit Committee. The current members of the Audit Committee are Kevin K. Albert and Nancy Grady, constituting all of the Independent Directors. Kevin K. Albert currently serves as the chair of the Audit Committee. The function of the Fund’s Audit Committee, is: (i) to oversee the Fund’s accounting and financial reporting processes, the audits of the Fund’s financial statements and the Fund’s internal controls over, among other things, financial reporting and disclosure controls and procedures; (ii) to oversee or assist in Board oversight of the integrity of the Fund’s financial statements, and the Fund’s compliance with legal and regulatory requirements; and (iii) to approve, prior to appointment, the engagement of the Fund’s independent registered public accounting firm and review the independent registered public accounting firm’s qualifications, independence and performance.

The following table sets forth the dollar range of ownership of equity securities of the Fund and other registered investment companies overseen by each director within the Fund Complex, in each case as of December 31, 2021. The directors on the Board are not required to invest in the Fund.

Name of Director	Dollar Range of Equity Securities of the Fund	Aggregate Dollar Range of Equity Securities of All Registered Investment Companies Overseen by the Director in the Fund Complex
Sheldon Chang		$300,000

As of December 31, 2021, none of the Independent Directors or their immediate family members owned beneficially or of record securities of the Investment Manager or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Investment Manager.

Director Compensation

Name and Position with Fund	Aggregate Compensation from the Fund*	Total Compensation from the Fund and Fund Complex Paid to Directors*
Kevin K. Albert, Director	$25,000	$25,000
Nancy Grady, Director	$25,000	$25,000

*	Estimated for the fiscal year ending December 31, 2022.

The Independent Directors are paid by the Fund an annual retainer of $25,000. All directors on the Board are reimbursed for their reasonable out-of-pocket expenses. The directors on the Board do not receive any pension or retirement benefits from the Fund.

Investment Management Agreement

Pursuant to the Investment Management Agreement, the Investment Manager is responsible, subject to the supervision of the Board, for (a) providing investment advice to the Fund in respect of the investment of the Fund’s assets, (b) investigating, structuring, negotiating, and advising the Fund with respect to potential investments and realization opportunities, and (c) managing the day-to-day operations of the Fund. The Investment Management Agreement is subject to approval by the Fund’s full Board (including a majority of the Independent Directors. The Investment Management Agreement is terminable without penalty, on 60 days’ prior written notice by the Board or by the

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Investment Manager. The Investment Management Agreement also provides that it will terminate automatically in the event of its “assignment” (as defined in the Investment Company Act). After an initial term that will expire two years after the Fund commences investment operations, the Investment Management Agreement will continue in effect from year to year if its continuance is approved annually by either the Board or the vote of a majority of the outstanding voting securities of the Fund, provided that, in either event, the continuance also is approved by a majority of the Independent Directors by vote cast in person at a meeting (or as otherwise permitted by applicable law or regulatory relief) called for the purpose of voting on such approval.

In consideration of the advisory services provided to the Fund by the Investment Manager, the Fund pays to the Investment Manager an annual “Management Fee,” quarterly in arrears, equal to one and a half percent (1.50%) per annum of the Fund’s NAV; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Management Fee that would have been paid had such Investors subscribed at the Initial Closing. Additionally, in consideration of administrative services provided to the Fund by the Investment Manager, the Fund pays to the Investment Manager and annual “Investor Servicing Fee,” quarterly in arrears, equal to one half percent (0.50)% per annum of the Fund’s NAV; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Investor Servicing Fee that would have been paid had such Investors subscribed at the Initial Closing. The administrative services provided by the Investment Manager include, without limitation, asset valuation and ongoing reporting to investors, engaging and coordinating service providers of the Fund, reviewing the adequacy and effectiveness of the Fund’s and certain services providers’ policies and procedures, managing distributions to Investors and maintain records of the Fund. The Investor Servicing Fee may be used by the Investment Manager to pay placement agent fees, commissions or other brokerage fees relating to the offering and sale of Shares. The Management Fee and the Investor Servicing Fee may be paid out of current income, proceeds from the disposition of Portfolio Companies, and any other sources of cash available to the Fund, and payment may be deferred in the sole discretion of the Investment Manager for any reason or no reason at all.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Investment Manager and any director, officer, member or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services under the Investment Management Agreement. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund of the Investment Manager, or any director, member, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arises in connection with the performance of services to the Fund, as the case may be, provided that the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

A discussion of the basis for the Board’s approval of the Investment Management Agreement will be set forth in the Fund’s annual report to Investors for the fiscal year ending December 31, 2022.

Portfolio Manager Compensation

The Portfolio Managers manage, or are affiliated with, other accounts in addition to the Fund, including other pooled investment vehicles. Because the Portfolio Managers manage assets for other investment companies, pooled investment vehicles, and/or other accounts (collectively “Client Accounts”), or may be affiliated with such Client Accounts, there may be an incentive to favor one Client Account over another, resulting in conflicts of interest. For example, the Investment Manager may, directly or indirectly, receive fees from Client Accounts that are higher than the fee it receives from the Fund, or it may, directly or indirectly, receive a performance-based fee on a Client Account. In those instances, the Portfolio Managers may have an incentive to not favor the Fund over the Client Accounts. The Investment Manager has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

The Portfolio Managers’ compensation is comprised of a fixed annual salary and bonus (or fixed monthly fee) paid by the Investment Manager’s parent company and not by the Fund.

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The following table lists the number and types of accounts, other than the Fund, managed by the Fund’s Portfolio Managers and assets under management in those accounts, as of January 31, 2022. None of the accounts charge any performance-based advisory fees.

Portfolio Manager	Registered Investment Companies		Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed
Jack Chandler	0	$0	20	$226m	None	N/A
Sheldon Chang	0	$0	20	$226m	None	N/A
Ian Formigle	0	$0	20	$226m	None	N/A
Charles George	0	$0	20	$226m	None	N/A
Thomas McDonald	0	$0	20	$226m	None	N/A

____________________

None of the Fund’s Portfolio Managers beneficially owns any Shares of the Fund.

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CODES OF ETHICS

Each of the Fund and the Investment Manager has adopted a code of ethics under Rule 17j-1 under the Investment Company Act (collectively the “Codes of Ethics”). Rule 17j-1 and the Codes of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel (“Access Persons”). The Codes of Ethics permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Fund. Under the Codes of Ethics, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities. The Codes of Ethics are available on the EDGAR database on the SEC’s website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

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PROXY VOTING POLICIES AND PROCEDURES

In the Portfolio Companies do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Fund may receive notices or proposals from one or more Portfolio Companies seeking the consent of or voting by holders (“proxies”). The Fund has delegated any voting of proxies in respect of portfolio holdings to the Investment Manager to vote the proxies in accordance with the Investment Manager’s proxy voting guidelines and procedures. In general, the Investment Manager believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund.

The Investment Manager generally will vote to support management recommendations relating to routine matters, such as the election of board members (where no corporate governance issues are implicated) or the selection of independent auditors. The Investment Manager generally will vote in favor of management or investor proposals that the Investment Manager believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors. On non-routine matters, the Investment Manager generally will vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund. In exercising its voting discretion, the Investment Manager will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Investment Manager, the Investment Manager will make written disclosure of the conflict to the Independent Directors indicating how the Investment Manager proposes to vote on the matter and its reasons for doing so.

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FEES AND EXPENSES

The Investment Manager bears all of its own costs incurred in providing investment advisory services to the Fund. As described below, the Fund bears all expenses incurred in the business and investment program of the Fund. The Investment Manager also provides, or arranges at its expense, for certain management and administrative services for the Fund. Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.

Fees

Subject to the Expense Limitation Agreement described below, the Fund pays to the Investment Manager quarterly in arrears: (a) the Management Fee at an annual rate of 1.50% of the NAV; and (b) the Investor Servicing Fee at an

annual rate of 0.50% of the NAV. To the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Management Fee and Investor Servicing Fee that would have been paid had such Investors subscribed at the Initial Closing. Fees may be paid out of current income, proceeds from the disposition of Portfolio Companies, and any other sources of cash available to the Fund. Payment may be deferred in the sole discretion of the Investment Manager for any reason or no reason at all.

Expenses

Subject to the Expense Limitation Agreement described below, the Fund (and, thus, indirectly Investors) shall bear all of its own Fund Expenses, whether incurred by the Fund, the Investment Manager, or any of their respective affiliates, associated with the formation, operation, dissolution, winding-up, or termination of the Fund, including but not limited to: (a) all expenses relating to the Fund’s organization and offering, including but not limited to legal fees and regulatory filing fees (“Organizational Expenses”); and (b) all expenses relating to the ongoing operations of the Fund, including (1) expenses incurred in connection with maintaining the existence of the Fund and its related vehicles and the routine administrative expenses of the same (including expenses associated with registration or regulatory compliance by the Fund and its related vehicles); fees and expenses for accounting, third-party fund administrators, valuation, tax compliance, custodians, consultants, banking, brokerage, depositary and similar fees or commissions; costs (including broken-deal, unconsummated deal and similar costs) incurred in or related to sourcing, investigating, identifying, developing, negotiating, monitoring, acquiring, holding, selling or otherwise managing or disposing of Fund assets, assets or obligations (including reasonable expenses related to travel and accommodation), regardless of whether such investments are subsequently consummated, to the extent not reimbursed by Portfolio Companies, by sellers or other third parties, and not otherwise capitalized as part of such investments; insurance premiums; costs associated with the preparation of financial statements and other reports of the Fund (as well as costs of all governmental returns, reports and other filings); expenses relating to meetings of the Investors of the Fund (including reasonable travel and other out-of-pocket costs incurred by the Investment Manager in attending such meetings); advertising costs; and expenses associated with preparing tax returns, making tax elections and determinations, and similar activities (the expenses listed in this subclause (1), collectively, “Operating Expenses”); and (2) legal fees; audit fees; transfer, capital and other taxes, charges, duties and fees incurred in or related to sourcing, investigating, identifying, developing, negotiating, monitoring, acquiring, holding, selling or otherwise managing or disposing of Fund assets, assets or obligations, (including reasonable expenses related to travel and accommodation), regardless of whether such investments are subsequently consummated, to the extent not reimbursed by Portfolio Companies, by sellers or other third parties, and not otherwise capitalized as part of such investments; indemnifications; costs of litigation and other extraordinary expenses; interest expenses; the Management Fees; the Investor Servicing Fees; taxes and other governmental charges imposed upon the Fund as an entity (rather than solely as a withholding agent); the fees of the Independent Directors and the fees and expenses of independent counsel thereto and the costs and expenses of holding any meetings of the Board, its committees or the Independent Directors that are permitted or required to be held under the terms of the Bylaws, the Investment Company Act or other applicable law; such other types of expenses as may be approved from time to time by the Board; and other expenses in respect of the Fund that are not listed in the preceding paragraph and are not normal operating expenses of the Investment Manager (together with the Organizational Expenses and Operating Expenses, collectively, “Fund Expenses”).

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Expense Limitation Agreement

The Investment Management Agreement provides that the Investment Manager will waive its Management Fee and/or pay or reimburse the Fund for Operating Expenses in excess of the Fund’s Operating Expense Limit of 1.00% per annum of the Fund’s average quarterly NAV for any calendar year or portion thereof during the term of the Investment Management Agreement. In the event that the Fund’s Operating Expenses are below the Operating Expense Limit in any fiscal year, the Investment Manager may be entitled to be reimbursed in whole or in part for fees or expenses waived or reduced by the Investment Manager during the prior three year-period pursuant to the Operating Expense Limit.

Further, the Investment Management Agreement provides that the Investment Manager will pay 100% of the Organizational Expenses, and the Fund will reimburse the Investment Manager $250,000 for Organizational Expenses if and when the Fund accepts $60 million in Subscription Amounts and the remainder if and when the Fund accepts $100 million in Subscription Amounts.

The Investment Management Agreement may be terminated on sixty (60) days’ prior written notice to the Investment Manager or the Fund.

Other Services

CrowdStreet Affiliates charge Project Sponsors technology and services fees, and may charge Project Sponsors placement fees in the future. All such services are provided at customary market rates negotiated with unaffiliated Project Sponsors. The Project Sponsors may capitalize or expense some or all of the CrowdStreet Fees, as well as fees charged by other service providers who are not affiliated with CrowdStreet, in the real estate project underlying the Portfolio Company. CrowdStreet Fees and other service provider fees increase a Portfolio Company’s expenses, which may reduce cash available for distributions to investors, including the Fund. The net impact of CrowdStreet Fees on the expenses of the Portfolio Company will vary based on numerous factors, as will the impact on the Fund’s performance, which the Fund estimates to range from 0.0% to 1.0% of Average Net Assets (annualized).  In the unlikely event that a CrowdStreet Affiliate charges a Project Sponsor fees for services that overlap with services to be provided by the Investment Manager to the Fund in connection with the Investment Manager’s fees, the Investment Manager will reduce the amount of the Investor Servicing Fees charged to the Fund by an amount equal to the CrowdStreet Fees paid by the Project Sponsor for such overlapping services.

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RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for the Fund to qualify for taxation as a REIT under the Code, Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the Fund’s outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify for taxation as a REIT, the Fund must satisfy other requirements as well.

To assist the Fund in qualifying for taxation as a REIT, the Bylaws, subject to certain exceptions, contain restrictions on the number and value of the Fund’s Shares that a person may own. The Bylaws provide that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of the Fund’s Shares, whichever is more restrictive. These limits collectively are referred to as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the Shares described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of Shares.

The applicable constructive ownership rules under the Code are complex and may cause the Shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of Shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, Shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

The Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular Investor if the Investor’s ownership in excess of the ownership limit would not result in the Fund being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in the Fund failing to qualify for taxation as a REIT. As a condition of its waiver or grant of excepted holder limit, the Board may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to the Board in order to determine or ensure the Fund’s qualification for taxation as a REIT. In addition, the Fund will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, the Board may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of Shares then outstanding of the Fund or the Fund would otherwise fail to qualify for taxation as a REIT. Prior to the modification of the ownership limit, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Fund’s qualification for taxation as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of Shares is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of Shares equals or falls below the decreased ownership limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the ownership limit.

The Bylaws further prohibits: (i) any person from beneficially or constructively owning, applying certain attribution rules of the Code, Shares that would result in the Fund being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Fund to fail to qualify for taxation as a REIT; and (ii) any person from transferring Shares if such transfer would result in Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of Shares, or who would have owned Shares transferred to a trust as described below, must immediately give the Fund written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to the Fund and provide the Fund with such other information as the Fund may request in order to determine the effect of

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such transfer on the Fund’s qualification for taxation as a REIT. The foregoing restrictions on ownership and transfer of Shares will not apply if the Board determines that it is no longer in the Fund’s best interests to attempt to qualify, or to continue to qualify, for taxation as a REIT or that compliance with the restrictions and limitations on ownership and transfer of Shares as described above is no longer required in order for the Fund to qualify for taxation as a REIT.

If any transfer of Shares would result in the Shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such Shares. In addition, if any purported transfer of Shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by the Board or in the Fund being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify for taxation as a REIT, then that number of Shares (rounded up to the nearest whole Share) that would cause the Fund to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by the Fund and the intended transferee will acquire no rights in such Shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to the Fund’s discovery that the Shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Fund being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify for taxation as a REIT, then the Bylaws provides that the transfer of the Shares will be null and void.

Shares transferred to the trustee are deemed offered for sale to the Fund, or the Fund’s designee, at a price per Share equal to the lesser of (i) the price paid by the prohibited owner for the Shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such Shares at market price, the last reported NAV for Shares on the day of the event which resulted in the transfer of such Shares to the trust) and (ii) the last reported NAV of Shares on the date the Fund accepts, or the Fund’s designee accepts, such offer. The Fund may reduce the amount payable by the amount of any dividend or other distribution that the Fund has paid to the prohibited owner before the Fund discovered that the Shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and the Fund may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. The Fund has the right to accept such offer until the trustee has sold the Shares held in the trust as discussed below. Upon a sale to the Fund, the interest of the charitable beneficiary in the Shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such Shares will be paid to the charitable beneficiary.

If the Fund does not buy the Shares, the trustee must, as soon as practicable after receiving notice from the Fund of the transfer of Shares to the trust, sell the Shares to a person or entity designated by the trustee who could own the Shares without violating the ownership limit or the other restrictions on ownership and transfer of Shares. After the sale of the Shares, the interest of the charitable beneficiary in the Shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the Shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such Shares at market price, the last reported NAV for the Shares on the day of the event which resulted in the transfer of such Shares to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the Shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that the Fund paid to the prohibited owner before the Fund discovered that the Shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by the Fund that the Shares have been transferred to a trust, such Shares are sold by a prohibited owner, then such Shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such Shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the Shares held by the trustee.

The trustee will be designated by the Fund and will be unaffiliated with the Fund and with any prohibited owner. Prior to the sale of any Shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by the Fund with respect to the Shares held in trust and may also exercise all voting rights

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with respect to the Shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to the Fund’s discovery that the Shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the Shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion: (i) to rescind as void any vote cast by a prohibited owner prior to the Fund’s discovery that the Shares have been transferred to the trust; and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust. However, if the Fund has already taken irreversible company action, then the trustee may not rescind and recast the vote. In addition, if the Board determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of the Shares, the Board may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the Fund to redeem the Shares, refusing to give effect to the transfer on the Fund’s books or instituting proceedings to enjoin the transfer.

Every owner of 1% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the Shares, within 30 days after the end of each taxable year, must give the Fund written notice, stating the Investor’s name and address, the number of Shares of each class of the Fund that the Investor beneficially owns and a description of the manner in which the Shares are held. Each such owner must provide to the Fund in writing such additional information as the Fund may request in order to determine the effect, if any, of the Investor’s beneficial ownership on the Fund’s qualification for taxation as a REIT and to ensure compliance with the ownership limit. In addition, each Investor must provide to the Fund in writing such information as the Fund may request in good faith in order to determine the Fund’s qualification for taxation as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing the Shares will bear a legend referring to the restrictions described above. These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Shares or otherwise be in the best interest of the holders of the Shares.

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DISTRIBUTION POLICY

The Fund expects to declare and make distributions on a quarterly basis, or more or less frequently as determined by the Board, in arrears. Any distributions the Fund makes will be at the discretion of the Board, and will be based on, among other factors, the Fund’s present and reasonably projected future cash flow. The Fund expects that the Board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time.

The Fund is required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to the Fund under the Code if the Fund distributes at least 90% of its REIT taxable income each year (computed without regard to the dividends paid deduction and the Fund’s net capital gain). Distributions will be authorized at the discretion of the Board, in accordance with the Fund’s earnings, present and reasonably projected future cash flows and general financial condition. The Board’s discretion will be directed, in substantial part, by the Fund’s obligation to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

The Fund is not prohibited from distributing its own securities in lieu of making cash distributions to Investors. The Bylaws also give the Fund the right to distribute other assets rather than cash. The receipt of the Fund’s securities or assets in lieu of cash distributions may cause Investors to incur transaction expenses in liquidating the securities or assets. The Fund does not have any current intention to list its Shares on a stock exchange or other trading market, nor is it expected that a public market for the Shares will develop. The Fund also do not anticipate that it will distribute other assets in kind.

Although the Fund’s goal is to fund the payment of distributions solely from cash flow from operations, the Fund may pay distributions from other sources, including the net proceeds of the offering, cash advances by the Investment Manager, cash resulting from a waiver of fees or reimbursements due to the Investment Manager, borrowings in anticipation of future operating cash flow and the issuance of additional Shares, and the Fund has no limit on the amounts it may pay from such other sources. If the Fund funds distributions from financings or the net proceeds from the offering, the Fund will have less funds available for investment in real estate and real estate-related investments. The Fund expects that its cash flow from operations available for distribution will be lower in the initial stages of the offering until the Fund has raised significant capital and made substantial investments. Further, because the Fund may receive income at various times during its fiscal year and because the Fund may need cash flow from operations during a particular period to fund expenses, the Fund expects that during the early stages of the Fund’s operations and from time to time thereafter, the Fund may declare distributions in anticipation of cash flow that the Fund expects to receive during a later period and these distributions would be paid in advance of the Fund’s actual receipt of these funds. In these instances, the Fund expects to look to third party borrowings, the offering proceeds or other sources to fund its distributions. Additionally, the Fund will make certain payments to the Investment Manager for services provided to the Fund. See the section titled Fees and Expenses. Such payments will reduce the amount of cash available for distributions.

The Fund’s distributions will constitute a return of capital to the extent that they exceed the Fund’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce an Investor’s adjusted tax basis in the Investor’s Shares, and to the extent that it exceeds the Investor’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such Shares.

Section 19(b) of the Investment Company Act and Rule 19b-1 thereunder generally limit the Fund to one long-term capital gain distribution per year, subject to certain exceptions.

The Board may authorize distributions in stock or in excess of those required for the Fund to maintain REIT status depending on the Fund’s financial condition and such other factors as the Board may deem relevant. The distribution rate may be modified by the Board from time to time.

The Board reserves the right to change or suspend the distribution policy from time to time.

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NO RIGHT OF REDEMPTION

No Investor or other person holding Shares acquired from an Investor has the right to require the Fund to redeem any Shares, and the Fund will not provide liquidity to Investors, through periodic written tender offers or otherwise. No public market for the Shares currently exists.

CALCULATION OF NET ASSET VALUE

Certain fees and expenses of the Fund are based on the Fund’s NAV. The Fund’s NAV per share is calculated by dividing the value of the Fund’s total assets (including interest and dividends accrued but not yet received) minus liabilities (including accrued expenses) by the total number of Shares outstanding. The Fund will calculate the NAV as of the last business day of each calendar quarter.

The Board has approved procedures pursuant to which the Fund values its Portfolio Companies, and it has designated to the Investment Manager the general responsibility for determining, in accordance with such procedures, the value of such investments. Generally, portfolio securities and other assets for which market quotations are readily available are valued at market value, which is ordinarily determined on the basis of official closing prices or the last reported sales prices. If market quotations are not readily available or are deemed unreliable, the Fund will use the fair value of the securities or other assets as determined by the Investment Manager in good faith, taking into consideration all available information and other factors that the Investment Manager deems pertinent, in each case subject to the overall supervision and responsibility of the Board. Such determinations may be made on the basis of valuations obtained from independent third party valuation agents or pricing services or other third party sources (“Pricing Services”), provided that the Investment Manager retains the discretion to use any relevant data, including information obtained from any Pricing Service, that the Investment Manager deems to be reliable in determining fair value under the circumstances. The Investment Manager is responsible for ensuring that any Pricing Service engaged to provide valuations discharges its responsibilities in accordance with the Fund’s valuation procedures, and will periodically receive and review such information about the valuation of the Fund’s securities or other assets as it deems necessary to exercise its oversight responsibility.

In calculating the Fund’s NAV, the Investment Manager, subject to the oversight of the Board, uses various valuation methodologies. To the extent practicable, the Investment Manager generally endeavors to maximize the use of observable inputs and minimize the use of unobservable inputs by requiring that the most observable inputs are to be used when available. The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors. When valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment, and may involve alternative methods to obtain fair values where market prices or market-based valuations are not readily available. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used if a ready market for the investments existed. As a result, the Investment Manager may exercise a higher degree of judgment in determining fair value for certain securities or other assets.

When pricing securities or other assets at fair value, the Fund seeks to assign the value that represents the amount that the Fund might reasonably expect to receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Given the subjectivity inherent in fair value measurements and the fact that events could occur after NAV calculation, the actual market prices, or prices that are used by others, for a security or other asset may differ from the fair value of that security or other asset as determined by the Fund at the time of NAV calculation. In addition, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by the Fund. It is possible that the fair value determined for a security or other asset may be materially different from the value that could be realized upon the sale of such security or other asset. Thus, fair value measurements may have an unintended dilutive or accretive effect on the value of Investors’ investments in the Fund.

The following is a summary of certain of the methods generally used currently to value investments of the Fund under the Fund’s valuation procedures:

Observable prices generally are not available for the types of securities that will comprise the Portfolio Companies. Accordingly, the Investment Manager uses one or more valuation techniques (e.g., the market approach, the income

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approach or the cost approach) for which sufficient and reliable data is available. The use of the market approach generally consists of using comparable market transactions with adjustments made for dissimilarities between properties, while the use of the income approach generally consists of the net present value of estimated future cash flows plus a reversion (presumed sale), adjusted as appropriate for liquidity, credit, market and/or other risk factors. The income approach may also include the direct capitalization method, which estimates a stabilized net operating income and applies a capitalization rate to estimate fair value. The cost approach estimates the replacement cost of the building less physical depreciation plus the land value. Generally, this approach provides a check on the value derived using the income approach. The terminal value or final liquidation estimate, direct capitalization rate, growth rates, and discount rate are some of the significant inputs to these valuations. These rates are based on the location, type, and nature of each property, and current and anticipated market conditions. The selection of appropriate valuation techniques may be affected by the availability of relevant inputs as well as the relative reliability of the inputs. In some cases, one valuation technique may provide the best indication of fair value while in other circumstances, multiple valuation techniques may be appropriate. The results of the application of the various techniques may not be equally representative of fair value, due to factors such as assumptions made in the valuation. In some situations, the Investment Manager may determine it appropriate to evaluate and weigh the results, as appropriate, to develop a range of possible values, with the fair value based on the Investment Manager’s assessment of the most representative point within the range.

Investments may also be adjusted to reflect illiquidity and/or non-transferability, with the amount of such discount estimated by the Investment Manager in the absence of market information. Assumptions used due to the lack of observable inputs may significantly impact the resulting fair value and therefore the Fund’s results of operations.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the Fund’s qualification for taxation as a REIT and the acquisition, holding, and disposition of the Fund’s Shares. For purposes of this section, references to the “Fund” means only the Fund and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Fund, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Registration Statement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular Investor in light of its investment or tax circumstances or to Investors subject to special tax rules, including but not limited to:

•	non-U.S. persons (as defined below);
•	persons holding the Fund’s Shares through a partnership or similar pass-through entity;
•	persons who mark-to-market the Fund’s Shares;
•	subchapter S corporations;
•	U.S. Investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;
•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	REITs;
•	regulated investment companies;
•	trusts and estates;
•	persons holding the Fund’s Shares as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;
•	non-corporate taxpayers subject to the alternative minimum tax provisions of the Code;
•	persons holding a 10% or more (by vote or value) beneficial interest in the Fund;
•	tax exempt organizations, except to the extent discussed below in “-Taxation of the Fund-Taxation of Tax Exempt U.S. Investors;”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that Investors will hold the Fund’s Shares as capital assets, within the meaning of Section 1221 of the Code, which generally means as property held for investment.

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This summary of certain U.S. federal income tax considerations is intended solely for Investors who are beneficial owners of the Fund’s Shares and who are U.S. persons. For the purposes of this summary, a U.S. person is a beneficial owner of the Fund’s Shares who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. Investor is a beneficial owner of the Fund’s Shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of the Fund’s Shares who is not a U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. The Fund has not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE FUND’S SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING THE FUND’S SHARES TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PERSONAL TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE FUND’S SHARES.

Taxation of the Fund

The Fund intends to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2022. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its stockholders if it meets the applicable REIT distribution and other requirements for qualification. The Fund believes that it will be organized, owned and operated in conformity with the requirements for qualification for taxation as a REIT under the Code, and that the Fund’s proposed ownership, organization and method of operation will enable the Fund to meet the requirements for qualification for taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that the Fund may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in the Fund’s circumstances or applicable law, no assurance can be given that the Fund will so qualify for any particular year or that the IRS will not challenge the Fund’s conclusions with respect to its satisfaction of the REIT requirements.

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Qualification for taxation as a REIT depends on the Fund’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. In addition, the Fund’s ability to qualify for taxation as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which the Fund invests, which the Fund may not control. The Fund’s ability to qualify for taxation as a REIT also requires that the Fund satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by the Fund or which serve as security for loans made by the Fund. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of the Fund’s operations for any taxable year will satisfy the requirements for qualification for taxation as a REIT.

Taxation of REITs in General

Provided that the Fund qualifies for taxation as a REIT, the Fund will generally be entitled to a deduction for dividends that the Fund pays and, therefore, will not be subject to U.S. federal corporate income tax on the Fund’s net taxable income that is currently distributed to Investors. This treatment substantially eliminates the “double taxation” at the corporate and Investor levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the Investor level, upon a distribution of dividends by the REIT.

Even if the Fund qualifies for taxation as a REIT, the Fund will be subject to U.S. federal income taxation as follows:

•	The Fund will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income.
•	If the Fund has net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.
•	If the Fund elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” the Fund may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).
•	If the Fund fails to satisfy the 75% gross income test or the 95% gross income test but nonetheless maintains its qualification for taxation as a REIT because other requirements are met, the Fund will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which the Fund fails the 75% gross income test or (B) the amount by which the Fund fails the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.
•	If the Fund fails to satisfy any of the REIT asset tests, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but the Fund’s failure is due to reasonable cause and not due to willful neglect and the Fund nonetheless maintain its REIT tax qualification because of specified cure provisions, the Fund will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which the Fund failed to satisfy the asset tests.
•	If the Fund fails to satisfy any provision of the Code that would result in the Fund’s failure to qualify for taxation as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, the Fund may retain the Fund’s REIT tax qualification but the Fund will be required to pay a penalty of $50,000 for each such failure.
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•	If the Fund fails to distribute during each calendar year at least the sum of (1) 85% of the Fund’s REIT ordinary income for such year, (2) 95% of the Fund’s REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), the Fund will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.
•	The Fund may be required to pay monetary penalties to the IRS in certain circumstances, including if the Fund fails to meet record-keeping requirements intended to monitor the Fund’s compliance with rules relating to the composition of Investors.
•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between the Fund and any taxable REIT subsidiary (“TRS”), and any other TRSs the Fund may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arms’ length amounts.
•	The Fund may elect to retain and pay U.S. federal income tax on the Fund’s net long-term capital gain. In that case, an Investor would include its proportionate share of the Fund’s undistributed long-term capital gain in its income (to the extent the Fund makes a timely designation of such gain to the Investor), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the Investor’s basis in the Fund’s Shares.
•	The Fund may own subsidiaries that will elect to be treated as TRSs and the Fund may hold equity interests in the Fund’s borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

In addition, the Fund may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Fund intends to elect to be taxable as a REIT for U.S. federal income tax purposes for the Fund’s taxable year ending December 31, 2022 and for all subsequent taxable years. In order to have so qualified, the Fund must meet and continue to meet the requirements relating to the Fund’s organization, ownership, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;
2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;
4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
5.	commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;
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6.	in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);
7.	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
8.	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;
9.	that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Code and the regulations promulgated thereunder; and
10.	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act. The Fund’s Shares are generally freely transferable, and the Fund believes that the restrictions on ownership and transfers of the Shares do not prevent the Fund from satisfying condition (2). The Fund believes that the Shares sold in this offering will allow the Fund to timely comply with condition (6). However, depending on the number of Investors who subscribe for Shares in the offering and the timing of subscriptions, the Fund may need to conduct an additional offering of Shares to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with the Share ownership requirements, the Fund is generally required to maintain records regarding the actual ownership of the Fund’s Shares. Provided the Fund complies with these recordkeeping requirements and that the Fund would not otherwise have reason to believe the Fund fails the 5/50 Test after exercising reasonable diligence, the Fund will be deemed to have satisfied the 5/50 Test. In addition, the Bylaws provide restrictions regarding the ownership and transfer of Shares, which are intended to assist the Fund in satisfying the Share ownership requirements described above.

For purposes of condition (9) above, the Fund will use a calendar year for U.S. federal income tax purposes, and the Fund intends to comply with the applicable recordkeeping requirements.

Investments in Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets, including assets of a lower-tier partnership, and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, pursuant to Treasury Regulations issued under Section 856 of the Code. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of Subchapter K of the Code (generally, Section 704(b) of the Code and the Treasury Regulations thereunder) and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. The Fund intends to obtain covenants from any partnerships in which the Fund invests but do not control to operate in compliance with the REIT tax requirements, but the Fund may not control any particular partnership into which the Fund invests, and thus no

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assurance can be given that any such partnerships will not operate in a manner that causes the Fund to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which the Fund invests is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which the Fund directly and indirectly invests may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of these law changes.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary (“QRS”), that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A QRS is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which the Fund holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by the Fund (for example, if any equity interest in the subsidiary is acquired by a person other than the Fund or another disregarded subsidiary of the Fund), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect the Fund’s ability to satisfy the various asset and gross income tests applicable to REITs. See “Asset Tests” and “Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by the Fund and its subsidiaries in the aggregate and the Fund’s ability to make distributions to the Fund’s Investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to the Fund by one or more domestic TRSs the Fund may own, then a portion of the dividends that the Fund distributes to Investors who are taxed at individual rates generally may be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “Taxation of Taxable U.S. Investors” and “Annual Distribution Requirements.”

The Fund may hold any equity interests the Fund receives in the Fund’s borrowers or certain other investments through one or more TRSs. While the Fund intends to manage the size of the TRSs and dividends from the TRSs in a manner that permits the Fund to qualify as a REIT, it is possible that the equity investments appreciate to the point where the TRSs exceed the thresholds mandated by the REIT rules. In such cases, the Fund could lose its REIT status if it is unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings of a TRS will be subject to U.S. federal corporate income tax.

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Certain Equity Investments and Kickers

The Fund may hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When the Fund holds investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests the Fund is required to include its proportionate share of the assets and income of the partnership, based on the Fund’s share of partnership capital, as if the Fund owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which the Fund holds such equity could jeopardize the Fund’s compliance with the REIT income and asset tests. The Fund intends to obtain covenants from its equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT tax requirements, but the Fund generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes the Fund to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test.

In some cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and the Fund’s preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but the Fund would not have to include the Fund’s share of the underlying assets and income of the issuer in the Fund’s tests). Thus, if the IRS successfully challenged the Fund’s characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, the Fund could fail an income or asset test. In that event, the Fund could face substantial penalty taxes to cure the resulting violations, as described in “Failure to Qualify” below, or, if the Fund were deemed to have acted unreasonably in making the investment, lose the Fund’s REIT status. Conversely, the Fund also could fail an applicable income or asset test if the Fund has treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain the Fund’s qualification for taxation as a REIT, the Fund annually must satisfy two gross income tests. First, at least 75% of the Fund’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of the Fund’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Dividend Income

The Fund may receive material distributions from the Fund’s TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

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Rents from Real Property

The Fund expects to acquire interests in real property, including through pass-through subsidiaries, and may acquire other interests in real property (including equity participations). However, to the extent that the Fund owns real property or interests therein, rents the Fund receives qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT tax provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by the Fund to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by the Fund. Moreover, for rents received to qualify as “rents from real property,” the Fund generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which the Fund derives no income or through a TRS. The Fund is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, the Fund may directly or indirectly provide non-customary services to tenants of the Fund’s properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of the Fund’s cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that the Fund does not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which the Fund may invest, including investments through pass-through subsidiaries, the Fund may be required to recognize taxable income from those assets in advance of the Fund’s receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

Due to potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that the Fund may have taxable income in excess of cash available for distribution. In that event, the Fund may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year.

Failure to Satisfy the Gross Income Tests

The Fund intends to monitor the Fund’s sources of income, including any non-qualifying income received by the Fund, and manage the Fund’s assets so as to ensure the Fund’s compliance with the gross income tests. The Fund cannot assure you, however, that the Fund will be able to satisfy the gross income tests. If the Fund fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, the Fund may still qualify for taxation as a REIT for the year if the Fund is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the Fund’s failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, the Fund sets forth a description of each item of the Fund’s gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the

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Treasury Regulations. It is not possible to state whether the Fund would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving the Fund, the Fund will not qualify for taxation as a REIT. As discussed above under “Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which the Fund fails to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, the Fund must also satisfy five tests relating to the nature of the Fund’s assets. First, at least 75% of the value of the Fund’s total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), shares in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of Shares of the Fund’s stock or certain debt. Second, not more than 25% of the Fund’s assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of the Fund’s TRSs: (i) the value of any one issuer’s securities owned by the Fund may not exceed 5% of the value of the Fund’s gross assets, and (ii) the Fund generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by the Fund may not exceed 20% of the value of the Fund’s gross assets. Fifth, not more than 25% of the value of the Fund’s gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, the Fund will not lose its qualification for taxation as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the Fund fails to satisfy the asset tests because the Fund acquires assets during a quarter, the Fund can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If the Fund fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, the Fund may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of the Fund’s assets at the end of the relevant quarter or $10,000,000. If the Fund fails any of the other asset tests or the Fund’s failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, the Fund is permitted to avoid disqualification for taxation as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which the Fund identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify for taxation as a REIT, the Fund is required to distribute dividends, other than capital gain dividends, to the Fund’s Investors in an amount at least equal to: (i) the sum of: (a) 90% of the Fund’s “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and (b) 90% of the net income

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(after tax), if any, from foreclosure property (as described below); minus (ii) the sum of specified items of non-cash income that exceeds a percentage of the Fund’s income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to Investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by the Fund and received by each Investor on December 31 of the year in which they are declared. In addition, at the Fund’s election, a distribution for a taxable year may be declared before the Fund timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to the Fund’s Investors in the year in which paid, even though the distributions relate to the Fund’s prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards the Fund’s distribution requirement and to give rise to a tax deduction by the Fund, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, the Fund must treat every Investor of the class of Shares with respect to which the Fund makes a distribution the same as every other Investor of that class, and the Fund must not treat any class of Shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, the Fund could lose its ability to cure an under-distribution in a year with a subsequent year deficiency dividend if the Fund pays preferential dividends. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that the Fund distributes at least 90%, but less than 100%, of the Fund’s “REIT taxable income,” as adjusted, the Fund will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, the Fund may elect to retain, rather than distribute, the Fund’s net long-term capital gains and pay tax on such gains. In this case, the Fund could elect to have the Fund’s Investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by the Fund. The Fund’s Investors would then increase the adjusted basis of their stock in the Fund by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate Shares.

If the Fund fails to distribute during each calendar year at least the sum of (1) 85% of the Fund’s REIT ordinary income for such year, (2) 95% of the Fund’s REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, the Fund will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which the Fund has paid corporate income tax. The Fund intends to make timely distributions so that the Fund is not subject to the 4% excise tax.

It is possible that the Fund, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by the Fund for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. See “Gross Income Tests – Phantom Income” above. In the event that such shortfalls occur, to meet the Fund’s distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that the Fund regards as unfavorable or pay dividends in the form of taxable stock dividends.

The Fund may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to Investors in a later year, which may be included in the Fund’s deduction for dividends paid for the earlier year. In this case, the Fund may be able to avoid losing the Fund’s qualification for taxation as a REIT or being taxed on amounts distributed as deficiency dividends. However, the Fund will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided the Fund completes its liquidation within 24 months following the

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Fund’s adoption of a plan of liquidation. Compliance with this 24 month requirement could require the Fund to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of the Fund’s Investors, or terminate the Fund’s tax status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of the Fund’s Shares.

Prohibited Transactions

Net income the Fund derives from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that the Fund violates a provision of the Code that would result in the Fund’s failure to qualify as a REIT, the Fund may nevertheless continue to qualify as a REIT under specified relief provisions available to the Fund to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) the Fund pays a penalty of $50,000 for each failure to satisfy a requirement for qualification for taxation as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to the Fund’s disqualification for taxation as a REIT for violations due to reasonable cause. If the Fund fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, the Fund will be subject to U.S. federal corporate income tax. Distributions to the Fund’s Investors in any year in which the Fund is not a REIT for tax purposes will not be deductible by the Fund, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to the Fund’s Investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of the Fund’s corporate U.S. Investors may be eligible for the dividends received deduction. Unless the Fund is entitled to relief under the specific statutory provisions, the Fund will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, the Fund will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes certain federal income tax considerations of U.S. Investors that are not tax exempt organizations.

Distributions to Investors

The following discussion describes taxation of Investors on distributions from the Fund in years in which the Fund qualifies to be taxed as a REIT. Provided that the Fund qualifies for taxation as a REIT, distributions made to the

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Fund’s taxable U.S. Investors out of the Fund’s current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. Investors who receive dividends from taxable subchapter C corporations. However, for taxable years before January 1, 2026, non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include the Fund’s dividends received by a non-corporate U.S. Investor that the Fund does not designate as capital gain dividends and that are not qualified dividend income. If the Fund fails to qualify for taxation as a REIT, such Investors may not claim this deduction with respect to dividends paid by the Fund.

Distributions from the Fund that are designated as capital gain dividends will be taxed to U.S. Investors as long-term capital gains, to the extent that they do not exceed the Fund’s actual net capital gain for the taxable year, without regard to the period for which the U.S. Investor has held the Fund’s Shares. To the extent that the Fund elects under the applicable provisions of the Code to retain the Fund’s net capital gains, U.S. Investors will be treated as having received, for U.S. federal income tax purposes, the Fund’s undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by the Fund on such retained capital gains. U.S. Investors will increase their adjusted tax basis in the Fund’s Shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by the Fund. Corporate U.S. Investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. Investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. Investors who are individuals, to the extent of previously claimed depreciation deductions. Distributions from the Fund in excess of its current or accumulated earnings and profits will not be taxable to a U.S. Investor to the extent that they do not exceed the adjusted tax basis of the U.S. Investor’s Shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these Shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. Investor’s Shares, they will be treated as gain from the disposition of the Shares and thus will be included in income as long-term capital gain, or short-term capital gain if the Shares have been held for one year or less.

To the extent that the Fund has available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “Taxation of the Fund” and “Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Investors and do not offset income of U.S. Investors from other sources, nor do they affect the character of any distributions that are actually made by the Fund.

Dispositions of the Fund’s Shares

In general, capital gains recognized by individuals and other non-corporate U.S. Investors upon the sale or disposition of the Fund’s Shares will be subject to tax at capital gains rates, if such Shares were held for more than one year, and will be taxed at ordinary income rates if such Shares were held for one year or less. Gains recognized by U.S. Investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. Investor upon the disposition of the Fund’s Shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. Investor but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of Shares by a U.S. Investor who has held the Shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from the Fund that were required to be treated by the U.S. Investor as long-term capital gain.

Liquidating Distributions

Once the Fund has adopted (or is deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. Investor with respect to the Fund’s Shares will be treated first as a recovery

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of the Investor’s basis in the Shares (computed separately for each block of Shares) and thereafter as gain from the disposition of the Fund’s Shares.

Medicare Tax on Unearned Income

U.S. Investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on the Fund’s Shares (without regard to the 20% deduction allowed by the TCJA on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. Investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Fund’s Shares.

Treatment of Tax Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. Investor has not held the Fund’s Shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt Investor) and (2) the Fund does not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from the Fund and income from the sale of the Fund’s Shares generally should not give rise to UBTI to a tax exempt U.S. Investor.

Tax exempt U.S. Investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from the Fund as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of the Fund’s stock could be required to treat a percentage of the dividends from the Fund as UBTI if the Fund is a “pension-held REIT.” The Fund will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of the Fund’s stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of the Fund’s stock, collectively owns more than 50% of such stock; and (2) the Fund would not have satisfied the 5/50 Test but for a special rule that permits the Fund to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require the Fund to complete the Fund’s liquidation within 24 months following the Fund’s adoption of a plan of liquidation. Compliance with this 24 month requirement could require the Fund to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in the Fund’s stock, including the potential incurrence of income treated as UBTI.

TAX EXEMPT U.S. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING THE FUND’S SHARES.

Backup Withholding and Information Reporting

The Fund will report to its U.S. Investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, the Fund may be required

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to withhold a portion of dividends or capital gain distribution to any U.S. Investor who fails to certify their non-foreign status.

The Fund must report annually to the IRS and to each non-U.S. Investors the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Payment of the proceeds of a sale of the Fund’s Shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. Investor (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of the Fund’s Shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. Investor and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will generally impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. Investors who own the Fund’s Shares through foreign accounts or foreign intermediaries and certain non-U.S. Investors. The legislation imposes a 30% withholding tax on dividends currently on, and will generally impose a 30% withholding tax on gross proceeds from the sale or other disposition of, the Fund’s Shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

The Fund and its Investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of the Fund and its Investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by the Fund would not pass through to Investors as a credit against their U.S. federal income tax liability. Prospective Investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in the Fund’s Shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to the Fund and the Fund’s Investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in the Fund’s Shares.

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The effect of the TCJA on the Fund and the Fund’s Investors is uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on the Fund or its Investors.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE
PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE FUND,
INCLUDING THE STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX
CONSEQUENCES OF AN INVESTMENT IN THE SHARES.

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ERISA CONSIDERATIONS

Employee benefit plans and other plans subject to Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor the Investment Manager will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes an Investor, solely as a result of the ERISA Plan’s investment in the Fund.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

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ADDITIONAL INFORMATION

Independent Registered Public Accounting Firm and Legal Counsel

Deloitte & Touche LLP, serves as the independent registered public accounting firm of the Fund, subject to completion of standard customer acceptance processes.

Curtis, Mallet-Prevost, Colt & Mosle LLP, 101 Park Avenue, New York, New York 10178, acts as legal counsel to the Fund.

Custodian

BRB Financial Group, or such other qualified custodian approved by the Board, (the “Custodian”) serves as the custodian of the Fund’s assets,. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts. The Custodian’s principal business address is BRB Trust Division, 1801 Bayberry Court, Suite 101, Richmond, VA 23226.

FINANCIAL STATEMENTS

The Fund will issue a complete set of financial statements on an-annual basis prepared in accordance with generally accepted accounting principles. The Fund’s annual reports, once available, may be obtained without charge by writing to the Fund at its offices at 98 San Jacinto Blvd, 4th Floor, Austin, TX 78701, or by calling (collect) (971) 803-3110. Investors will be able to view text-only versions of Fund documents on-line or download them from the SEC’s website (http://www.sec.gov).

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PART C

PART C. OTHER INFORMATION

Item 25. Financial Statements and Exhibits.

1.	Financial Statements: Not Applicable.

2.	Exhibits:

	(a)(1)	Certificate of Incorporation and Certificate of Amendment
	(a)(2)	Bylaws
	(b)	Not Applicable.

	(c)	Not Applicable.

	(d)	See Item 25(2)(a)(2)
	(e)	Not Applicable.

	(f)	Not Applicable.

	(g)	Investment Management Agreement

	(h)	Not Applicable.

	(i)	Not Applicable.

	(j)	Custody Agreement

	(k)(1)	Master Services Agreement
	(k)(2)	Form of Subscription Agreement
	(l)	Not Applicable.

	(m)	Not Applicable.

	(n)	Not Applicable.

	(o)	Not Applicable.

	(p)	Not Applicable.

	(q)	Not Applicable.

(r)(1)	Code of Ethics of the Registrant

(r)(2)	Code of Ethics of CrowdStreet Advisors, LLC

Item 26. Marketing Arrangements: Not Applicable.

Item 27. Other Expenses of Issuance and Distribution: The Fund estimates the following expenses in connection with the issuance of the Shares. These expenses are subject to the Expense Limitation Agreement.

Legal and tax advisory fees	$480,000
Registration, Blue Sky fees, Edgar filings fees	$20,000
Distribution	$0
Miscellaneous	$20,000

Total	$520,000

Item 28. Persons Controlled by or Under Common Control with Registrant:

After completion of the private offering of shares in the Fund, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by CrowdStreet Advisors, LLC, the Registrant’s investment adviser (the “Investment Manager”). Information regarding the ownership of the Investment Manager is set forth in its Form ADV as filed with the Securities and Exchange Commission (the “SEC”) (File No. 801-114281), and is incorporated herein by reference.

Item 29. Number of Holders of Securities: None

Item 30. Indemnification:

The Fund’s Bylaws contain provisions limiting the liability, and providing for indemnification of, the Fund’s directors and officers under certain circumstances. The Fund undertakes that it will apply the indemnification provisions of the Bylaws in a manner consistent with Sections 17(h) and 17(i) of the Investment Company Act. The

C-1

Fund will maintain insurance on behalf of any person who is an Independent Director, officer, employee, or agent of the Fund against certain liability asserted against them or incurred by them arising out of their position.

Item 31. Business and Other Connections of Investment Manager:

Information as to the directors and officers of the Investment Manager, together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each member, director, executive officer or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, director, officer, employee, partner or trustee, is included in its Form ADV as filed with the SEC (File No. 801-114281), and is incorporated herein by reference.

Item 32. Location of Accounts and Records:

The other required books and records will be maintained by CrowdStreet Advisors, 98 San Jacinto Blvd, 4th Floor, Austin, TX 78701.

Item 33. Management Services: Not Applicable.

Item 34. Undertakings: Not Applicable.

[Signature page follows]

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on the 31st day of March, 2022.

CROWDSTREET REIT I, INC.

By:	/s/ SHELDON CHANG
Name: Sheldon Chang
Title: President

Exhibit Index

(a)(1)	Certificate of Incorporation and Certificate of Amendment
(a)(2)	Bylaws
(g)	Investment Management Agreement
(j)	Custody Agreement*
(k)(1)	Master Services Agreement*
(k)(2)	Form of Subscription Agreement
(r)(1)	Code of Ethics of the Registrant
(r)(2)	Code of Ethics of CrowdStreet Advisors, LLC *To be filed by amendment.

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Exhibit (a)(1)

Certificate of Incorporate

and

Certificate of Amendment

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Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CROWDSTREET PRIVATE EQUITY REIT I, INC", FILED IN THIS OFFICE ON THE FOURTH DAY OF FEBRUARY, A.D. 2022, AT 11:18 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

6595432 8100
SR# 20220371990

Authentication: 202598658
Date: 02-07-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

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CERTIFICATE OF INCORPORATION

OF

CROWDSTREET PRIVATE EQUITY REIT I, INC.

(a Delaware corporation)

The undersigned, a natural person, for the purpose of forming a corporation under the laws of the State of Delaware, hereby certifies that:

First: The name of this corporation is “CrowdStreet Private Equity REIT I, Inc.” (the “Corporation”).

Second: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Third: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

Fourth: The total number of shares of capital stock that the Corporation shall have authority to issue is 500,000 shares, all of which shall be designated “Common Stock” having a par value of $0.01 per share.

Fifth: The name and the mailing address of the incorporator are as follows:

NAME: Brendan Klaassen	MAILING ADDRESS c/o Curtis, Mallet-Prevost, Colt & Mosle LLP 101 Park Avenue New York, New York 10178-0061

Sixth: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation. In furtherance of and not in limitation of the powers conferred by the General Corporation Law, the Board of Directors of the Corporation is expressly authorized to make, amend or repeal the Bylaws of the Corporation. The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

Seventh: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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Eighth: To the fullest extent permitted by the General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person’s testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. Neither any amendment nor repeal of this Article Eighth, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article Eighth, shall eliminate or reduce the effect of this Article Eighth in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Eighth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Ninth:

A.                Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph B of this Article Ninth, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Ninth shall be a contract right and, subject to Paragraphs B and E of this Article Ninth, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B.                 Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Paragraph A of this Article Ninth or advance of expenses under Paragraph E of this Article Ninth shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Ninth is required, and the Corporation fails to respond within 30 days to a written request for indemnity, the Corporation shall

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be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Ninth shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C.                 Non-exclusivity of Article Ninth. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Ninth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by law, agreement, vote of stockholders or disinterested directors or otherwise.

D.                Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Ninth.

E.                 Expenses. Expenses incurred by any person described in Paragraph A of this Article Ninth in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

F.                  Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Ninth and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

G.                Contract Rights. The provisions of this Article Ninth shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any

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time while this Article Ninth and the relevant provisions of the General Corporation Law or other applicable law are in effect, and any repeal or modification of this Article Ninth or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing. The indemnification and advancement of expenses provided by or granted pursuant to this Article Ninth shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

H.                Merger or Consolidation. For purposes of this Article Ninth, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Ninth with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

* * *

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this 4th day of February, 2022.

By:	/s/ Brendan Klaassen Brendan Klaassen, Incorporator
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Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CROWDSTREET PRIVATE EQUITY REIT I, INC", CHANGING ITS NAME FROM "CROWDSTREET PRIVATE EQUITY REIT I, INC" TO "CROWDSTREET REIT I, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF APRIL, A.D. 2022, AT 12:26 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6595432 8100
SR# 20221288262

Authentication: 203087535
Date: 04-04-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is CrowdStreet Private Equity REIT I, Inc.
2.	The certificate of incorporation of the corporation is hereby amended by striking out ARTICLE I thereof and by substituting in lieu of said Article 1 the following new ARTICLE I:

“ARTICLE I

The name of the corporation is CrowdStreet REIT I, Inc. (the “Corporation”).”

3.	The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 4th day of April, 2022.

By:	/s/ Sheldon Chang
Name: Sheldon Chang Title: President

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Exhibit (a)(2)

Bylaws

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CROWDSTREET REIT I, INC.

BYLAWS

These Bylaws (“Bylaws”) have been duly adopted by all of the directors and stockholders of CrowdStreet REIT I, Inc. (the “Company”) effective as of February __, 2022 in accordance with the provisions of the Delaware General Corporation Law.

ARTICLE I

DEFINITIONS

As used in these Bylaws, the following terms, when capitalized, shall have the following meanings unless the context otherwise requires:

“AFFILIATE” or “AFFILIATED” means, with respect to any Person, (a) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (d) any executive officer, director, trustee or general partner of such other Person; and (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“AFFILIATE SHARES” means any Shares held by the Investment Manager, a Director or any Affiliate thereof.

“BENEFICIAL OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“BOARD” means, collectively, the individuals who are duly elected and qualified to serve as Directors of the Company, or appointed to replace any such individual or fill a vacancy as provided in these Bylaws.

“BUSINESS DAY” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

“BYLAWS” means these bylaws of the Company, as the same are in effect from time to time.

“CERTIFICATE OF INCORPORATION” means the Company’s Certificate of Incorporation and any modification or amendment hereto.

“CHARITABLE BENEFICIARY” means one or more beneficiaries of the Trust as determined pursuant to Section 2(f) of Article IX, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“CODE” means the Internal Revenue Code of 1986, as amended.

“COMPANY” means CrowdStreet REIT I, Inc., a Delaware corporation.

“CONSTRUCTIVE OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318 (a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

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“DGCL” means the Delaware General Corporation Law, or any successor statute.

“DIRECTOR” means a member of the Board.

“INDEPENDENT DIRECTOR” means a Director that is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act).

“INVESTMENT COMPANY ACT” means the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.

“INVESTMENT MANAGEMENT AGREEMENT” means that certain investment management agreement entered into between the Company and the Investment Manager, as may be amended from time to time.

“INVESTMENT MANAGER” means the Person or Persons, if any, appointed, employed or retained by the Company and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Investment Manager subcontracts all or substantially all of such functions.

“PERSON” means an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

“PROHIBITED OWNER” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 1 of Article IX, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

“REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“SHARE OWNERSHIP LIMIT” means not more than 9.8%, or such lower percentage as the Board may decide (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Shares of the Company.

“SHARES” means shares of stock of the Company.

“STOCKHOLDERS” means the holders of record of the Shares as maintained in the books and records of the Company or its transfer agent.

“TRANSFER” means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“TRUST” means any trust provided for in Section 2(a) of Article IX.

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“TRUSTEE” means the Person unaffiliated with the Company or a Prohibited Owner who is appointed by the Company to serve as trustee of the Trust.

ARTICLE II

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Company in the State of Delaware may be relocated, by designation of the Board, from the location set forth in the Certificate of Incorporation.

Section 2. ADDITIONAL OFFICES. The Company may have additional offices, including a principal executive office, at such places as the Board may from time to time determine or the business of the Company may require.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of Stockholders shall be held at the principal executive office of the Company or at such other place as shall be set by the Board and stated in the notice of the meeting or the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as provided under Section 211 of the DGCL.

Section 2. ANNUAL MEETINGS. The annual meeting of Stockholders shall be held each year on a date and at a time designated by the Board, which date shall be within thirteen (13) months of the last annual meeting of the Stockholders or, if no such meeting has been held, the date of incorporation. At the meeting, Directors shall be elected and any other proper business may be transacted.

Section 3. SPECIAL MEETINGS. A special meeting of the Stockholders may be called at any time by the Board, the chairman of the Board, or by one or more Stockholders holding shares in the aggregate entitled to cast not less than fifty percent (50%) of the capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 4. NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of Stockholders, the secretary shall give to each Stockholder entitled to vote at such meeting, and to each Stockholder not entitled to vote who is entitled to notice of the meeting, in the form of a writing or electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such Stockholder personally, by leaving it at the Stockholder’s residence or usual place of business or by any other means permitted by Delaware law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Stockholder at the Stockholder’s address as it appears on the records of the Company, with postage thereon prepaid.

Subject to Section 11(a) of this Article, any business of the Company may be transacted at an annual meeting of Stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Stockholders except as specifically designated in the notice.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of Stockholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment, by the chairman of the Board or, in the case of a vacancy in the office or absence of the chairman of the Board, by one of the following officers present at the meeting: the vice chairman of the Board, if any, the president, the vice presidents in their order of rank and seniority, the secretary, the treasurer or, in the absence of such officers, a chairman chosen by the Stockholders by the vote of a majority of the votes cast by Stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual

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appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the Stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Stockholders of record of the Company, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (i) concluding the meeting. Unless otherwise determined by the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. The presence in person or by proxy of the holders of Shares entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at any meeting of the Stockholders. If, however, such quorum shall not be present at any meeting of the Stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The Stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Section 7. VOTING. A plurality of all the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. A concurrence of the Board shall not be required for a quorum of the Stockholders to vote to elect the Directors. Each Share may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the DGCL or these Bylaws. Unless otherwise provided in these Bylaws, each outstanding Share shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot.

Section 8. PROXIES. A Stockholder may cast the votes entitled to be cast by the Shares owned of record by the Stockholder in person or by proxy executed by the Stockholder or by the Stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Company before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF STOCK BY CERTAIN STOCKHOLDERS. Stock of the Company registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any Director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of stock of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

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The Board may adopt by resolution a procedure by which a Stockholder may certify in writing to the Company that any Shares of stock registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder. The resolution shall set forth the Stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Stockholder of record of the specified stock in place of the Stockholder who makes the certification.

Section 10. INSPECTORS. The Board, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required by this Article to be taken at any annual or special meeting of Stockholders of the Company, or any action that may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (a) signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the corporation in accordance with Section 228(a) of the DGCL.

Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in this Section 11. A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a Stockholder or proxyholder, or by a Person or Persons authorized to act for a Stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section 11 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law) as provided under Section 228(e) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any Section of the DGCL if such action had been voted on by Stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of Stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

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Section 12. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a)	ANNUAL MEETINGS OF STOCKHOLDERS. Nominations of individuals for election to the Board and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any Stockholder of the Company who was a Stockholder of record both at the time of giving of notice by the Stockholder as provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section. For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (a)(iii) above, the Stockholder must have given timely notice thereof in writing to the secretary of the Company and such other business must otherwise be a proper matter for action by the Stockholders. To be timely, a Stockholder’s notice shall set forth all information required under this Section and shall be delivered to the secretary at the principal executive office of the Company not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting (and in the case of the first annual meeting of Stockholders), notice by the Stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above. Such Stockholder’s notice shall set forth (i) as to each individual whom the Stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address, and residence address of such individual, (B) the class, series and number of Shares that are beneficially owned by such individual, (C) the date such Shares were acquired and the investment intent of such acquisition, (D) whether such Stockholder believes any such individual is, or is not, an “interested person” of the Company, as defined in the Investment Company Act and information regarding such individual that is sufficient, in the discretion of the Board, to make such determination, (E) sufficient information, with appropriate verification of the accuracy thereof, to enable the Board to make the determination as to the individual’s qualifications required under these Bylaws and (F) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved); (ii) as to any other business that the Stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Stockholder, including any anticipated benefit to the Stockholder; (iii) as to the Stockholder giving the notice, the number of all Shares which are owned by such Stockholder; (iv) as to the Stockholder giving the notice, the name and address of such Stockholder, as they appear on the Company’s stock ledger; and (v) to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such Stockholder’s notice.

(b)	SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of Stockholders at which directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that Directors shall be elected at such special meeting, by any Stockholder of the Company who is a Stockholder of record both at the time of giving of notice provided for in this Section and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. In the event the Company calls a special meeting of Stockholders for the purpose of electing one or more individuals to the Board, any Stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Company’s notice of meeting, if the Stockholder’s notice required by subsection (a) above shall be delivered to the secretary at the principal executive office of the Company not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Central Time, on the later of
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the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(c)	GENERAL. (i) Upon written request by the secretary or the Board, any Stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of Stockholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section. If a Stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section. Only such individuals who are nominated in accordance with this Section shall be eligible for election by Stockholders as Directors, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with this Section. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section. Notwithstanding the foregoing provisions of this Section 11, a Stockholder shall also comply with all applicable requirements of applicable law with respect to the matters set forth in this Section..

ARTICLE IV

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Company shall be managed under the direction of its Board. The Board shall use its best efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code, unless the Board, in its sole discretion, determines at any time, due to changes in tax legislation or otherwise, that qualification as a REIT is not in the best interests of the Company. Following such REIT qualification, the Board shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board determines that it no longer is in the best interests of the Company to qualify as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation set forth in these Bylaws which is intended to preserve the status of the Company as a REIT, including, without limitation, the restrictions and limitations on stock ownership and transfers in Article IX hereof, is no longer required for REIT qualification and may waive compliance with any such restriction or limitation. The Board shall have the power and authority to do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers that it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Certificate of Incorporation of the Company and these Bylaws, even if such powers are not specifically provided hereby.

Section 2. NUMBER, TENURE. The authorized number of Directors shall be fixed at five (5) until changed by an amendment to this Section 2. Forty percent (40%) of the Directors shall be Independent Directors. Each Director, including a director elected to fill a vacancy, shall hold office until their successor is elected and qualified or until their earlier resignation or removal.

Section 3. QUALIFICATIONS. To qualify as a nominee for a directorship (other than the initial members of the Board), an individual, at the time of nomination, (a)(i) shall be at least 21 years of age and have substantial expertise, experience or relationships relevant to the business of the Company, and (ii) shall have a degree from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States, or be deemed an "audit committee financial expert" as such term is defined in Item 401 of Regulation S-K (or any successor provision) promulgated by the Securities and Exchange Commission or (b) shall be a current director of the Company. An individual must also have at least three years of relevant experience demonstrating the knowledge and experience required to oversee the Company’s acquisition and management of the assets the Company acquires. Additionally, at least one of the Independent Directors must have at least three years of relevant real estate experience. The Board, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who

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does not satisfy the qualifications set forth under this Section shall not be eligible for nomination or election as a director.

Section 4. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board shall be held, and may be held immediately after and at the same place as the annual meeting of Stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. The Board may provide, by resolution, the time and place for the holding of regular meetings of the Board without notice other than such resolution.

At, or before, the first meeting of the Board, these Bylaws shall be reviewed and ratified by a majority vote of the Directors and of the Independent Directors.

Section 5. SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the chairman of the Board, the chief executive officer, the president, the general counsel, or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board without other notice than such resolution.

Section 6. NOTICE. Notice of any special meeting of the Board shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address.

Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 7. QUORUM. A majority of the Directors shall constitute a quorum for transaction of business at any meeting of the Board; provided, however, that at least one Independent Director must be present to constitute a quorum; provided, further, that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice; and provided, further, that if, pursuant to applicable law, the Certificate of Incorporation, or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 8. VOTING. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Certificate of Incorporation or these Bylaws. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Certificate of Incorporation or these Bylaws.

Without concurrence of a majority of the outstanding Shares, the Board may not:

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amend the Articles of Incorporation or these Bylaws, except for any amendment that does not adversely affect the rights, preferences and privileges of Stockholders including amendments to provisions relating to, Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business or in connection with liquidation and dissolution; or

cause the merger or other reorganization of the Company.

Section 9. ORGANIZATION. At each meeting of the Board, the chairman of the Board or, in the absence of the chairman, the vice chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the Board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Company, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 10. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone, videoconference, or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 11. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by the requisite number of Directors to take such action at a meeting and is filed with the minutes of proceedings of the Board.

Section 12. VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder. Any vacancy on the Board may be filled by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum and any Director elected to fill a vacancy shall serve for the remainder of the full term of the vacancy and until a successor is elected and qualifies.

Section 13. RESIGNATIONS. Any Director may resign from the Board or any committee thereof at any time by giving written notice of his or her resignation to the Board. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation.

Section 14. COMPENSATION. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Company and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

Section 15. LOSS OF DEPOSITS. No Director shall be liable for any loss that may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 16. SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

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Section 17. RELIANCE. Each Director, officer, employee, and agent of the Company shall, in the performance of his or her duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the adviser, accountants, appraisers, or other experts or consultants selected by the Board or officers of the Company, regardless of whether such counsel or expert may also be a Director.

ARTICLE V

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board may also establish such committees they deem appropriate (provided the majority of the members of each committee are Independent Directors). The Board may appoint from among its members an Audit Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board.

Section 2. POWERS. The Board may delegate to committees appointed under Section 1 of this Article any of the powers of the Board, except as prohibited by law.

Section 3. AUDIT COMMITTEE. The Board has established an Audit Committee consisting solely of Independent Directors (a) to oversee the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements and the Company’s internal controls over, among other things, financial reporting and disclosure controls and procedures; (b) to oversee or assist in Board oversight of the integrity of the Company’s financial statements, and the Company’s compliance with legal and regulatory requirements; and (c) to approve, prior to appointment, the engagement of the Company’s independent registered public accounting firm and review the independent registered public accounting firm’s qualifications, independence and performance.

Section 4. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 5. TELEPHONE MEETINGS. Members of a committee of the Board may participate in a meeting by means of a conference telephone, videoconference, or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 7. VACANCIES. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board, the members of a committee shall have the power to fill any vacancies on such committee.

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ARTICLE VI

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Company shall include a president, a secretary, and a treasurer and may include a chief executive officer, general counsel, one or more vice presidents, a chief operating officer, a chief financial officer, a chief compliance officer, one or more assistant secretaries, and one or more assistant treasurers. In addition, the Board may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The Board may designate a chairman of the Board and a vice chairman of the Board, who shall not, solely by reason of such designation, be officers of the Company but shall have such powers and duties as determined by the Board from time to time. The officers of the Company shall be elected annually by the Board, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, and assistant treasurers or other officers. Each officer shall hold office until his or her successor is duly elected and qualifies or until his or her death, or his or her resignation, or removal in the manner provided herein. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed, with or without cause, by the Board if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Board, the chairman of the Board, the president, or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract, or other instrument in the name of the Company, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 7. CHIEF COMPLIANCE OFFICER. The Board may designate a chief compliance officer. The chief compliance officer shall have the responsibilities and duties as may be assigned to him or her by the Board or the chief executive officer.

Section 8. PRESIDENT. In the absence of a designation of a chief executive officer by the Board, the president shall be the chief executive officer and in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a chief operating officer by the Board, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract, or other instrument in the name of the Company, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

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Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president, or the Board. The Board may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the Stockholders, the Board, and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each Stockholder which shall be furnished to the secretary by such Stockholder; (e) have general charge of the stock transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president, or the Board.

Section 11. TREASURER. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Company.

The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, the chief executive officer, and the president at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Company.

If required by the Board, the treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, moneys, and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president, or the Board. The assistant treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

ARTICLE VII

INVESTMENT MANAGER

Section 1. APPOINTMENT OF INVESTMENT MANAGER. The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, the Investment Manager or independent contractors of the Company. However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Investment Manager and may grant or delegate such authority to the Investment Manager as the Board may, in its sole discretion, deem necessary or desirable.

Section 2. SUPERVISION OF ADVISER. The Board may exercise broad discretion in allowing the Investment Manager to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board pursuant to the Investment Management Agreement.

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Section 3. MANAGEMENT FEES; INVESTOR SERVICING FEE. Subject to the Investment Company Act and agreement by the Board, the Company may pay the Investment Manager management fees for managing the assets of the Company pursuant to the Investment Management Agreement.

Section 4. CORPORATE OPPORTUNITIES. For so long as the Company is externally advised by the Investment Manager, the Company has no interest in any opportunity known to the Investment Manager or an Affiliate thereof unless it has been recommended to the Company by the Investment Manager. The preceding sentence shall be of no consequence except in connection with the application of the corporate opportunity doctrine.

Section 5. FIDUCIARY DUTY. The Investment Manager is deemed to be in a fiduciary relationship with the Company.

ARTICLE VIII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board or a committee of the Board within the scope of its delegated authority may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease, or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board or such committee and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board.

Section 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies, or other depositories as the Board may designate.

ARTICLE IX

STOCK

Section 1. RESTRICTIONS ON OWNERSHIP AND TRANSFER.

(a)	No Person shall Beneficially Own or Constructively Own Shares in excess of the Share Ownership Limit without the approval of the Board.

(b)	No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Company owning (actually or Constructively Owning) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(c)	If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Sections 1(a) or 1(b) above, (i) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Sections 1(a) or 1(b) above (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 2 below, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 1(a) or 1(b) above, then the Transfer of that
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number of Shares that otherwise would cause any Person to violate Sections 1(a) or 1(b) above shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(d)	Any Transfer of Shares that, if effective, would reduce the number of Beneficial Owners of Shares from a number equal to or greater than 100 Persons to a number less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Section 2. TRANSFER OF SHARES IN TRUST.

(a)	OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in Section 1(c) above that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 1(c). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 2(f) below.

(b)	STATUS OF SHARES HELD BY THE TRUSTEE. Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)	DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall, to the extent permitted under the Investment Company Act, be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Delaware law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

(d)	SALE OF SHARES BY TRUSTEE. Within twenty (20) days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 1 above. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Sub-Section. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the net asset value of the Shares on the day of the event causing the Shares to be held in the Trust and (ii) the price per Share received by the Trustee from the sale or other disposition of the Shares held in the Trust, net of any costs of such sale. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been
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paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to 2(c) above. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (y) such Shares shall be deemed to have been sold on behalf of the Trust and (z) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section, such excess shall be paid to the Trustee upon demand.

(e)	PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such Transfer to the Trust (or, in the case of a devise or gift, the net asset value of the Shares at the time of such devise or gift) and (ii) the net asset value of the Shares on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 2(c) above. The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 2(d) above. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)	DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held in the Trust would not violate the restrictions set forth in Section 1 above in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 3. CONSEQUENCES FOR UNPERMITTED TRANSFERS.

(a)	REMEDIES FOR BREACH. If the Board determines in good faith that a Transfer or other event that has purported to have taken place that would result in a violation of Section 1 above or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 1 above (whether or not such violation is intended), the Board shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 1 above shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

(b)	NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 1 above or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 2(a) above shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

(c)	OWNERS REQUIRED TO PROVIDE INFORMATION. Upon request by the Company, every owner of more than one percent (1%) (or such other percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within thirty (30) days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure
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compliance with the Share Ownership Limit; and each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Stockholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(d)	REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its Stockholders in preserving the Company’s status as a REIT.

(e)	AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article or any definition contained in Article I, the Board shall have the power to determine the application of the provisions of this Article or any such definition with respect to any situation based on the facts known to it. In the event this Article requires an action by the Board and these Bylaws fail to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of these Bylaws.

(f)	EXCEPTIONS. Subject to Section 1 (b) above, the Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Share Ownership Limit or establish a different limit (prospectively or retroactively) for a Person if the Board determines that such Person’s ownership in excess of the Share Ownership Limit would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code. Prior to granting any exception or modification pursuant to this Section, the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may require additional information and impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

Section 4. CERTIFICATES; REQUIRED INFORMATION. Except as may be otherwise provided by the Board, Stockholders of the Company are not entitled to certificates representing the Shares of stock held by them. In the event that the Company issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Company in the manner permitted by the DGCL and contain the statements and information required by the DGCL. In the event that the Company issues Shares of stock without certificates, the Company shall provide to record holders of such Shares a written statement of the information required by the DGCL to be included on stock certificates. The Shares of the Company shall be non-assessable by the Company.

Section 5. TRANSFERS WHEN CERTIFICATES ARE ISSUED. Upon surrender to the Company or the transfer agent of the Company of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Company shall be entitled to treat the holder of record of any Share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Notwithstanding the foregoing, transfers of Shares will be subject in all respects to these Bylaws and all of the terms and conditions contained therein.

Section 6. REPLACEMENT CERTIFICATE. The president, the secretary, the treasurer, or any officer designated by the Board may direct a new certificate to be issued in place of any certificate previously issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or the owner’s legal representative to advertise the same in

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such manner as he or she shall require and/or to give bond, with sufficient surety, to the Company to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7. NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or Transfer of Shares, the Company shall provide the recipient with a notice containing information about the Shares purchased or otherwise Transferred, in lieu of issuance of a Share certificate, in a form substantially similar to the following:

“The securities of CrowdStreet REIT I, Inc. are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the Company’s Certificate of Incorporation, (a) no Person may Beneficially Own or Constructively Own Shares of the Company in excess of 9.8% (in value or number of Shares) of the outstanding Shares of the Company; (b) no Person may Beneficially Own or Constructively Own Shares that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (c) no Person may Transfer Shares if such Transfer would result in the Shares of the Company being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares that cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are or would be violated, the Shares will be deemed to have automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries upon such transfer. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this notice have the meanings defined in the Bylaws of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge.”

Instead of the foregoing notice, at the time of issue or Transfer of Shares without certificates, the Company may send the Stockholder a written statement indicating that the Company will furnish information about the restrictions on transfer to the Stockholder on request and without charge. If the Company issues Shares with certificates, each certificate shall either contain the notice set forth above or shall state that the Company will furnish information about the restrictions on transfer to the Stockholder on request and without charge.

ARTICLE X

STOCKHOLDER REPORTS

Section 1. ANNUAL REPORTS. The Board shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within 120 days after the end of the fiscal year to which it relates annual audited financial statements report for such fiscal year.

Section 2. QUARTERLY REPORTS. So long as the Company is registered under the Investment Company Act, the Company must provide Stockholders with a report containing the information contained in any quarterly report filed by the Company with the Securities and Exchange Commission under the Investment Company Act.

Section 3. FILING OF TAX RETURNS. The Company shall provide Stockholders with such information as may be reasonably required in the discretion of the Investment Manager for purposes of allowing Stockholders to prepare and file their own U.S. federal, state and local tax returns. Each Stockholder shall be required to report for all tax purposes consistently with such information provided by the Company.

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Section 4. CERTAIN TAX INFORMATION. Each Stockholder shall execute any relevant document, furnish any information and documentation (including an Internal Revenue Service Form W-9) or otherwise take any action as the Board determines necessary for the Company to comply with any tax accounting, withholding or reporting obligation.

Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or determining Stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of Stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (a) the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board, declaring the dividend or allotment of rights, is adopted.

When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (a) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (b) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 6. STOCK LEDGER. The Company shall maintain at its principal office or at the office of its counsel, accountants, or transfer agent, an original or duplicate share ledger containing the name and address of each Stockholder and the number of Shares held by such Stockholder.

Section 7. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Certificate of Incorporation Bylaws, the Board may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

ARTICLE XI

INVESTMENT POLICY AND RESTRICTIONS

Section 1. INVESTMENTS. The Company intends to invest, directly or indirectly, in equity offerings of private real estate projects located in the United States. Subject to the restrictions of this Article, the Company’s investments may be acquired in such manner, through such means and upon such terms and conditions as may be determined by the Board or the Investment Manager in accordance with the Investment Management Agreement, and such investments may include, but are not limited to, direct acquisitions by the Company of real estate interests as well as investments in corporations, business trusts, general partnerships, limited partnerships, joint ventures or other legal entities and other investments.

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Section 2. SHORT TERM INVESTMENTS. Pending investment or reinvestment of the Company’s assets in the type of investments described in Section 1 of this Article, the Company may invest its assets in investments such as: (a) United States government securities, (b) bankers' acceptances, (c) certificates of deposit, (d) bank repurchase agreements covering securities of the United States government or governmental agencies, (e) commercial paper rated A-1 (or the equivalent) or better by Moody's Investors Services, Inc. or any other nationally-recognized rating agency, (f) interest-bearing time deposits in banks and thrift institutions, (g) money market funds, (h) mortgage-backed or related securities issued or guaranteed by the United States government or its agencies, (i) debt securities or equity securities collateralized by debt securities rated A-1 (or the equivalent) or better by Moody's Investors Services, Inc. or any other nationally-recognized rating agency, (j) other short- or medium-term liquid investments or hybrid debt/equity securities approved by the Board, or (k) any combination of the foregoing investments.

Section 3. INVESTMENT RESTRICTIONS. The Company may not make any single investment, if such investment would cause the Company to hold, in the aggregate, more than 15% of the Company’s net asset value in investments other than those set forth in Sections 1 or 2 of this Article. For the purposes of this limitation, the measurement date shall be the date the investment is made, and no portfolio rebalancing will be required in the event that subsequent changes in the characteristics of an investment place the Company beyond this limitation. The Company also shall not: (a) invest in foreign currency, bullion, commodities or commodity future contracts; (b) invest in publicly-traded securities or securities futures contracts; or (c) engage in short sales or trading activities in securities, except for purposes of hedging the Company's short-term investments.

Section 4. RESERVES. The Company may retain, as a permanent reserve, such funds as the Board deems reasonable.

Section 5. TAX TREATMENT AS A REIT. As soon as the Company commences doing business, the Company shall use its best efforts to be eligible for tax treatment as an REIT under the Code, shall make such elections and filings, and take such other actions as may be necessary, to be treated as a REIT under the Code, and shall thereafter conduct its business to continue to qualify as a REIT under the REIT Provisions of the Code.

Section 6. NO LIABILITY FOR FAILURE TO QUALIFY AS REIT. Although a general purpose of the Company is to qualify as a REIT under the REIT Provisions of the Code, no Director, officer, employee, agent or independent contractor of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code.

ARTICLE XII

ACCOUNTING YEAR

The Board shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.

ARTICLE XIII

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Company may be authorized by the Board, subject to the provisions of law and the Certificate of Incorporation. Dividends and other distributions may be paid in cash, property, or stock of the Company, subject to the provisions of law and the Certificate of Incorporation at such times and such manner as the Board determines in its sole discretion.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Company, or for such other purpose

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as the Board shall determine to be in the best interest of the Company, and the Board may modify or abolish any such reserve.

ARTICLE XIV

SEAL

The Board may authorize the adoption of a seal by the Company.

ARTICLE XV

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Delaware law, in effect from time to time, and subject to the Certificate of Incorporation, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Company and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity or (b) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity. The Company may, with the approval of its Board or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company. Any indemnification or advance of expenses made pursuant to this Article shall be subject to applicable requirements of the Investment Company Act (if the Company has elected to be regulated as a business development company). The indemnification and payment of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or the Certificate of Incorporation of the Company inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal, or adoption.

ARTICLE XVI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XVII

CONFIDENTIALITY

Each Stockholder and any designated representative thereof shall maintain the confidentiality of, and shall not share with any third party person or entity, any non-public information learned in their capacities as Stockholders, including any list or record containing the identities of Stockholders and communications among Stockholders in

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their capacities as Stockholders. The Board may adopt a confidentiality policy further implementing and interpreting this bylaw. All Stockholders are required to comply with this bylaw and any such Confidentiality Policy unless such Stockholder has entered into a specific written agreement with the Company, in either case as approved by the Board, providing otherwise with respect to such confidential information. Notwithstanding the foregoing, a Stockholder may disclose such non-public information in accordance with applicable law, regulation, subpoena, legal process, regulatory authority, governmental or regulatory request or judicial or other governmental order, provided that such Stockholder shall, to the extent permitted, use reasonable efforts to give the Company reasonable notice prior to such disclosure so that the Company may obtain a protective order or other appropriate remedy concerning any such disclosure or waive compliance with this Article.

ARTICLE XVIII

INSPECTION OF RECORDS

Subject to the confidentiality provisions contained in Article XVII and any confidentiality policy or other similar agreement approved by the Board, any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them.

A Stockholder that is otherwise eligible under applicable law to inspect the Company’s books of account, stock ledger, or other specified documents of the Company shall have no right to make such inspection if the Board determines that such Stockholder has an improper purpose for requesting such inspection.

ARTICLE XIX

INVESTMENT COMPANY ACT

If and to the extent that any provision of the DGCL or any provision of the Company’s Certificate of Incorporation or these Bylaws conflicts with any provision of the Investment Company Act then applicable to the Company, such provision of the Investment Company Act shall control.

ARTICLE XX

MISCELLANEOUS

Section 1. ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of Article IX.

Section 2. REIT PROVISIONS. In addition to other investment restrictions imposed by the Board from time to time, and so long as the Board deems it appropriate to maintain the Company’s status as a qualifying REIT, the Board shall cause the Company’s investments to adhere to the REIT Provisions of the Code.

Section 3. GOVERNING LAW. These Bylaws, and the rights of Stockholders and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to conflicts of law’s provisions thereof.

Section 4. RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which these Bylaws may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (a) the number or identity of Directors, officers of the Company or Stockholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board or Stockholders; (d) a copy of the Certificate of Incorporation of the Company or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Certificate of Incorporation of the Company; (f) the dissolution of the Company; or (g) the existence of any fact or facts that relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any

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inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Board or by any duly authorized officer, employee or agent of the Company.

Section 5. CONSTRUCTION. In these Bylaws, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Bylaws. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to the DGCL.

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Exhibit (g)

Investment Management Agreement

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INVESTMENT MANAGEMENT AGREEMENT

This INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into effective February 14, 2022, by and between CrowdStreet Advisors, LLC, a limited liability company organized under the laws of the State of Delaware (the “Investment Manager”), and CrowdStreet REIT I, Inc., a corporation organized under the laws of the State of Delaware (the “Fund” and, together with the Investment Manager, the “Parties”).

RECITALS

WHEREAS, the Fund is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Investment Manager is an investment adviser rendering investment management services and is registered as such under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Fund desires that the Investment Manager provide investment advisory services and manage the day-to-day operations of the Fund;

WHEREAS, the engagement of the Investment Manager by the Fund is authorized by the Fund’s bylaws (as amended and/or restated from time to time, the “Bylaws”) and this Agreement has been approved in accordance with the provisions of the Investment Company Act; and

WHEREAS, the Investment Manager desires to render such advisory services to the Fund.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1.                   APPOINTMENT OF INVESTMENT MANAGER. The Fund hereby engages the Investment Manager to act as investment advisor to the Fund and to supervise and arrange for the day-to-day operations of the Fund. The Investment Manager hereby accepts such engagement and agrees to furnish the services described herein in consideration for the compensation provided for herein. In the performance of its duties under this Agreement, the Investment Manager will at all times conform to, and act in accordance with, any requirements imposed by: (a) the provisions of the Investment Company Act, the Advisers Act, all applicable rules and regulations of the Securities Exchange Commission (the “SEC”), and any other applicable provision of law; (b) the provisions of this Agreement, the Fund’s Certificate of Incorporation, and the Bylaws; and (c) the investment objectives, policies and restrictions of the Fund, each as shall be from time to time in effect, and subject, further, to such policies and restrictions as the Board of Directors of the Fund (the “Board”) may from time to time establish.

2.                   DUTIES OF INVESTMENT MANAGER WITH RESPECT TO INVESTMENT OF ASSETS OF THE FUND. The Investment Manager shall, subject always to the supervision and control of the Board:

(a)                 Act as investment advisor for and manage the investment of the Fund’s assets (all such assets and the proceeds of their investment, the “Fund Assets”) determining, from time to time, what securities and other investments (including real estate) shall be purchased for the Fund, what securities and other investments (including real estate) shall be held or sold by the Fund, and what portion of the Fund’s assets shall be held uninvested;

(b)                Exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to the Fund Assets, including, without limitation, the voting of securities, the approval of a restructuring of an investment, participation in arrangements with creditors of the issuers of securities, and the institution and settlement or compromise of suits and administrative proceedings related to securities and/or other assets and other like or similar matters;

(c)                 Arrange for the purchase and sale of securities held in the investment portfolio of the Fund; and

(d)                Provide investment research to the Fund.

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3.                   DUTIES OF INVESTMENT MANAGER WITH RESPECT TO FUND OPERATIONS. The Investment Manager agrees to furnish facilities, equipment, and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Fund’s administrator, custodian, legal counsel, accountants, and other service providers, as the case may be) for the Fund as follows:

(a)                 Execute the pricing process, including assisting in the fair valuation of all assets of the Fund in accordance with the Investment Company Act and the Fund’s valuation procedures, and monitoring valuation information received from third-party pricing services and valuation experts as may be retained on behalf of the Fund, supervising the calculation of the Fund’s net asset value (“NAV”);

(b)                Establish such reserves as may be reasonably necessary to provide for the payment of expenses;

(c)                 Open, maintain, conduct, and close one or more custodial accounts, escrow accounts, and bank accounts, and to give instructions to the institution at which such accounts are held concerning the disposition and application of monies, securities, or other assets from time to time held in such accounts;

(d)                Employ an auditor for the Fund and arrange for the Fund to pay such auditor a fee as agreed to by the parties (if and to the extent that the financial statements of the Fund are audited);

(e)                 Provide administrative and day-to-day management and operational services to the Fund, including, without limitation, engaging and coordinating compliance services provided by third parties to or for the benefit of the Fund, review the adequacy of the policies and procedures of the Fund and administrator, and effectiveness of their implementation and prepare and provide reports regarding any violations of the Fund’s Code of Ethics, all in accordance with Rules 17j-1 and 38a-1 of the Investment Company Act;

(f)                  Determine the amounts available for distribution by the Fund and manage and coordinate distributions and payments to shareholders of the Fund;

(g)                Review of and otherwise acting for and on behalf of the Fund in respect of activities and matters to be conducted by the Board under the Bylaws;

(h)                Prepare and distribute to stockholders of the Fund and/or their representatives any reports about the ongoing operations of the Fund;

(i)                  Receive and respond to correspondence addressed to the Fund;

(j)                  Prepare the Fund to issue shares to stockholders of the Fund and accept or reject subscriptions to the Fund on such terms as the Investment Manager may agree with such stockholders, in its sole and absolute discretion;

 (k)                Evaluate and obtain adequate insurance coverage based upon risk management determinations;

(l)                  Maintain records, including, without limitation, accounting data and any other information concerning the activities of the Fund, in strict compliance with Rule 31a-1(b)(4) of the Investment Company Act;

(m)               Oversee the preparation and filing of all periodic financial reports and other filings required to be filed with the SEC and any other regulatory agency, including annual financial statements;

(n)                Oversee the preparation and filing of the Fund’s federal, state and local income tax returns, as applicable, and any other required tax returns;

(o)                Review the appropriateness of and authorize the payment of the Fund’s expenses;

(p)                Provide assistance to the Fund’s custodian, counsel, and auditors as generally may be required to properly carry on the business and operations of the Fund;

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(q)                Take all actions necessary or desirable to effectuate the dissolution and winding up of the Fund pursuant to the terms of the Bylaws, including, without limitation, acting as (or engaging) the liquidator thereof; and

(r)                  Enter into, make, and perform such other contracts, agreements, or undertakings as the Investment Manager may deem necessary, advisable, incidental, or convenient in connection with the foregoing duties and obligations, including, subject to the limitations set forth in the Bylaws, contracts, agreements, undertakings, and transactions with any person, firm, or corporation having any business, financial, or other relationship with the Fund or the Investment Manager.

4.                   REPRESENTATIONS AND WARRANTIES.

(a)                 Each of the Investment Manager and the Fund represents and warrants to the other as follows:

(i)                  this Agreement has been duly authorized, executed, and delivered by it in accordance with all necessary corporate actions and constitutes a binding obligation in accordance with its terms; and

(ii)                  the execution and delivery of this Agreement and its performance do not and will not conflict with its constitutive documents nor with the terms of any material agreement to which it is a party.

(b)                The Fund acknowledges that the Investment Manager has made no representations or guarantees of the level of investment return that the Fund can expect to achieve as a result of the activities of the Investment Manager hereunder.

5.                   AUTHORITY. In connection with its duties under this Agreement, the Investment Manager has the authority:

(a)                 to act by authorized officers and to employ and pay agents to perform or concur in performing any of the services required to be performed hereunder and to engage, dismiss, and consult with counsel, accountants, consultants, and such other persons as the Investment Manager may deem necessary or advisable in respect of the affairs of the Fund Assets;

(b)                to exercise all discretion granted to it related to the day-to-day operations of the Fund, including, without limitation, the right to (i)  approve or reject any assignment, sale, transfer, pledge, hypothecation, charge, or other direct or indirect disposition of shares in the Fund, and/or (ii) make distributions in kind; and

(c)                 to enter into, make, and perform such other contracts, agreements, or undertakings as the Investment Manager may deem necessary, advisable, incidental, or convenient in connection with the foregoing duties and obligations, including, contracts, agreements, undertakings, and transactions with any person, firm, or corporation having any business, financial, or other relationship with the Fund or the Investment Manager.

The Investment Manager shall be an independent contractor to and not an employee of the Fund. The parties hereto do not intend for this Agreement to form a partnership (including, without limitation, a limited partnership) or joint venture, and no party hereto shall be a partner or joint venturer of any other party hereto, for any purpose.

6.                   SERVICE PROVIDERS. In connection with its activities hereunder, the Investment Manager may, subject to the limitations set forth in the Bylaws and always in accordance with the Investment Company Act, retain the services of any other persons, including employees and consultants on behalf of the Fund. To the extent permitted by the Investment Company Act, the Investment Manager shall be entitled to delegate its functions, powers, discretions, privileges, and duties hereunder, in whole or in part, to any individual, person, firm, partnership, limited liability company, corporation, or other entity approved by the Fund, and any such delegation may be on such terms and conditions as the Investment Manager deems convenient or appropriate; provided, however, that the Investment Manager shall remain liable hereunder notwithstanding any such delegation.

7.                   FEES. In compensation for its services under this Agreement, the Fund shall pay the Investment Manager the following fees, subject to the terms of the Expense Limitation Agreement set forth in Section 8.

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(a)                 Management Fee. The Fund shall pay to the Investment Manager an annual management fee (the “Management Fee”) equal to one and a half percent (1.50%) per annum of the Fund’s NAV.

(b)                Investor Servicing Fee. The Fund shall pay to the Investment Manager an annual servicing fee (the “Investor Servicing Fee”) equal to one half percent (0.50%) per annum of the Fund’s NAV.

\

(c)                 Payment; Calculation.

(i)                  The Management Fee and Investor Servicing Fee (collectively, the “Fees”) will be payable quarterly in arrears and will be calculated as of the last day of the quarter that includes the first date investors are admitted to the Fund (the “Initial Closing”), which is expected to be in the second quarter of 2022, and at the end of each calendar quarter thereafter based on the Fund’s NAV as of the last business day of such calendar quarter. For the avoidance of doubt, for purposes of calculating the Fees each quarter, NAV of the Fund is calculated prior to the reduction of the NAV with respect to such quarterly Fees.

(ii)                  To the extent the Fund accepts subscriptions from investors after the Initial Closing, the Fund shall pay to the Investment Manager the Fees that would have been paid had such investors subscribed to the Fund at the Initial Closing, and such Fees will be payable at the end of the calendar quarter in which each such investor subscribed.

(iii)                  Fees may be paid out of current income or assets of the Fund, and payment may be deferred in the Investment Manager’s discretion, for any reason or no reason at all.

(iv)                  The Fund’s obligation to pay Fees shall terminate upon the earlier of (A) the disposition by the Fund of all of the Fund Assets and (B) the winding up and liquidation of the Fund. If the Fund’s obligation to pay the Fees terminates prior to the end of an applicable quarterly period, then the Investment Manager shall refund to the Fund a pro rata portion of the Fees that was prepaid for such quarterly period based on the number of days remaining in such period.

8.                   EXPENSES.

(a)                 Fund Expenses. Subject to the Expense Limitation Agreement described below, the Fund shall bear all of its own expenses, whether incurred by the Fund, the Investment Manager, or any of their respective affiliates, associated with the formation, operation, dissolution, winding-up, or termination of the Fund, including but not limited to:

(i)                  all expenses relating to the Fund’s organization and offering, including but not limited to legal fees and regulatory filing fees (“Organizational Expenses”); and

(ii)                  all expenses relating to the ongoing operations of the Fund, including:

(A)               expenses incurred in connection with maintaining the existence of the Fund and its related vehicles and the routine administrative expenses of the same (including expenses associated with registration or regulatory compliance by the Fund and its related vehicles); fees and expenses for accounting, third-party fund administrators, valuation, tax compliance, custodians, consultants, banking, brokerage, depositary and similar fees or commissions; costs (including broken-deal, unconsummated deal and similar costs) incurred in or related to sourcing, investigating, identifying, developing, negotiating, monitoring, acquiring, holding, selling or otherwise managing or disposing of Fund assets, assets or obligations (including reasonable expenses related to travel and accommodation), regardless of whether such investments are subsequently consummated, to the extent not reimbursed by Portfolio Investments, by sellers or other third parties, and not otherwise capitalized as part of such investments; insurance premiums; costs associated with the preparation of financial statements and other reports of the Fund (as well as costs of all governmental returns, reports and other filings); expenses relating to meetings of the stockholders of the Fund (including reasonable travel and other out-of-pocket costs incurred by the Investment Manager in attending such meetings); advertising costs; and expenses associated with preparing tax returns,

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making tax elections and determinations, and similar activities (the expenses listed in this subclause (A), collectively, “Operating Expenses”); and

(B)        legal fees; audit fees; transfer, capital and other taxes, charges, duties and fees incurred in or related to sourcing, investigating, identifying, developing, negotiating, monitoring, acquiring, holding, selling or otherwise managing or disposing of Fund assets, assets or obligations, (including reasonable expenses related to travel and accommodation), regardless of whether such investments are subsequently consummated, to the extent not reimbursed by Portfolio Investments, by sellers or other third parties, and not otherwise capitalized as part of such investments; indemnifications; costs of litigation and other extraordinary expenses; interest expenses; the Management Fees; the Investor Servicing Fees; taxes and other governmental charges imposed upon the Fund as an entity (rather than solely as a withholding agent); the fees of the Independent Directors (as defined below) and the fees and expenses of independent counsel thereto and the costs and expenses of holding any meetings of the Board, its committees or the Independent Directors that are permitted or required to be held under the terms of the Bylaws, the Investment Company Act or other applicable law; such other types of expenses as may be approved from time to time by the Board; and other expenses in respect of the Fund that are not listed in the preceding paragraph and are not normal operating expenses of the Investment Manager.

(b)                Investment Manager Expenses. The Investment Manager will be responsible for, and will pay or cause to be paid, its operating expenses and its overhead expenses, including, without limitation: payroll, office rent, supplies, secretarial services, telephone, printing and stationery, employee insurance, payroll taxes, data processing services, and other reasonable expenses necessary to conduct and perform its operations as investment manager to the Fund.

(c)                 Expense Limitation Agreement.

(i)                  The Investment Manager will pay 100% of the Fund’s Organizational Expenses, and the Fund will reimburse the Investment Manager subject to the following limitations and conditions: The Fund will reimburse the Investment Manager for Organizational Expenses incurred up to $250,000 if and when the Fund accepts $60 million in subscriptions, and the Fund will reimburse the Investment Manager for the remainder of Organizational Expenses occurred if and when the Fund accepts $100 million in subscriptions.

(ii)                  In the event that the Operating Expenses are in excess of one percent (1.00%) of the Fund’s average quarterly NAV (the “Operating Expense Limit”) for any calendar year during the term of this Agreement or portion thereof (such excess amount “Excess Operating Expenses”), the Investment Manager hereby agrees to (i) waive a portion of the Management Fee and/or (ii) pay or reimburse the Fund, in any case, in an amount equal to the Excess Operating Expense. In the event that the Operating Expenses are below the Operating Expense Limit in any fiscal year, the Investment Management will be reimbursed by the Fund, in whole or in part and to the extent not already reimbursed, for the Fees waived or reduced by the Investment Manager during the prior three-year period pursuant to the Operating Expense Limit. Such reimbursement of previously waived or reduced Fees shall be subject to the Operating Expense Limit in the year such Fees are paid.

9.                   STANDARD OF CARE AND INDEMNITY.

(a)                 The Investment Manager shall give the Fund the benefit of its best judgment and efforts in rendering its services and acknowledges and agrees that it shall act as a fiduciary to the Fund as provided in Section 206 of the Advisers Act. The Investment Manager shall devote such amount of its business time to the Fund and the Fund’s purposes and objectives as is reasonably necessary to manage the affairs of the Fund.

(b)                In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Investment Manager and any director, officer, member or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services under this Agreement. No provision of this Agreement shall be deemed to protect the

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Investment Manager from liability for willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under this Agreement.

(c)                 The Fund agrees to indemnify each of the Investment Manager, any director, member, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives (the “Investment Manager Indemnitees”) and hold each of them harmless from and against any liability or expense to which such Investment Manager Indemnitee may be liable which arises in connection with the performance of services to the Fund, as the case may be, provided that the liability or expense is not incurred by reason of such Investment Manager Indemnitee’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

(d)                The Investment Manager agrees to indemnify each of the Fund, any director, member, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives (the “Fund Indemnitees”) and hold each of them harmless from and against any liability or expense to which such Fund Indemnitee may be liable which arises in connection with the Investment Manager’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund in the performance of its services to the Fund.

(e)                 The rights of exculpation and indemnification are not to be construed so as to provide for exculpation or indemnification provided under this Section 9 of any person for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that exculpation or indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section to the maximum extent permitted by applicable law.

10.                OTHER ACTIVITIES OF THE INVESTMENT MANAGER.

Subject in each case to the standard of care set forth in Section 9(a), the restrictions set forth in the Bylaws, and except as required by applicable law (including Rule 17j-1 under the Investment Company Act):

(a)                 The Fund acknowledges that the Investment Manager and its directors, shareholders, members, managing members, managers, agents, officers, and/or employees (collectively, “CrowdStreet”) are involved in a wide range of asset management and investment activities and other financial services activities and have relationships with persons other than the Fund and its affiliates, from which activities and relationships may arise interests that conflict with those of the Fund and its affiliates. Neither the Investment Manager nor any other member of CrowdStreet shall have any duties to the Fund or any of its affiliates with respect to their engagement in such activities or relationships, including, without limitation, any duty to disclose to any such person, or utilize for the benefit of any such person, any non-public information acquired in the course of providing any services to any other person, engaging in any transactions (on its own account or otherwise), or otherwise conducting its business.

(b)                The Investment Manager may give advice or take action that differs from the advice given or actions taken with respect to the Fund.

(c)                 Nothing contained in this Agreement shall prevent any member of CrowdStreet from conducting any business. Without limiting the generality of the foregoing, the Investment Manager and any other member of CrowdStreet may act as investment adviser or investment manager for others, may manage funds or capital for others, may have, make, and maintain investments in their own names or through other entities, and may serve as consultant, partner, or stockholder of one or more investment funds, partnerships, securities firms, or advisory firms.

(d)                The Fund further acknowledges that members of CrowdStreet are engaged in investing, securities trading, and brokerage activities and, in the ordinary course of their respective activities, members of CrowdStreet may invest, trade, or hold long or short positions in equity, debt, or other securities of, and may provide asset management activities and other financial services to, the Fund or any of its affiliates. The Fund shall not have the right to participate in any manner in any profits or income earned or derived by, or accruing to, the Investment Manager or any other member of CrowdStreet from any transaction effected by any such person or from the conduct of any business.

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(e)                 The Investment Manager and other members of CrowdStreet and their respective Funds may have ongoing relationships with persons similar to, different from, or in addition to the obligors or other counterparties with respect to investments and other assets of the Fund and may own equity securities issued by any such person. The Investment Manager and other members of CrowdStreet may at times be simultaneously seeking to sell securities or other assets and sell or purchase other similar assets for or of any similar person for which it serves as investment manager or other capacity in the future, or for itself or, in any other capacity, for its clients.

11.                CONFIDENTIALITY. All information regarding the operation of the Investment Manager and the Fund, the advice and services provided under this Agreement, and the investment of the Fund Assets shall be regarded as and kept confidential by the parties hereto, except as the Fund may disclose to the stockholders of the Fund or as may otherwise be required by law.

12.                AMENDMENT. This Agreement may be amended only by the written agreement of the Parties that is approved in a manner consistent with the Investment Company Act, the rules and regulations promulgated thereunder, and any applicable SEC exemptive order from such rules and regulations. Any amendment must be approved by the Board and a majority of the Independent Directors (as defined below) in accordance with the provisions of Section 15(c) of the Investment Company Act and the rules thereunder. If required by the Investment Company Act, any amendment shall also be required to be approved by such vote of the shareholders of the Fund as required by the Investment Company Act and the rules thereunder.

13.                ASSIGNMENT. No Party’s rights, benefits, duties, or obligations provided for under this Agreement may be assigned or assumed without the prior written consent of the other Parties. Any purported assignment or assumption in violation of the foregoing sentence shall be void ab initio and of no force or effect.

14.                TERM AND TERMINATION. This Agreement shall take effect on the date first written above and shall continue and remain in full force and effect for two (2) years from such date, and thereafter shall continue automatically for successive annual periods, unless earlier terminated by any Party, with or without cause, in accordance with this Section 14; provided such continuance is approved at least annually by the “vote of a majority of the outstanding voting securities” of the Fund, as defined by the Investment Company Act and the rules thereunder, or by the Board; and provided that in either event such continuance is also approved by a majority of the directors who are not parties to this Agreement or “interested persons” (as defined by the Investment Company Act and the rules thereunder) of any such party (the “Independent Directors”), by vote cast in person at a meeting called for the purpose of voting on such approval. The Fund may at any time, without payment of any penalty, terminate this Agreement upon not less than sixty (60) days’ prior written notice of termination given to the Investment Adviser in accordance with Section 20, either by majority vote of the Board or by the “vote of a majority of the outstanding voting securities” of the Fund (as defined by the Investment Company Act and the rules thereunder). The Investment Manager may at any time, without payment of penalty, terminate this Agreement upon sixty (60) days’ prior written notice to the Fund in accordance with Section 20. This Agreement shall immediately terminate in the event of its “assignment” (as defined in the Investment Company Act and the rules thereunder).

15.                USE OF NAMES. During the term of this Agreement, the Fund shall have a non-exclusive, royalty-free, non-assignable, limited license to use the names “CrowdStreet REIT I, Inc.” and “CrowdStreet”, including any service mark relating thereto (collectively, the “Licensed Names”), for the exclusive purposes of (i) marketing the Fund to prospective investors and (ii) reporting to stockholders of the Fund through the life of the Fund; provided that the Fund may continue to use the Licensed Names in connection with its winding up and dissolution following its termination. Upon the winding up of the Fund or the earlier termination of this Agreement, the Licensed Names and their goodwill shall not be appraised, sold, or otherwise liquidated but shall remain the exclusive property of the Investment Manager.

16.                GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the Investment Company Act, the latter shall control.

17.                COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate

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counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including email) shall be as effective as delivery of a manually executed counterpart hereof.

18.                SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, is held to be illegal, invalid, or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby. Where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision will be deemed to incorporate the effect of such order, rule, regulation or interpretative release.

19.                HEADINGS. The paragraph headings in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

20.                NOTICES. Any notice or other communication contemplated by any provision of this Agreement shall be made by hand delivery, certified mail, or email to the address specified below; provided, however, that any Party may designate a different address by a notice given to the other Parties in accordance herewith. Any such notice or communication shall be deemed given (i) when delivered by hand, if personally delivered; (ii) three (3) business days after being deposited in the mail, certified, postage prepaid, return receipt requested, if mailed and properly addressed; and (iii) upon receipt of delivery, if sent by email on a business day or, if not on a business day, on the immediately following business day.

If to the Investment Manager, to:

CrowdStreet Advisors, LLC

98 San Jacinto Blvd, 4th Floor

Austin, TX 78701

Telephone: (971) 803-3110

with a copy to: funds@crowdstreet.com.

If to the Fund, to:

CrowdStreet REIT I, Inc.

c/o CrowdStreet Advisors, LLC

98 San Jacinto Blvd, 4th Floor

Austin, TX 78701

Telephone: (971) 803-3110

with a copy to: funds@crowdstreet.com.

21.                INJUNCTIVE RELIEF. Each of the parties hereto hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized representative as of the day, month, and year first above written.

CROWDSTREET ADVISORS, LLC

By: _________________________________

Name:

Title:

CROWDSTREET REIT I, INC.

By: __________________________________

Name:

Title:

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Exhibit (k)(2)

Form of Subscription Agreement

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CrowdStreet REIT I, Inc.

Common Stock

Subscription Agreement

This subscription agreement (“Subscription Agreement”) provides important information and documentation needed to subscribe for and invest in common shares (“Shares”) in CrowdStreet REIT I, Inc., a Delaware corporation (the “Fund”). CrowdStreet Advisors, LLC, a Delaware limited liability company (the “Investment Manager”), will serve as Investment Manager to the Fund.

By signing the signature page to this Subscription Agreement (“Signature Page”), you agree to be bound by the terms of the Subscription Agreement and the Bylaws of the Fund (as amended and/or restated from time to time, the “Bylaws”) and you acknowledge receipt of the Private Placement Memorandum and Bylaws of the Fund and/or any other offering materials provided to you with respect to the Shares through the date of your execution of this Subscription Agreement (collectively, the “Offering Materials”).

This Subscription Agreement includes each of the following items:

●	Part I – Instructions

●        Part II – Investor Questionnaire and Signature Page to Subscription Agreement (note that subscriptions by individual retirement accounts require the signature of the qualified IRA custodian or trustee and should be discussed with your tax adviser in advance).

●	Part III – IRS Form W-9

●        Part IV – Terms of Subscription, which provides legally binding terms of the Subscription Agreement additional to those in the Investor Questionnaire

Subscribers (“Subscribers”) for Shares should review the materials provided carefully and follow the steps and instructions below. The terms “I,” “me,” “my” and similar terms used throughout this Subscription Agreement refer to the Subscriber.

Please carefully review and follow the instructions to subscribers immediately following this cover page. Incomplete subscription agreements will be returned to subscribers for completion. Subscribers are strongly encouraged to seek independent legal, investment and tax advice regarding their individual circumstances and financial objectives in determining whether to subscribe for common shares in the Fund.

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Part I: Instructions

In order to invest in Shares, please complete the following steps.

1.       Investor Questionnaire: Please complete and sign this Subscription Agreement including the investor questionnaire.

2.       Supplemental information and documentation: Please gather the following:

●        For entity investors, a copy of the applicable organizational and authority documents (e.g., trust instrument, certificate of incorporation, certificate of formation, corporate resolutions, bylaws, partnership agreement, operating agreement, plan documents, etc.).

●        For natural person investors, a copy of a driver’s license, passport or other government-issued form of identification.

●        IRS Form W-9 (included as Part III of this Subscription Agreement).

3.                   When and Where to Send: The Investor Questionnaire, Signature Page, and supplemental materials should be submitted at Crowdstreet.com or delivered electronically as soon as possible to funds@crowdstreet.com.

4.                   Capital Contributions: Pursuant to the Bylaws, Subscribers accepted as a stockholder of the Fund (“Stockholders”) will be required to contribute 100% of their Subscription Amount upon admission to the Fund.

5.                   Questions: If you have any questions about the Subscription Agreement, please contact funds@crowdstreet.com. An incomplete Subscription Agreement will be returned to Subscriber for completion.

6.                   Additional Information: The Investment Manager may, in its sole discretion, request other information from the Subscriber, including information necessary to verify Subscriber’s status as an accredited investor as required pursuant to the exemption from registration provided under Rule 506(c) of Regulation D of the Securities Act of 1933, as amended.

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Part II: Investor Questionnaire and Signature Page

Subscriber Information.

Subscription Amount: U.S. $______________

Note: Enter total amount you wish to invest. At closing on our purchase, the Fund will confirm the number of shares that are issued to you in accordance with the schedule set forth in the Private Placement Memorandum.

Investor:

For natural person(s): For entities:

Name:______________________________ Name: ________________________________

First Name, Middle Initial, Last Name Full Entity Name

Date of Birth: ________________________ Date of Organization: ____________________

Name:______________________________ State of Organization: ____________________

First Name, Middle Initial, Last Name (Joint Owner)

Date of Birth: ________________________

Indicate if Investor is:

☐ S Corporation

☐ Grantor Trust

☐ Limited Partnership

☐ Limited Liability Company

☐ Estate

☐ Trust-EIN (trust with EIN in format: 12-3456789)

☐ Trust-SSN (trust with EIN in format: 123-45-6789)

☐ Public Pension Plan

☐ Sovereign Investment Fund

☐ C Corporation ☐ General Partnership ☐ Limited Liability Partnership ☐ Exempt Organization ☐ Nominee-EIN ☐ Nominee-SSN ☐ Natural Person ☐ SD-IRA ☐ Other _____________
Note: If Subscriber is an entity (e.g., a trust, partnership, corporation, etc.), please answer the questions in this Investor Questionnaire from the perspective of the entity itself, rather than from the perspective of the individual who will be signing for the entity.
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Physical Street Address: Mailing Address for All Communications:

☐ Check if same as street address

_________________________________________ ______________________________________________

Address – Line 1 Address – Line 1

_________________________________________ ______________________________________________

Address – Line 2 Address – Line 2

_________________________________________ ______________________________________________

City City

______________________ _________________ _______________________________ ____________

State Zip Code State Zip Code

Primary Telephone Number: ____________________________ Mobile Phone: ________________________
E-Mail Address: ________________________________________
Social Security Number or Tax Identification Number: ____________________________ Note: Tax form will be associated with SSN/TIN provided

Documentation

To complete your subscription you will be asked to upload a copy of your driver’s license, passport or other government-issued form of identification. Entity investors will be asked to upload a copy of the applicable organizational and authority documents (e.g., trust instrument, certificate of incorporation, certificate of formation, corporate resolutions, partnership agreement, operating agreement, plan documents, etc.).

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Status as a U.S. Person.

☐	I am a U.S. person

within the meaning of Rule 902(a)(k) under the Securities Act of 1933, as amended (the “Securities Act”), based on the fact that (a) I/we am/are a natural person resident in the United States; (b) I am a corporation, partnership, limited liability company, or equivalent legal entity organized under the laws of any state of the United States; or organized or incorporated under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined below) who are not natural persons, estates or trusts; (c) I am an estate of which any executor or administrator is a U.S. person, or a trust of which any trustee is a U.S. person; or (d) I am an investment account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person.

☐	I am not a U.S. person

Note: Non-US persons may not be eligible to invest. The Investment Manager will reach out to you.

Accredited Investor Status. I am an “accredited investor,” within the meaning of Rule 501(a) under the Securities Act, based on the fact that (check at least one; check all that apply):

Natural Persons & Joint Accounts:

☐ I am a natural person who has a net worth, either individually or on a joint basis with my spouse, of at least U.S. $1,000,000.

☐ I am a natural person who has had individual income in excess of U.S. $200,000 for each of the two most recent years, or joint income with my spouse in excess of $300,000 in each of those years, and I have a reasonable expectation of reaching the same income level in the current year.

☐ I am a director, executive officer or equivalent of the Fund or the Investment Manager.

☐ I am a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”).

Note: “Net worth” means the excess of total assets at fair market value over total liabilities. For purposes of determining “net worth,” the primary residence owned by an individual should be excluded as an asset. Any liabilities secured by the primary residence should be included in total liabilities only if and to the extent that: (1) such liabilities exceed the fair market value of the residence; or (2) such liabilities were incurred within sixty (60) days before the sale of the Shares (other than as a result of the acquisition of the primary residence).

Entities:

☐	I am an entity in which all of the equity owners are “accredited investors” taking into account all “look-thru” and attribution rules under applicable law. (If you have checked this box only, have each equity owner fill out this Accredited Investor Status section of the questionnaire).
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☐	I am a revocable trust (including a revocable trust formed for the specific purpose of acquiring Shares), whose grantor or settlor is an Accredited Investor.

☐ I am a limited liability company, corporation, business trust, partnership, or organization described in Section 501(c)(3) of the Internal Revenue Code of with total assets in excess of U.S.$5,000,000, and I will not hold Shares that represent more than 40% of the total value of my assets after the purchase of my Shares.

☐ I am a trust not formed for the specific purpose of acquiring Shares with total assets in excess of $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Fund.

☐ I am an employee benefit plan within the meaning of ERISA (i.e., IRA, Roth IRA, 401k, Profit Sharing Plan) (a) for which the investment decision to acquire Shares is being made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company, or registered investment adviser, (b) that has total assets in excess of $5,000,000, or (c) that is self-directed, with the investment decisions made solely by persons who are Accredited Investors.

Less Common Situations:

☐ I am a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐ I am an insurance company as defined in Section 2(13) of the Securities Act.

☐ I am an investment company registered under the Investment Company Act of 1940 (“ICA”) or a business development company as defined in Section 2(a)(48) of the ICA.

☐ I am a Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958.

☐ I am a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality thereof, for the benefit of employees, having total assets in excess of $5,000,000.

  ☐ I am an “accredited investor” for reasons not described herein (in which event, the Investment Manager will reach out to you for additional information supporting your “accredited investor” status).

☐	I am not an accredited investor.

Note: The Fund is required to verify the Subscriber’s accredited investors status. The Subscriber (i) must provide its prior two years’ income tax returns and, if applicable certify that the Subscriber reasonably expects to reach the required income level ($200,000 for an individual and $300,000 for a married couple) in the current year; (ii) provide (within the last three months) verification of the Subscriber’s assets via bank or brokerage statements, appraisal reports, or similar documents and verify liabilities via a credit report; and (iii) provide confirmation from the Subscriber’s broker-dealer, investment advisor, attorney, or certified public accountant that the Subscriber is accredited based upon information verified within the last three months.

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Qualified Purchaser Status. I am a “qualified purchaser” as defined in section 2(a)(51)(a) of the 1940 Act, based on the fact that (check any that apply – not required to invest):

☐ I am a natural person (including a person who holds a joint, community property or other similar shared ownership interest in the Fund with my qualified purchaser spouse) who owns not less than $5 million in “investments.”

☐ I am an entity (a) whose “investment” in the Fund does not constitute more than forty percent (40%) of my committed capital or total assets, (b) that has not been formed, organized, reorganized, capitalized, or recapitalized for the specific purpose of acquiring an interest in the Fund, (c) that either (i) is not an entity that would be required to register as an investment company under the 1940 Act but for reliance on an exemption pursuant to Section 3(c)(l) or 3(c)(7) thereof or (ii) was formed after April 30, 1996; and (check one):

☐ is acting for its own account or the accounts of other Qualified Purchasers; AND that in the aggregate owns and/or invests on a discretionary basis not less than $25,000,000 in “investments.”

☐ that owns not less than $5,000,000 in “investments”; AND that is, or is directly or indirectly owned entirely by or for, a “family company.”

☐ that is a trust (other than a trust that is “family company” as provided above) for which the investment in the Fund is directed by a Qualified Purchaser AND in which each settlor or other person who has contributed assets is a Qualified Purchaser.

☐ I am a “qualified institutional buyer” as defined in paragraph (a) of Rule 144A under the Securities Act, acting for its own account, the account of another qualified institutional buyer, or the account of a qualified purchaser; provided (i) that a dealer described in paragraph (a)(1)(ii) of Rule 144A will own and invest on a discretionary basis at least U.S. $25 million in securities of issuers that are not affiliated persons of the dealer; and (ii) that a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of the plan.

☐ I am an entity (other than an entity formed prior to April 30, 1996 that would be required to register as an investment company under the 1940 Act but for an exemption under Section 3(c)(1) or 3(c)(7) thereunder), each beneficial owner of the securities of which is a qualified purchaser taking into account the need to look through certain entities under applicable law. (If you have checked the box only, please have each equity owner fill out fill out this Qualified Purchaser Status section of this Investor Questionnaire).

☐ I am none of the above. (you are still eligible to invest if you are accredited)

Note: See Appendix A for additional information regarding the terms applicable to Qualified Purchasers.

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ERISA – Employee Benefit Plan Investor Status.

☐	No, I am not an ERISA Plan (e.g., 401k, Profit Sharing Plan), owned by an ERISA Plan, or investing on behalf of an insurance general account (proceed to question 6).

Note: Self-Directed IRA’s are not ERISA plans and should check ‘no’

Less Common Situations (please check all that apply):

☐ Yes, I am an ERISA Plan (e.g., 401k, Profit Sharing Plan), and/or I am, or am acting (directly or indirectly) on behalf of an employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not the plan is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code; or a “benefit plan investor” within the meaning of 29 C.F.R. Section 2510.3-101.

☐ Yes, my investing entity is at least 25% owned by an ERISA plan. I am, or am acting (directly or indirectly) on behalf of an entity with respect to which 25% or more of the value of any class of its equity is held by entities described in (1) above; provided that for purposes of making the determination, the value of any equity interest held by a person (other than an entity described in (1) above) who has discretionary authority or control with respect to the assets of the entity or a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such person, will be disregarded.

☐ Yes, I am, or I am investing the assets of, an insurance company general account.

_______% percentage of insurance company general account’s assets invested in Shares are the assets of “benefit plan investors”

_______% maximum percentage of the insurance company general account’s assets invested in Shares that are or may in the future be deemed to be the assets of “benefit plan investors”

☐	I am, or I am acting (directly or indirectly) on behalf of, a Plan Investor that is subject to provisions of any federal, state, local, non-U.S. or other laws or regulations that are (x) similar to those provisions contained in ERISA or the Code and (y) similar to the provisions of the Department of Labor ERISA plan asset regulations or which would otherwise provide that the assets of the Fund could be deemed to include “plan assets” under such law or regulation.

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Regulation D Disqualifying Event.

☐	I am not subject to any Rule 506(d) “disqualifying events” (proceed to question 7)

☐ I am subject to one or more of the following disqualifying events (check any that apply):

☐ I have been convicted within ten years of the date of my signature of any felony or misdemeanor (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC, or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐ I am subject to any order, judgment or decree of any court of competent jurisdiction entered within five years of the date of my signature that presently restrains or enjoins me from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐ I am subject to a final order of a state securities commission (or agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) as of the date of my signature, bars me from (A) association with an entity regulated by one of these commissions, authorities, agencies or officers, (B) engaging in the business of securities, insurance or banking or (C) engaging in savings association or credit union activities, or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years of the date of my signature;

☐ I am subject to any order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that as of the date of my signature (i) suspends or revokes my registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on my activities, functions or operations or (iii) bars me from being associated with any entity or from participating in the offering of any penny stock;

☐ I am subject to any order of the SEC entered within five years of the date of my signature that presently orders me to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or (ii) Section 5 of the Securities Act;

☐ I am, as of the date of my signature, suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

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☐ I have filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years of the date of my signature on the Signature Page, was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is presently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

☐ I am subject to a United States Postal Service false representation order entered within five years of the date of my signature on the Signature Page or presently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Note: For purposes of this item, references to “I” include any person whose interest in, or relationship to, me is deemed to make that person a beneficial owner of my voting securities under Exchange Act Rule 13d-3 and within the meaning of Rule 506(d). A person is a beneficial owner of a security if, for among other reasons, such person directly or indirectly has or shares (a) the power to vote or to direct the voting of such security and/or (b) the power to dispose of or direct the disposition of such security. Control means the power, direct or indirect, whether exercised or not exercised, to determine, direct, or decide important matters affecting an entity, subject to regulations prescribed by CFIUS, and includes negative control (i.e., the ability to prevent an entity from making a particular decision).

Committee on Foreign Investment in the United States (CFIUS) Foreign Person Status.

☐	I am not a foreign person as defined below or otherwise as defined under Section 721 of the Defense Production Act of 1950

☐ I am a foreign person because I am:

☐	A foreign national – i.e., neither a U.S. citizen nor another individual who owes his or her sole allegiance to the United States.
☐	A foreign government, including any government-controlled legal entity organized or incorporated under the laws of any foreign (i.e., non-U.S.) jurisdiction.
☐	A foreign entity, including any legal entity organized or incorporated under the laws of any foreign (i.e., non-U.S.) jurisdiction.
☐	A U.S. national over whom control is exercised or may be exercisable – in any form – by a foreign national, foreign government or foreign entity (e.g., I have substantial debts held by a foreign government, etc.)
☐	A legal entity organized or incorporated under the laws of any state of the United States over whom control is exercised or may be exercisable – in any form – by a foreign national, foreign government or foreign entity (e.g., I have a foreign shareholder that has the right to nominate candidates for one or more board seats; I have a foreign Investment Manager or general partner; a foreign person otherwise participates in my important decision-making processes; etc.).

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Special Status Certifications. Please check all that apply (these situations are not common):

☐	Public records access laws apply to me: I am directly or indirectly (a) subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552 (“FOIA”), any U.S. state public records access law, or any jurisdiction’s laws similar to FOIA, or (b) subject, by regulation, contract or otherwise, to disclose information concerning the Fund to a trading exchange or other market where my interests are sold or traded, whether foreign or domestic, or (c) an agent, nominee, fiduciary, custodian or trustee for any person described in the preceding clauses (a) or (b) where information concerning the Fund provided or to be disclosed to that agent, nominee, fiduciary, custodian or trustee by the Fund or the Investment Manager is provided or could at any time become available to a person described in the preceding clauses (a) or (b).
☐	I am a Bank Holding Company under Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary of a Bank Holding Company, a foreign bank subject to the BHC Act pursuant to the International Banking Act of 1978, as amended, or a subsidiary of a foreign bank subject to the BHC Act.

☐ None of the above apply to me.

Truthfulness of Information Provided; Additional Information.

☐	I represent and warrant to the Fund and the Investment Manager that the answers I have provided in this Investor Questionnaire and each Form W-9 or other applicable IRS Form that I have delivered to the Investment Manager as my investor information are current, true, correct and complete and do not omit to state any material fact necessary in order to make the statements contained in those documents not misleading. I further represent that the address set forth in this Investor Questionnaire is my true and correct legal address. I agree to notify the Fund and the Investment Manager of any change to the information provided promptly, but in any event within thirty (30) calendar days of the change.
☐	I represent and warrant that all of the representations and warranties I am making in this Subscription Agreement are true and accurate as of the date of my signature on the Signature Page. If any representations and warranties are not true and accurate prior to acceptance of this Subscription Agreement, I shall give prompt written notice of this fact to the Fund and the Investment Manager specifying which representations and warranties are not true and accurate and the reasons why they are not. I agree to notify the Fund and the Investment Manager promptly if there is any change with respect to any of the representations and warranties in this Subscription Agreement.
☐	I agree that at any time in the future at which I may acquire an additional Shares, I shall be deemed to have reaffirmed, as of the date of acquisition of the additional Shares, each and every representation and warranty made by me in this Subscription Agreement or any other instrument provided by me to the Fund and the Investment Manager in connection with that acquisition, except to the extent modified in writing by me and consented to by the Fund and the Investment Manager.
☐	I agree on behalf of myself and my successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver any other instruments, documents and statements and to take any other actions as the Investment Manager may
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determine to be necessary or appropriate to effectuate and carry out the purposes of this Subscription Agreement and the Bylaws.

Electronic Delivery. The Fund, the Investment Manager and/or any third party service provider to the Fund may provide you (or your designated agents) (i) statements, reports, and all other communication relating to the Fund and your investment in the Fund, including investment information, subscription activity, tax information, and annual and other updates of the Fund’s consumer privacy policies and procedures; and (ii) all communication relating to the Investment Manager (collectively, the “Disclosures”), in electronic form, such as through a file attached to an email sent to the email address provided by you, or over a private internet site, in lieu of or in addition to sending such Disclosures as hard copies via facsimile or mail. If the Disclosures are made available over the internet, you may be notified of their availability through an email sent to the email address provided by you. You agree that all Disclosures provided to you via email notification or website will be deemed to have been good and effective delivery to you when sent or posted, regardless of whether you actually or timely receive or access the email notification. Email messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. Each of the Fund, the Investment Manager and any third party service provider reserves the right to intercept, monitor and retain email messages to and from its systems as permitted by applicable law. The Investment Manager’s acceptance of your subscription is not conditioned on consent to electronic delivery of Disclosures. You agree that you will be solely responsible for notifying the Fund in writing of any change in your email address and that the Fund may not seek to verify or confirm your email address as provided. You may also request delivery of a paper copy of any Disclosures by contacting the Fund.

Agreements. I have received, and understand that I should read and carefully review, the following documents in connection with submitting a Subscription Agreement, and I agree, if my Subscription Agreement is accepted by the Investment Manager in its discretion, to be bound by the terms of the following agreements, all as evidenced by my executing the Signature Page and delivering the Signature Page to the Investment Manager:

The Bylaws;

This Subscription Agreement, which sets forth the terms governing my investment in the Fund, and sets forth certain representations I am making in connection with my investment in the Fund; and

The Offering Materials.

Related Party Acknowledgement. I represent and warrant that, to the best of my knowledge, I do not control, am not controlled by or under common control with, any other investor in the Fund.

SIGNATURE PAGE FOLLOWS

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I agree to comply with and be bound by all terms of the Subscription Agreement, including this Investor Questionnaire, Terms of Subscription, and all other components of the Subscription Agreement.

The following risks are among the many significant risks associated with an investment in the Fund and do not represent all of the current and future risks associated with an investment in the Fund:

•	An investment in the Fund is speculative with a substantial risk of loss, including risks typically associated with commercial real estate.
•	A prospective investor should invest in the Fund only if it can sustain a complete loss of its investment.
•	The Shares are not listed on any securities exchange, no secondary market for the Shares exists or is expected to develop.
•	Shares are subject to substantial restrictions. Shares will not be redeemable at a Shareholder’s option. As a result, an investor may not be able to sell or otherwise liquidate their Shares.
•	An investment in the Fund may not be suitable for investors who may need the money they invested in a specified timeframe.
•	The amount of distributions that the Fund may pay, if any, is uncertain. There is no assurance that distributions paid by the Fund will be maintained at a certain level or that dividends will be paid at all.
•	The Investment Manager and its affiliates sponsor and manage other funds and expect to form additional other funds in the future and may offer investment opportunities to persons other than the Fund or another fund, which may result in the Fund receiving a smaller allocation, or no allocation at all, of any such investment and the Fund may be left with less attractive investment opportunities as a result of this conflict.
•	There can be no assurance that the Fund will achieve its investment objectives or that its investment program will be successful, and an Investor could lose all of its investment in the Fund.

For Individual/Joint Accounts
Primary Account Holder Signature Subscriber Signature Name of Subscriber Date	Joint Account Holder Signature, if applicable Subscriber Signature Name of Subscriber Date
For Entities: SD-IRAs/LLCs/Corporations/Other
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Authorized Signer Signature of Authorized Signer Name of Authorized Signer Title of Authorized Signer Subscriber Entity Name Date	Additional Signer/Custodial Signoff, if applicable Signature of Authorized Signer Name of Authorized Signer Title of Authorized Signer Subscriber Entity Name Date
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ACCEPTANCE OF SUBSCRIPTION
(to be filled out only by the Investment Manager)

The Investment Manager hereby accepts the above application for subscription for Shares.

Investment Manager:

CrowdStreet Advisors, LLC

By: _________________________________

Name:

Title:

Date: _________________________________

Accepted for

Admission as of: ________________________

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Appendix A

Definition and Methodology for Valuation of Investments for Qualified Purchasers

The term “investments” means:

(1)	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Subscriber that owns those securities, unless the issuer of the securities is:
(i)	An investment company under, or a company that would be an investment company but for the exclusions or exemptions provided by, the 1940 Act, or a commodity pool; or
(ii)	A Public Company (as defined below); or
(iii)	A company with shareholders’ equity of not less than U.S. $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements; provided that the financial statements present the information as of a date within 16 months preceding the date on which the Subscriber acquires the Interest;
(2)	Real estate held for investment purposes;
(3)	Commodity Interests (as defined below) held for investment purposes;
(4)	Physical Commodities (as defined below) held for investment purposes;
(5)	To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;
(6)	In the case of a Subscriber that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act, or a commodity pool, any amounts payable to the Subscriber pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Subscriber upon the demand of the Subscriber; and
(7)	Cash and cash equivalents (including foreign currencies) held for investment purposes. Cash and cash equivalents include: (i) bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes; and (ii) the net cash surrender value of an insurance policy.

“Investments” do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of the owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided that real estate owned by a Subscriber who is engaged primarily in the business of investing, trading or developing real estate in connection with that business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to that real estate are not disallowed by Section 280A of the Code.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Subscriber who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical

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Commodities or Financial Contracts in connection with that business may be deemed to be held for investment purposes.

“Commodity Interests” means, in accordance with Rule 2a51-1(a) under the 1940 Act, commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i)	Any contract market designated for trading those transactions under the Commodity Exchange Act (“CEA”) and the rules thereunder; or
(ii)	Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the CEA.

Note that the term “commodity interests” differs for purposes of Commodity Futures Trading Commission (“CFTC”) rules and regulations from the definition under Rule 270.2a51-1(a) and that the reference to Part 30 of the rules under the CEA, above, is to a previous version of the CFTC’s rules and regulations but is still included in Rule 2a51-1(a).

“Family Company” means an entity that owns not less than U.S. $5 million in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of those persons, the estates of those persons, or foundations, charitable organizations or trusts established for the benefit of those persons.

“Financial Contract” means any arrangement that:

(i)	Takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;
(ii)	Is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and
(iii)	Is entered into in response to a request from a counter-party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counter-party to the arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

“Public Company” means a company that:

(i)	Files reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; or
(ii)	Has a class of securities that are listed on a “designated offshore securities market,” as defined by Regulation S of the Securities Act.

“Related Person” means a person who is related to the Subscriber as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Subscriber, or is a spouse of that descendant

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or ancestor, provided that, in the case of a Family Company (as defined below), a Related Person includes any owner of the Family Company and any person who is a Related Person of that owner.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, the amount of his or her investments may include investments held jointly with a spouse, or investments in which he or she shares a community property or similar shared ownership interest with a spouse. In determining whether spouses who are making a joint investment in the Series are qualified purchasers, the amount of each spouse’s investments may include any investments owned by the other spouse (whether or not investments are held jointly). The amount of these investments will be reduced by any amounts specified by paragraph 2(a) of the section below (“Valuation of Investments”) incurred by a spouse. In addition, the amount of a person’s investments may include any investments held in an individual retirement account or similar account, if the investments are directed by and held for the benefit of that person.

Valuation of investments

The general rule for determining the value of investments in order to ascertain whether a person is a “qualified purchaser” is that the value of the aggregate amount of investments owned and invested on a discretionary basis is either their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisos:

(1)	In the case of Commodity Interests (as defined above), the amount of investments is the value of the initial margin or option premium deposited in connection with the Commodity Interests; and
(2)	In each case, the amount of investments is reduced by the following:
(a)	The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring investments; and
(b)	For a Family Company, the amount in (a) plus the amount of any outstanding indebtedness incurred by the owner of the Family Company to acquire investments, if applicable.
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Part III: Form W-9

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Part IV: Terms of Subscription

Subscriber acknowledges having received and read the private placement memorandum of the Fund (as may be amended or supplemented from time to time, the “Private Placement Memorandum”) and the bylaws of the Fund (as amended and/or restated from time to time, the “Bylaws”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Bylaws.

1.                   Subscription. The Subscriber hereby irrevocably subscribes pursuant to this subscription agreement (this “Subscription Agreement”) for common shares (“Shares”) in, and wishes to be admitted as a stockholder (“Stockholder”) of, CrowdStreet REIT I, Inc., a Delaware corporation (the “Fund”), with a subscription amount (“Subscription Amount”) set forth in the Investor Questionnaire portion of this Subscription Agreement (the “Investor Questionnaire”) at a price per Share determined as set forth in the Private Placement Memorandum.

2.                   Acceptance of Agreement; Conditions. The Subscriber understands and agrees that this subscription is made subject to the terms and conditions contained in this Subscription Agreement and the Bylaws, and that CrowdStreet Advisors, LLC, the Investment Manager of the Fund (the “Investment Manager”), shall have the right to accept or reject the Subscriber’s subscription for any reason or no reason, in whole or in part, and at any time prior to its acceptance. The Subscriber agrees to provide any information reasonably requested by the Investment Manager to verify the accuracy of the representations contained herein. The Subscriber acknowledges that the Fund expects to enter into separate subscription agreements with other investors providing for the sale of Shares.

3.                   Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents and warrants to, and agrees with, the Related Parties as follows:

3.1.             Reliance. The Fund, the Investment Manager, and their respective officers, directors, principals, members, employees, agents, and other affiliates (collectively, the “Related Parties”) will be relying on the information, representations, warranties and covenants of the Subscriber in this Subscription Agreement for many purposes.

3.2.             Binding Obligation. The Bylaws and the Subscription Agreement shall become binding and enforceable against the Subscriber in accordance with their terms upon the Subscriber on the date, if any, that the Investment Manager accepts this subscription in whole or in part. The Subscriber understands that, upon acceptance by the Investment Manager, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any of the powers conferred in this Subscription Agreement. Upon acceptance the Subscriber shall be deemed to be admitted as a Stockholder of the Fund and agrees to be bound by all of the terms and provisions of the Bylaws and to perform all of its obligations therein. The Subscriber further agrees to execute such other documentation as the Fund or the Investment Manager may reasonably request in order to reflect the agreement of the undersigned set forth herein.

3.3.             Regulatory Issues.

(a)                Advisers Act Matters. The Subscriber understands that, as of the date of this Subscription Agreement, the Investment Manager is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). To the fullest extent permitted by law, the duties, including fiduciary duties, of the Investment Manager to the Subscriber or any Stockholder may be modified or eliminated as set forth in the Investment Management Agreement between the Fund and the Investment Manager (as may be amended from time to time, the “Investment Management Agreement”).

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(b)                No Registration of Shares. The Subscriber acknowledges and understands that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is that registration contemplated, (ii) the Shares are being offered and sold under an exemption from registration provided in Section 4(a)(2) and Regulation D of the Securities Act, and (iii) the transactions contemplated in the Bylaws, this Subscription Agreement and the Offering Materials have not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization. The Fund, and the Subscriber as a holder of Shares, will not be afforded the full set of protections provided under the Securities Act or comparable state law.

(c)                Investment Company Act Matters. The Subscriber understands and agrees that the Fund intends to: (i) register as a closed-end management investment company under the Investment Company Act and (ii) file an election to be taxed as a real estate investment trust under the Code; pursuant to that election, the Subscriber may be required to furnish certain information to the Fund as required under the code and treasury regulations.

(d)                Exchange Act Matters. The Subscriber understands that the Investment Manager is not registered with the SEC or with the securities commission of any state or other jurisdiction as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Fund, and the Subscriber as a holder of Shares, will not be afforded the full set of protections provided under the Exchange Act or comparable state law.

3.4.             Authorization; No Conflict.

(a)                Authorization of Individuals. If the Subscriber is an individual:

(i)                 The Subscriber has all requisite legal capacity for the purchase of Shares;

(ii)               The Subscriber has all requisite legal capacity for the execution and delivery of this Subscription Agreement and each other document required to be executed and delivered by the Subscriber in connection with this subscription for Shares; and

(iii)             Neither the execution, delivery or performance of this Subscription Agreement or any other document required to be executed and delivered by the Subscriber in connection with this subscription for Shares, nor the consummation of any of the transactions contemplated hereby or thereby by the Subscriber, (a) will violate or conflict with any law, rule, regulation, judgment, order or decree of any court or other governmental body, (b) will conflict with or result in any breach or default under, permit any party to accelerate any rights under or terminate, or result in the creation of any lien, charge or encumbrance pursuant to the provision of any material contract, indenture, mortgage, lease, franchise, license, permit authorization, instrument or agreement of any kind to which the Subscriber is a party or by which the Subscriber is bound or to which the properties or assets of the Subscriber are subject, or (c) will require the consent or approval of any person other than consents or approvals that have already been obtained.

(b)                Authorization of Entities. If the Subscriber is an entity:

(i)                 The Subscriber is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization and has the requisite power and authority to carry on its business and operations as now being conducted;

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(ii)               The execution and delivery of this Subscription Agreement and each other document required to be executed and delivered by the Subscriber in connection with its subscription for Shares, and the performance by the Subscriber under those agreements, have been duly authorized by appropriate action;

(iii)             The Subscriber shall deliver to the Investment Manager any evidence of the foregoing as the Investment Manager may reasonably require, whether by way of certified resolution or otherwise; and

(iv)              The person executing and delivering this Subscription Agreement and any other instruments on behalf of the Subscriber has all requisite power, authority and capacity to execute and deliver those instruments.

(c)                Ultimate Owners. If the Subscriber is acting as trustee, agent, representative or nominee for a subscriber (an “Ultimate Owner”), the Subscriber understands and acknowledges that the representations, warranties and agreements made in this Subscription Agreement are made by the Subscriber both (a) with respect to the Subscriber and (b) with respect to the Ultimate Owner. The Subscriber further represents and warrants that it has all requisite power and authority from the Ultimate Owner to execute and perform the obligations under this Subscription Agreement.

(i)                 Except as otherwise agreed to in writing with the Investment Manager, the Subscriber agrees to indemnify the Related Parties for any and all costs, fees and expenses (including reasonable legal fees and disbursements) in connection with any damages resulting from the assertion of the Subscriber’s lack of proper authorization from the Ultimate Owner to enter into this Subscription Agreement or perform its obligations under it.

3.5.             Offering Materials and Other Information.

(a)                Differences with Offering Materials. The Subscriber acknowledges that in the event of any differences between the terms provided in this Subscription Agreement and the Private Placement Memorandum, any term sheet or other offering materials provided to the Subscriber prior to signing the Signature Page (collectively, the “Offering Materials”), the terms and conditions of the Private Placement Memorandum shall supersede any different, conflicting or contrary information set forth in this Subscription Agreement and/or Offering Materials. The Subscriber has had an opportunity to (i) ask questions of and receive answers from the Investment Manager concerning the terms and conditions of this Subscription Agreement, the Bylaws, the Offering Materials and the business of the Fund and (ii) obtain any additional information concerning the offering, the Fund and any related material to the extent the Fund or the Investment Manager possesses relevant information or can acquire it without unreasonable effort or expense.

(b)                No Distribution. The Subscriber agrees not to copy, reproduce or deliver the Bylaws, the Offering Materials or this Subscription Agreement to any other person, except its professional advisers, without the consent of the Investment Manager.

(c)                No Reliance. The Subscriber acknowledges that in making a decision to subscribe for Shares, the Subscriber has relied solely upon the Bylaws and the Private Placement Memorandum and independent investigations made by the Subscriber. The Subscriber is not relying and may not rely on any pitch deck or other marketing materials for purposes of making a decision to subscribe for Shares. The Subscriber is also not relying on the Related Parties with respect to the legal, tax and other economic factors involved in this investment and understands that it is solely responsible for reviewing the legal, tax and other economic considerations involved with an investment in the Fund with its own legal, tax and other advisers. The Subscriber has consulted to the extent deemed appropriate by the Subscriber

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with the Subscriber’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Fund and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Fund, and believes that an investment in the Fund is suitable and appropriate for the Subscriber.

(d)                Subscriber’s Review. The Subscriber understands that it is solely responsible for reviewing this Subscription Agreement and, to the extent he, she or it believes necessary, for discussing with counsel the representations, warranties and agreements that the Subscriber is making in this Subscription Agreement. The Subscriber understands that Curtis, Mallet-Prevost, Colt & Mosle acts as counsel only to the Investment Manager and the Fund, and does not represent the Subscriber or any other person by reason of an investment in the Fund.

(e)                No Guarantees. Neither the Investment Manager nor anyone on their behalf has made any representations (whether written or oral) to the Subscriber (i) regarding the future performance of the Fund or (ii) that the past performance of the principals of the Fund will in any way predict the results of the Fund’s activities.

3.6.             Investment Representations.

(a)                No Resale. Shares are being acquired solely for the Subscriber’s account, for investment, and are not being purchased with a view to or for resale, distribution, subdivision or fractionalization.

(b)                Subscriber’s Knowledge. The Subscriber has sufficient knowledge and experience, either independently or together with his, her or its purchaser representative(s), in financial and business matters to enable the Subscriber to evaluate the merits and risks of an investment in the Fund.

3.7.             Investment Risks.

(a)                General Economic Risk. The Subscriber (i) is able to bear the economic cost of carrying the investment in the Fund for an indefinite period of time; (ii) has adequate means of providing for his, her or its current needs and possible personal contingencies even in the event of a complete loss of this investment; and (iii) has no need for liquidity of the Shares. The Subscriber’s investment in the Fund is consistent with the investment purposes and objectives and cash flow requirements of the Subscriber and will not adversely affect the Subscriber’s overall need for diversification and liquidity.

(b)                Distributions. The Subscriber acknowledges that distributions may be paid in cash or in kind.

(c)                Other General Risks. The Subscriber acknowledges and is aware of the following: (i) the Fund has a limited financial and operating history and this is the Fund’s first venture; (ii) the speculative nature and the degree of risk involved in the Fund’s proposed investment activities, as described in the Offering Materials and this Subscription Agreement; (iii) the nature of compensation to be paid to the Investment Manager; (iv) there are certain actual and potential conflicts of interest that should be considered by the Subscriber before subscribing for Shares; (v) the tax effects that may be expected by the Fund are not susceptible to precise prediction, and future legislation, future rulings of the Internal Revenue Service (“IRS”) and court decisions may have an adverse effect on one or more of the tax elections made by the Fund; and (vi) valuations for certain purposes under the Bylaws may be unaudited and/or estimated and the Investment Manager have certain rights with respect to valuing securities.

(d)                Additional Risk Disclosures. The Subscriber is solely responsible for reviewing, understanding and considering the risks above and any additional risks, including without

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limitation those described in the Offering Materials. The Fund’s business, financial condition and results of operations could be materially and adversely affected by any one or more of those risk factors, as could the underlying value of the Shares, which may lead to the complete loss of any investment Subscriber makes in Shares.

3.8.             Restrictions on Transfer and Redemption.

The Subscriber acknowledges and is aware that (i) Shares are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Fund’s maintenance of its status as a real estate investment trust (“REIT”) under the Code (as described in more detail below); (ii) there will be no public market for the Shares and none is expected to develop in the future; and (iii) a Stockholder may not voluntarily redeem its Shares. The Subscriber acknowledges that the Subscriber is aware and understands that the Subscriber may have to hold Shares subscribed for and bear the economic risk for this investment indefinitely, and it may not be possible for the Subscriber to liquidate its investment in Shares.

Subject to certain further restrictions or waiver, (x) no person may Beneficially Own or Constructively Own Shares of the Company in excess of 9.8% (in value or number of Shares) of the outstanding Shares of the Fund; (y) no person may Beneficially Own or Constructively Own Shares that would result in the Fund being “closely held” under Section 856(h) of the Code or otherwise cause the Fund to fail to qualify as a REIT; and (z) no person may Transfer Shares if such Transfer would result in the Shares of the Fund being owned by fewer than 100 persons. Any person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares that cause or will cause a person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Fund. If any of the restrictions on transfer or ownership are or would be violated, the Shares will be deemed to have automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries upon such transfer. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this notice have the meanings defined in the Bylaws, a copy of which, including the restrictions on transfer and ownership, will be furnished to each Stockholder on request and without charge.

3.9.             Transfer and Storage of Personal Data.

(a)                Personal Data. The Subscriber understands and agrees that in connection with the services provided to the Fund, the Fund and the related parties may transfer and/or store Subscriber’s personal data in various jurisdictions in which the Fund and the Related Parties have a presence, including in or to jurisdictions that may not offer a level of personal data protection equivalent to the Subscriber’s country of residence.

(b)                Disclosure of Personal Data. The Subscriber further understands and agrees that, although the Fund and the Related Parties will use their reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Related Parties may present this Subscription Agreement and the information provided in it, details of the Subscriber’s holdings in Shares, historical and pending transactions in the Fund and the values of those transactions, to any parties (e.g., affiliates, attorneys, auditors, administrators, brokers and regulators) as the Related Parties deem necessary or advisable to facilitate the acceptance and management of the Subscriber’s capital contributions, including, but not limited to, (x) in connection with anti-money laundering and similar laws, (y) if called upon to establish the availability under any applicable law of an exemption from registration of the Shares or to establish compliance with applicable law generally by the Related Parties, or (z) if the

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information is relevant to any issue in any action, suit, or proceeding to which the Related Parties are a party or by which they are or may be bound.

(c)                Disclosure by Law. The Related Parties may also release information about the Subscriber if directed to do so by the Subscriber, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation. Any disclosure, use, storage or transfer of information for these purposes shall not be treated as a breach of any restriction upon the disclosure, use, storage or transfer of information imposed on any person by law or otherwise.

3.10.          Anti-Money Laundering, Economic Sanctions, Anti-Bribery and Anti-Boycott Representations.

Identity of Subscriber and Beneficial Owners. Neither the Subscriber, nor any of its affiliates or direct or indirect beneficial owners, (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), nor is any of them otherwise a party with which the Fund is prohibited to deal under the laws of the United States or otherwise the subject or target of sanctions administered or enforced by OFAC (“Sanctions”); (ii) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities, or (iii) unless otherwise disclosed in writing to the Investment Manager prior to the Subscriber’s subscription for Shares, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure. A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. An “immediate family member” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws. A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

The Subscriber further represents and warrants that the Subscriber: (1) has conducted thorough due diligence with respect to all of its beneficial owners, (2) has established the identities of all direct and indirect beneficial owners and the source of each beneficial owner’s funds and (3) will retain evidence of those identities, any source of funds and any due diligence.

The Subscriber acknowledges and agrees that (i) should the Subscriber or majority owner be, or become at any time during its investment in the Fund, a subject of Sanctions, the Fund may immediately and without notice to the Subscriber cease any further dealings with the Subscriber until the Subscriber ceases to be a subject of Sanctions or a license is obtained under applicable law to continue such dealings, and (ii) the Fund and the Investment Manager shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the Subscriber in connection with the Subscriber or a majority owner becoming subject to Sanctions.

The Subscriber acknowledges and agrees that should any investment made on behalf of the Fund subsequently become subject to applicable Sanctions, the Fund may immediately and without notice to the Subscriber cease any further dealings with that investment until the applicable Sanctions are lifted or a license is obtained under applicable law to continue such dealings.

(a)                Source and Use of Funds.

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(i)                 The Subscriber further represents and warrants that the Subscriber: (1) has conducted thorough due diligence with respect to all of its beneficial owners, (2) has established the identities of all direct and indirect beneficial owners and the source of each beneficial owner’s funds and (3) will retain evidence of those identities, any source of funds and any due diligence. The Subscriber acknowledges that, pursuant to anti-money laundering laws and regulations, the Investment Manager acting on behalf of the Fund may be required to collect documentation verifying the Subscriber’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Investment Manager, on behalf of the Fund, of this Subscription Agreement.

(ii)               The Subscriber represents, warrants and agrees that no subscription amount, contribution or payment to the Fund and no distribution to the Subscriber shall cause the Related Parties to be in violation of applicable U.S. federal or state or non-U.S. laws or regulations, including, without limitation, anti-money laundering, economic sanctions, anti-bribery or anti-boycott laws or regulations, 18 U.S.C. Sections 1956 and 1957, Sanctions or the U.S. Foreign Corrupt Practices Act.

(iii)             The Subscriber agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations and/or if the Fund determines in its sole discretion that such action is in the best interests of the Fund, the Fund may “freeze the account” of the Subscriber, either by prohibiting additional investments by the Subscriber, segregating assets of the Subscriber and/or suspending other rights the Subscriber may have under the Bylaws and (B) the Fund may be required to report such action or confidential information relating to the Subscriber (including without limitation, disclosing the Subscriber’s identity) to the regulatory authorities.

(iv)       The Subscriber understands and agrees that the Fund may not accept any amounts from a prospective subscriber if such prospective subscriber cannot make the representations set forth in this Section 3.10. If an existing Stockholder cannot make these representations, the Fund may require the redemption of such Stockholder from the Fund.

(c)                Additional Information. The Subscriber will provide to the Related Parties at any time during the term of the Fund such information that the Investment Manager determines to be necessary or appropriate (i) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (ii) to respond to requests for information concerning the identity of Subscriber from any governmental authority, self-regulatory organization or financial institution in connection with the Fund’s anti-money laundering compliance procedures, or to update such information. Failure to provide such information upon request may result in the compulsory redemption of the Subscriber’s Shares.

(d)                Filing of Suspicious Activity Reports. The Subscriber acknowledges and agrees that the Related Parties, in complying with anti-money laundering statutes, regulations and goals, may file voluntarily or as required by law suspicious activity reports (“SARs”) or any other information with governmental and law enforcement agencies that identify transactions and activities that the Related Parties reasonably determine to be suspicious, or is otherwise required by law. The Subscriber acknowledges that the Related Parties are prohibited by law from disclosing to third parties, including the Subscriber, any SAR filing itself or the fact that a SAR has been filed.

(e)                Freezing of Activity. The Subscriber further understands and agrees that the Investment Manager may be obligated to “freeze” the Subscriber’s activity in the Fund (e.g., by suspending rights the Subscriber may have under the Bylaws, including restricting distributions) and the Related Parties may also be required to report any action or failure to comply with information requests and to disclose the Subscriber’s identity to governmental authorities, self-regulatory organizations and financial institutions, in certain circumstances without notifying the Subscriber that the information has been so provided. Any report and/or disclosure made under these circumstances shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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(f)                 Admission of Stockholders. The Subscriber understands and agrees that, notwithstanding anything to the contrary contained in the Bylaws or any other agreement, the Investment Manager, on behalf of the Fund, may (i) not accept any subscription for Shares from a prospective Stockholder if the prospective Stockholder cannot make the representations set forth in this Section 3.10; (ii) require the redemption of an existing Stockholder’s Shares if it cannot make the representations set forth in this Section 3.10 or fails to comply with information requests as set forth in Section 3.10(d); or (iii) take any action set forth in this Section 3.10 or any other reasonably necessary or advisable action with respect to the Shares and the Subscriber shall have no claim, and shall not pursue any claim, against the Related Parties in connection therewith.

(g)       Bring Down of Representations and Warranties. The representations and warranties set forth in this Section 3.10 shall be deemed repeated and reaffirmed by the Subscriber to the Fund as of each date that the Subscriber receives a distribution from the Fund, if any. If at any time during the term of the Fund, the representations and warranties set forth in this Section 3.10 cease to be true in any material respect, the Subscriber shall promptly so notify the Fund in writing.

3.11.       U.S. Person. The Subscriber represents, warrants, and agrees that (i) Subscriber is a U.S. person or is acquiring Shares for the account or benefit of a “U.S. person” as defined in Regulation S under the Securities Act, (i) Subscriber was not physically located outside of the U.S. at the time of receipt by it of the Private Placement Memorandum and this Subscription Agreement; and (iii) Subscriber was not physically located outside of the U.S. as of the execution date of this Subscription Agreement.

4.                   Rule 506(d) of Regulation D.

4.1.             Disqualifying Events. In the event that the Subscriber becomes subject to an event specified in Rule 506(d)(1) of the Securities Act (“Disqualifying Event”) at any date after the date of this Subscription Agreement, the Subscriber agrees and covenants to use its best efforts to coordinate with the Investment Manager (i) to provide documentation as reasonably requested by the Investment Manager related to any Disqualifying Event and (ii) to implement a remedy to address the Subscriber’s changed circumstances so that the changed circumstances will not affect in any way the Fund’s or the Related Parties’ ongoing and/or future reliance on an exemption under the Securities Act provided by Rule 506 of Regulation D.

4.2.             Remedies. The Subscriber acknowledges that, at the discretion of the Investment Manager, its remedies may include, without limitation, the waiver of all or a portion of the Subscriber’s voting power in the Fund and/or the Subscriber’s transfer or sale of its Shares. The Subscriber also acknowledges that the Investment Manager may periodically request assurance that the Subscriber has not become subject to a Disqualifying Event at any date after the date of the Subscriber’s signature on the Signature Page, and the Subscriber further acknowledges and agrees that the Investment Manager shall understand and deem the failure by the Subscriber to respond in writing to any requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 4.

5.                   Tax Information.

5.1.             Waiver of Privacy. The Subscriber certifies that the Subscriber has completed and submitted any required waiver of local privacy laws that could otherwise prevent disclosure of information to a Related Party, the IRS or any other governmental authority for purposes of Chapter 3, Chapter 4 or Chapter 61 of the Code (including without limitation in connection with FATCA, as defined below) or any intergovernmental agreement entered into in connection with the implementation of FATCA (an “IGA”), and any other documentation required to establish an exemption from, or reduction in, withholding tax or to permit the Fund to comply with information reporting requirements pursuant to Chapter 3, Chapter 4 or Chapter 61 of the Code (including, without limitation, in connection with FATCA or any IGA). As used in

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this Subscription Agreement, “FATCA” means one or more of the following, as the context requires: (i) Sections 1471 through 1474 of the Code and any associated legislation, regulations or guidance, or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting, financial or tax information sharing, and/or withholding tax regimes, (ii) any intergovernmental agreement, treaty or any other arrangement between one jurisdiction and any of the United States, the United Kingdom or any other jurisdiction (including between any government bodies in each relevant jurisdiction), entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in the foregoing clause (i), and (iii) any legislation, regulations or guidance implemented in a jurisdiction to give effect to the foregoing clauses (i) or (ii).

5.2.             Updated Tax Forms. The Subscriber further certifies that the Subscriber will, within 30 days of the Subscriber’s receipt of notice that the Subscriber is a Stockholder, provide to the Investment Manager a new IRS Form W-9 or applicable IRS Form and any additional documentation required if the IRS Form previously submitted by the Subscriber is not applicable (or is not accurate) with regard to the Subscriber’s interest in the Fund.

5.3.             Subscriber Obligations. The Subscriber will (a) provide prompt written notice to the Fund, and in any event within thirty (30) days, of any change in the Subscriber’s U.S. tax or withholding status, (b) execute properly and provide to the Fund, within thirty (30) days of written request by the Investment Manager (or any other Related Party), any other tax documentation or information that may be reasonably required by the Investment Manager (or another Related Party) in connection with the operation of the Fund to comply with applicable laws and regulations (including, but not limited to, the name, address and taxpayer identification number of any “substantial U.S. owner” (as defined in the Code) of the Subscriber or any other document or information requested by the Investment Manager (or another Related Party) in connection with the Fund complying with FATCA and/or any IGA or as required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Fund), and (c) execute and properly provide to the Fund, within thirty (30)days of written request by the Investment Manager (or another Related Party), any tax documentation or information that may be requested by the Investment Manager (or any Related Party).

5.4.             Reporting. The Subscriber further consents to the reporting of the information provided pursuant to this Section 5, in addition to certain other information, including, but not limited to, the value of the Subscriber’s Shares and the amount of any distributions to the Subscriber, by the Fund to the IRS or any other governmental authority if the Fund is required to do so under FATCA.

5.5.             Required FATCA Withholding. The Subscriber agrees to timely provide to the Fund such information (and, in the case of any non-natural Subscriber, such Subscriber will seek to obtain from its owners, beneficiaries, or account holders, and to provide to the Fund, such information) and to take such actions as may be necessary (in the reasonable discretion of the Investment Manager) to eliminate or minimize the amounts required to be withheld by the Fund under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “Required FATCA Withholding”). The Subscriber acknowledges and agrees that the Fund may withhold from any distribution to the Subscriber (or at such other times as required by applicable law) any Required FATCA Withholding (regardless of whether the Subscriber has provided the information it is required to provide in accordance with this paragraph) and that such amounts withheld shall be treated as distributed to the Subscriber. The Subscriber acknowledges and understands that the Investment Manager or the Fund may be required, and is authorized to provide any information collected pursuant to this paragraph to the IRS.

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5.6.             Additional Tax Representations. By executing this Subscription Agreement, the Subscriber understands and acknowledges that (i) the Investment Manager (or any other Related Party) may be required to provide the identities of the Subscriber’s direct and indirect beneficial owners to a governmental entity, and (ii) the Subscriber hereby waives any provision of law and/or regulation of any jurisdiction that would, absent a waiver, prevent the Fund from compliance with the foregoing and otherwise with applicable law as described in this Section 5. Furthermore, the Subscriber acknowledges and agrees that (a) the Fund may be required by applicable law, and is authorized, to withhold or pay a tax to the IRS or other applicable tax authority, (b) any amount of tax so withheld or paid with respect to the Subscriber shall be treated as distributed to the Subscriber, and (c) the Subscriber agrees to repay such amount to the Fund if required.

6.                   Indemnification.

6.1.             Indemnification. The Subscriber acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained in this Subscription Agreement, and except as otherwise agreed to in writing with the Investment Manager, hereby agrees to indemnify and hold harmless the Related Parties, each person or entity that previously was a Related Party, and each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act (each, an “Indemnified Party”) from and against any and all loss, claim, damage, liability or expense whatsoever (including reasonable attorneys’ fees and disbursements) due to or arising out of or based upon (i) any inaccurate representation or warranty made by the Subscriber, or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber in this Subscription Agreement (including the Investor Questionnaire and the Subscriber’s tax forms) or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction, (ii) any action for securities law violations instituted by the Subscriber that is finally resolved by judgment against the Subscriber, or (iii) any action instituted by or on behalf of the Subscriber against an Indemnified Party that is finally resolved by judgment against the Subscriber or in favor of an Indemnified Party.

6.2.             Third Party Beneficiaries. Each Indemnified Party is an intended third party beneficiary of this Subscription Agreement. The remedies provided in this Section 6 shall be cumulative and shall not preclude the assertion by any Indemnified Party of any other rights or the seeking of any other remedies against the Subscriber.

6.3.             No Waiver. Notwithstanding the foregoing, nothing contained in this Subscription Agreement or the Bylaws shall constitute a waiver by a Subscriber of any of his, her or its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

7.                   Instructions. The Related Parties are authorized and instructed to accept and execute any instructions in respect of the Shares to which this Subscription Agreement relates given by the Subscriber in written form or by facsimile or other form of electronic transmission (collectively, “Electronic Instructions”). If Electronic Instructions are given by the Subscriber, the Subscriber undertakes to send the original letter of instructions to the Fund and, except as otherwise agreed to in writing with the Investment Manager, agrees to keep each of the Related Parties indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon, or failing to act upon, Electronic Instructions. The Related Parties may rely conclusively upon and shall incur no liability in respect of (i) any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons or (ii) the non-receipt of any instructions relating to the Shares of the Subscriber delivered by facsimile or other electronic means.

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8.                   Power of Attorney. The Subscriber, by executing this Subscription Agreement, hereby appoints the Investment Manager, with full power of substitution, as the Subscriber’s true and lawful representative and attorney-in-fact, and agent of the Subscriber, with full power and authority to make, execute, acknowledge, verify, swear to, deliver, record and file, in the Subscriber’s name, place and stead, any agreement or instrument that the Investment Manager deems appropriate to admit the Subscriber as a Stockholder of the Fund. To the maximum extent permitted by law, this power of attorney (“Power of Attorney”) is coupled with an interest, is irrevocable and will survive, and will not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Subscriber. The Subscriber represents and warrants that the Power of Attorney granted by the Subscriber has been executed by it in compliance with the laws of the state or jurisdiction in which this Subscription Agreement was executed and to which the Subscriber is subject.

9.                   Miscellaneous.

9.1.             Notices and Electronic Delivery; Privacy Policy.

(a)                The Related Parties, each at its sole and absolute discretion, may provide any notices or other communication given or made to the Subscriber and deliver to the Subscriber (or the Subscriber’s designated agents) privacy statements, financial information (audited or otherwise), reports and other communication relating to any Related Party or otherwise relating to this Subscription Agreement and/or the Subscriber’s investment in the Fund (collectively, “Disclosures”) in electronic form, such as via email or posting to a password protected website.

(b)                The Related Parties will send emails to the email address that the Subscriber has included on the Investor Questionnaire. If an email notification is undeliverable, delivery of the notice will be made to the Subscriber’s postal mail address of record. The Related Parties reserve the right to post communication on their respective websites without providing notice to the Subscriber, when permitted by law.

(c)                The Subscriber agrees that all Disclosures provided to the Subscriber via email notification or the website will be deemed to have been good and effective delivery to the Subscriber when sent or posted, regardless of whether the Subscriber actually or timely receives or accesses the email notification.

(d)                The Subscriber understands that if it has any doubts about the authenticity of an email purportedly sent by the Related Parties, the Subscriber should contact the purported sender immediately.

(e)                By signing this Subscription Agreement, the Subscriber affirmatively consents to the receipt of Forms 1099 in electronic form. The Subscriber may withdraw its consent by notifying the Investment Manager by email to funds@crowdstreet.com. The Investment Manager will provide written confirmation of its receipt of a notice of withdrawal and the effective date of the withdrawal. The effective date of the withdrawal of consent will either be the date the notice of withdrawal is received or a subsequent date that will be communicated to the Subscriber within a reasonable time after the receipt of notice of the withdrawal of consent.

(i)                 A withdrawal of consent does not apply to a Form 1099 that was furnished electronically before the date on which the withdrawal of consent takes effect.

(ii)               Forms 1099 will no longer be furnished electronically if the Subscriber provides notice that it has withdrawn consent, if the Subscriber is no longer a Stockholder or if the IRS no longer permits electronic delivery.

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(iii)             The Subscriber is required to provide the Fund and/or the Investment Manager with any updates to the Subscriber’s email address by emailing the Investment Manager. The Subscriber will be notified of any changes in the contact information for the Fund and/or the Investment Manager by a notice given in accordance with the provisions of this Subscription Agreement.

(iv)              Forms 1099 may be required to be printed and attached to a Federal, state or local income tax return.

9.2.             Credit Facilities. The Subscriber acknowledges that the Fund may enter into one or more revolving credit facilities with one or more syndicates of banks or incur indebtedness in lieu of or in advance of subscriptions.

9.3.             Confidential Information. The Subscriber agrees that this Subscription Agreement, the Offering Materials and the Bylaws and all financial statements, tax reports, portfolio valuations, reviews or analyses of potential or actual investments, reports or other materials prepared or produced by the Related Parties, and all other documents and information concerning the affairs of the Fund and/or its investments (collectively, the “Confidential Information”) that the Subscriber may receive pursuant to or in accordance with this Subscription Agreement, or otherwise as a result of its ownership of Shares, constitute proprietary and confidential information about the Related Parties.

(a)                The Subscriber acknowledges that the Related Parties derive independent economic value from the Confidential Information not being generally known and that the Confidential Information is the subject of reasonable efforts to maintain its secrecy.

(b)                The Subscriber further acknowledges that the Confidential Information is a trade secret, the disclosure of which is likely to cause substantial and irreparable competitive harm to the Related Parties and their respective businesses.

(c)                The Subscriber shall not reproduce any of the Confidential Information or portion of the Confidential Information or make the contents available to any third party other than a disclosure on a need-to-know basis to the Subscriber’s legal, accounting or investment advisers, auditors and representatives (collectively, “Advisers”) without the prior consent of the Investment Manager, except to the extent compelled to do so in accordance with applicable law (in which case the Subscriber shall, to the fullest extent permitted by law, promptly notify the Investment Manager of the Subscriber’s obligation to disclose any Confidential Information) or with respect to Confidential Information that otherwise becomes publicly available other than through breach of this provision by the Subscriber.

(d)                The Subscriber agrees to notify the Subscriber’s Advisers about their obligations in connection with Confidential Information and will further cause its Advisers to abide by the aforesaid provisions relating to Confidential Information.

9.4.             Further Advice and Assurances. All information which the Subscriber has provided to the Related Parties is true, correct and complete in all material respects as of the date hereof, and the Subscriber agrees to notify the Fund and the Investment Manager promptly, but in any event within thirty (30) calendar days, upon becoming aware of any representation, warranty or information contained in this Subscription Agreement being untrue in any respect at any time. The Subscriber agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Fund may from time to time reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein, establish the identity of the Subscriber and the direct and indirect participants in its investment in the Fund, to the extent applicable, to effect any transfer and admission and/or comply with any law, rule or regulation to which the Fund may be subject, including,

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without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.

9.5.             Headings. Section and other headings contained in this Subscription Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Subscription Agreement.

9.6.             Governing Law; Consent to Jurisdiction; Venue and Service of Process. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its conflicts of law rules, notwithstanding the place where this Subscription Agreement may be executed by any party. To the extent permissible under applicable law, the Subscriber hereby irrevocably agrees that any suit, action or proceeding (“Action”) with respect to this Subscription Agreement may, but need not, be resolved, whether by arbitration or otherwise, within the State of Delaware. Accordingly, the parties consent and submit to the non-exclusive jurisdiction of the federal and state courts and any applicable arbitral body located within the State of Delaware. The Subscriber agrees and consents that service of process as provided by U.S. federal and Delaware law may be made upon the Subscriber in any Action.

9.7.             Entire Agreement. This Subscription Agreement incorporates by reference the Bylaws and the Private Placement Memorandum, and along with the Bylaws and Private Placement Memorandum constitute the entire agreement between the parties hereto with respect to the subject matter of this Subscription Agreement and may be amended only in writing, executed by all parties hereto.

9.8.             Severability. Each provision of this Subscription Agreement (including without limitation each representation made in the Investor Questionnaire and each provision of or grant of authority by or in the Power of Attorney) shall be considered severable. If it is determined by a court of competent jurisdiction that any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then that provision shall (i) be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with applicable law; and (ii) not affect the validity or enforceability of any other provisions of this Subscription Agreement, and to this extent the provisions of this Subscription Agreement shall be severable.

9.9.             Successors and Assigns. This Subscription Agreement (i) shall be binding upon the Subscriber and the heirs, legal representatives, successors and permitted assigns of the Subscriber and shall inure to the benefit of the Fund and its successors and assigns, (ii) shall survive the acceptance of the Subscriber as a Stockholder of the Fund, (iii) shall, if the Subscriber consists of more than one person, be the joint and several obligation of each, and (iv) may be executed in counterparts, all of which when taken together, shall be deemed one original.

9.10.          Survival. The representations and warranties of the Subscriber in, and the other provisions of, this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and the admission of the Subscriber as a Stockholder.

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Exhibit (r)(1)

Code of Ethics of CrowdStreet REIT I, Inc.

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CODE OF ETHICS

CrowdStreet Advisers, LLC (the “Investment Manager”) is a registered investment adviser and the investment adviser to CrowdStreet REIT I, Inc. (the “Fund”). This Code of Ethics (the “Code”) is hereby adopted by the Fund pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “Company Act”) and by the Investment Manager pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”). Capitalized terms shall have the meaning assigned to them in the Code.

By accepting employment with the Investment Manager, each Employee has agreed to be bound by the Code. On an annual basis the Employees will be required to certify in writing their understanding of, and adherence to, the Code and their intention to comply with its requirements (including any amendments).

A. Legal Requirement.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), makes it unlawful for any Director or officer of the Fund or the Investment Manager, in connection with the purchase or sale of a security “held or to be acquired” by the Funds:

•	to employ any device, scheme or artifice to defraud the Fund;
•	to make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;
•	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
•	to engage in any manipulative practice with respect to the Funds.

A security is “held or to be acquired” by the Fund if within the most recent 15 days it (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund or the Investment Manager for purchase by the Fund. A security “held or to be acquired” by the Fund also includes any option to purchase or sell, and any security convertible into or exchangeable for, a security described in the preceding sentence. A purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

B. Funds Policy.

It is the policy of the Fund that no Access Person of the Fund or of the Investment Manager shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

C. Procedures.

1.        To provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) of the Investment Company Act are being observed:

a)	Each Access Person is prohibited from engaging in any personal securities transaction involving the acquisition of direct or indirect “beneficial ownership” in any securities in an initial public offering or a limited offering (i.e., an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 thereunder), without obtaining the prior written approval of the Fund’s principal executive officer or principal financial officer. In considering whether to approve any such acquisition, such officer shall consider, among other factors, whether the investment opportunity should be reserved for the Fund, and whether the opportunity is being offered to an individual by virtue of his or her position with the Fund. Any Access Person receiving approval from the Fund’s principal executive officer or principal financial officer to acquire securities in an initial public offering or a limited offering must disclose that investment when they participate in the Fund’s subsequent consideration of an investment in such issuer and any decision by the Fund to invest in such issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.
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b)	Access Persons who obtain information concerning recommendations made to the Fund with regard to the purchase or sale of a security are prohibited from engaging in any personal securities transaction on a day the Fund has a pending “buy” or “sell” order involving the same security until the Fund’s order is executed or withdrawn.
c)	Within 10 days of becoming an Access Person, all Access Persons (other than board members who are not “interested persons” (as defined in the Investment Company Act) of the Fund) must submit to the CCO a report showing as of a date no more than 45 days before the date such person became an Access Person (1) all holdings in “reportable securities” in which the person had any direct or indirect “beneficial ownership” and (2) the name of any broker, dealer or bank with whom the person maintains an investment account in which any securities are held for the direct or indirect benefit of such Access Person.
d)	Each Access Person (other than board members who are not “interested persons” of the Fund) must submit to the CCO no later than 45 days after the end of each calendar year an annual report showing as of a date no more than 45 days before the report is submitted (1) all holdings in “reportable securities” in which the person had any direct or indirect “beneficial ownership” and (2) the name of any broker, dealer or bank with whom the person maintains an investment account in which any securities are held for the direct or indirect benefit of such Access Person.
e)	Except as provided in subparagraph (f) below, each Access Person must submit to the CCO no later than 30 days after the end of each calendar quarter a report showing all transactions in “reportable securities” during such quarter in which the person has, or by reason of such transaction acquires, any direct or indirect “beneficial ownership.” An Access Person need not make a quarterly transaction report under this Section if the report would duplicate information contained in broker trade confirmations or account statements received by the CCO with respect to such Access Person in the time period required above, if all information required to be in the quarterly transaction report is contained in the broker trade confirmations or account statements.
f)	Each board member who is not an “interested person” of the Fund shall not be required to submit the quarterly report required under subparagraph (e) above, unless during the quarter said board member engaged in a transaction in a “reportable security” when he or she knew or, in the ordinary course of fulfilling his or her other official duties as the Fund’s board member, should have known that during the 15- day period immediately before or after the date of the transaction, the Fund purchased or sold, or considered for purchase or sale, the security.
g)	When an investment account is established by an Access Person (other than board members who are not “interested persons” of the Funds) in which any securities were held during a calendar quarter for the direct or indirect benefit of the Access Person, such Access Person must send written notification (which includes email notification) of such fact to the CCO before engaging in any personal securities transactions through such investment account, but in any event within 30 days of the end of the calendar quarter in which the investment account was opened. Such report must include (i) the name of the broker, dealer or bank with whom such Access Person established the investment account, (ii) the date the investment account was established and (iii) the date the report was submitted by such Access Person
h)	All Access Persons are required to certify annually to the CCO that they have (i) read and understand this Code and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this Code and (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code.

2.       The CCO shall notify each Access Person who may be required to make reports pursuant to this Code that such person is subject to its reporting requirements and shall deliver a copy of this Code to each such person. Each such Access Person must read (and acknowledge that he or she has done so on the form annexed hereto as Appendix D) and must retain this Code.

3.       The CCO shall:

a)	review all reports required to be made by the Fund’s Access Persons pursuant to this Code;
b)	maintain copies of the relevant code of ethics adopted by the Investment Manager and each Affiliated Person of the Investment Manager pursuant to Rule 17j-1, and the names of the persons who are required to report their securities transactions pursuant to such codes;
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c)	submit to the Fund’s Board at its regularly scheduled quarterly meeting a written report listing (i) the names of those persons who were required to submit reports for the prior quarter under this Code or the code of ethics adopted by the Investment Manager or any Affiliated Person of the Investment Manager referred to above but failed to and (ii) any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code or the code of ethics adopted by the Investment Manager or any such Affiliated Person of the Investment Manager; and
d)	promptly investigate any securities transaction listed pursuant to subparagraph (c)(ii) above and submit periodic status reports with respect to each such investigation to the Fund’s Board.

4.        At least once a year, the Fund, the Investment Manager and each Affiliated Person of the Investment Manager referred to above each must provide the Fund’s Board with a written report that (i) describes issues that arose during the previous year under its respective code of ethics, including information about material code violations and sanctions imposed in response to these material violations, and (ii) certifies to the Fund’s Board that the Fund, Investment Manager and such Affiliated Person, as the case may be, have adopted procedures reasonably necessary to prevent Access Persons from violating the Fund’s code of ethics. A copy of each report, required by this Section, must be preserved with the Fund’s records for the period required by Rule 17j-1.

5.        The Fund’s Board shall oversee the operation of this Code and review with the CCO, counsel to the Fund and, if appropriate, representatives of the Investment Manager and each Affiliated Person of the Investment Manager referred to above, the reports provided to it pursuant to the immediately preceding paragraph and possible violations of this Code and the code of ethics adopted by the Investment Manager and such Affiliated Person in compliance with Rule 17j-1. The Board shall consider what sanctions, if any, should be imposed.

6.       Before approving material changes to the code of ethics of the Investment Manager or any Affiliated Person of the Investment Manager, the Fund’s Board shall receive a certification from the Investment Manager or such Affiliated Person that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its code of ethics. Each Fund’s Board, including a majority of those board members who are not “interested persons” of the Fund, shall approve material changes to the Investment Manager’s and such Affiliated Person’s, code of ethics no later than six months after adoption of such changes.

7.        This Code, a copy of each report by an Access Person, a record of all persons, currently or within the past five years, who are or were required to make reports under this Code, or who are or were responsible for reviewing these reports, a record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Section C.1(a) of this Code, a record of any Code violation and any action taken as a result of the violation must be preserved with the applicable Fund’s records for the period required by Rule 17j-1.

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Exhibit (r)(2)

Code of Ethics of CrowdStreet Advisors, LLC

C-83

Code of Ethics

April 2022

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Table of Contents

Introduction	2
General Concepts	3
Insider Trading	4
Personal Account Trading	8
Outside Business Activities	12
Gifts and Entertainment	14
Political Contributions	16
Whistleblower Policy	17
Duties of Confidentiality	21
Procedures and Sanctions	22
Glossary of Terms	24

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Introduction

CrowdStreet Advisors, LLC (the “Firm”) adopts this Code of Ethics (the “Code”) in compliance with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). This Code is applicable to all employees (“Employees”) of the Firm with respect to such Employees’ activities and conduct on behalf of the Firm, as well as certain personal activities and conduct of Employees. As an investment adviser, the Firm owes a duty to ensure investment advice is in the best interest of its clients. It is also important that each Employee act to avoid actions that, while they may not actually involve a conflict of interest or an abuse of trust, may have the appearance of impropriety. The Code does not attempt to serve as a comprehensive outline regarding employee conduct, but rather to establish general rules of conduct and procedures applicable to all Employees.

The Firm is committed to maintaining high ethical standards in connection with the management of its business. The Code reflects the Firm’s views on dishonesty, self-dealing, conflicts of interest and trading on the basis of material non-public information. Each Access Person (defined below) is required to be familiar with the provisions of the Code and to acknowledge, at the time of initial employment and annually thereafter, that they have received, read and understand the Code. Acknowledgement of and compliance with the Code are conditions of initial and continued employment.

The Code should be kept at hand for easy reference. Any questions regarding this Code, or other compliance issues, must be directed to the Firm’s CCO. The CCO is responsible for administering and implementing this Code. The Firm expects Employees to be thoroughly familiar with the Firm’s standards and procedures as set forth herein. Please refer to the defined terms in the Attachment – Glossary of Terms. Further, specific “Appendices” referenced herein serve as a guide only; the Firm uses a variety of means to maintain documentation as required by policy.

General Concepts

Statement of General Principles

This Code is based on a few basic principles that should pervade all investment-related activities of all Employees, personal as well as professional: (i) the interests of the Firm’s Clients come before the Firm’s interests or any Employee’s interests; and (ii) each Employee’s professional activities and personal investment activities must be consistent with this Code and avoid any actual or potential conflict between the interests of Clients and those of the Firm or the Employee.

Employees should talk to the CCO immediately when there is even a question of conflict of interest or breach of any other law or Firm policy. Raising questions and concerns within the Firm is a positive action and is actively encouraged; retaliation is strictly forbidden. The Firm’s policy is to encourage “open discussion.” Any concerns or questions should be raised with the CCO.

Additionally, Employees are required to comply with all applicable federal securities laws and must promptly report any violations of this Code to the CCO. Disciplinary actions may include cancellation of transactions, disgorgement of profits, suspension of personal trading privileges, or suspension or termination of employment. The CCO will determine disciplinary actions by taking into account such facts as deemed appropriate and relevant, including the severity of the violation, and whether the Employee has previously violated this Code.

Annual Acknowledgment

This Code is an integral part of the Firm’s compliance program. This Code may be revised and supplemented from time to time. It is the responsibility of the Employee to ensure that their copy is up to date.

It is the responsibility of each Employee to understand the contents of this Code and the policies set forth herein, and to adhere to all applicable policies and procedures.

Each Employee upon hire is required to acknowledge his or her receipt and understanding of the Compliance Manual and this Code and agreement to abide by its policies. Exhibit A – Compliance Manual and Code of Ethics Certification and Acknowledgment Form.

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Insider Trading

Background

The act of trading or communicating material non-public information is commonly known as “insider trading.” The term “insider trading” is not defined in the federal securities laws, but is generally used to refer to the use of material non-public information obtained directly or indirectly from an officer, director or employee of a public company and used improperly (for example, in violation of a duty of confidentiality) to trade in the company’s securities (whether or not one is an “insider”) or the communication of material non-public information to others. These laws also prohibit the dissemination of inside information to others who may use that knowledge to trade securities (so-called “tipping”).

It is generally understood that the law prohibits:

•	Purchase or sale of securities by an insider, on the basis of material non-public information (“MNPI”).
•	Purchase or sale of securities by a non-insider, on the basis of MNPI where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated.
•	Communication of MNPI in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

The insider trading rules apply equally to restricted and unrestricted securities and securities issued by or in private and public companies.

The circulation of false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, a sector or market, or unjustly affect any person or entity, is strictly prohibited.

Definition of Insider

The concept of “insider” is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a “temporary insider” of a company if he or she enters into a confidential relationship in the conduct of the company’s affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, investment managers, and the employees of such organizations.

Material Information

“Material” information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments. Material information does not have to relate to a company’s business; it can be significant market information. Lastly, material information includes information obtained from an issuer in advance of a private offering for which the Firm has entered into a non-disclosure agreement (“NDA”).

Nonpublic Information

Information is nonpublic unless it has been effectively communicated to the market place (i.e. generally disseminated to the public). For example, information found in a report filed with the SEC or appearing in Dow Jones, The Wall Street Journal or another publication of general circulation is considered public.

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Risks

•	Trading securities while in possession of material non-public information or improperly communicating that information to others may expose the Employee to stringent penalties.
•	Criminal sanctions may include a fine, or imprisonment.
•	The SEC can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring an Employee from the securities industry.
•	An Employee may be sued by investors seeking to recover damages for insider trading violations.
•	The Firm may face regulatory or civil liability based on the Employee’s actions.
•	Firm may impose sanctions on the Employee, up to and including termination.

Policy

General

Employees are prohibited from engaging in what is commonly known as “insider trading”: (i) trading, either in a Covered Account or on behalf of any other person (including Client accounts), on the basis of material nonpublic information (“MNPI”); or (ii) communicating MNPI to others (including other Employees) in violation of the law. The rules contained in these procedures apply to all Covered Accounts. The rules also apply to Employees’ activities on behalf of the Firm and extend outside their duties to the Firm.

Employees should also note that intentionally creating, spreading or using false rumors may violate the anti-fraud provisions of federal securities laws. Such conduct is contradictory to the Firm’s Code, as well as the Firm’s expectations regarding appropriate behavior of its Employees.

The law of insider trading is not always clear and is continuously developing. An individual may be legitimately uncertain about the application of the rules in a particular circumstance. Oftentimes, a single question can forestall disciplinary action, or complex legal problems. For these reasons, an Employee must notify the CCO immediately if he or she has any reason to believe that a violation of these procedures has occurred or is about to occur, or if he or she has any questions regarding the applicability of these procedures.

Restricted List

Employees may not, on their own, or on behalf of Covered Accounts, purchase or sell securities that appear on the Restricted List. In addition, the Restricted List itself is confidential and may not be disclosed to anyone outside the Firm as it may contain material non-public information. It is therefore vital that Employees do not disclose the contents of the Restricted List to anyone outside of the Firm.

As discussed above, all Employees are required to notify the CCO if they believe that they may have come into possession of material non-public information about a publicly-traded company. The CCO may also review the inclusion of a company on the Restricted List at the suggestion of an investment professional, but the CCO should independently determine that the company warrants inclusion on the Restricted List. Each time the CCO adds a company to the Restricted List, the CCO shall document the reason why the company is on the list.

A security may be placed on the Firm’s Restricted List for a variety of reasons including, but not limited to:

•	Firm is in possession of MNPI about an issuer.
•	A Firm Employee is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Firm or such Employee to receive MNPI.
•	Firm has executed a non-disclosure agreement or other agreement with a specific issuer that restricts trading in that issuer’s securities.
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•	An Employee trading in the security may present a conflict of interest or the appearance of a conflict of interest.
•	The CCO has determined it is necessary to do so.

The CCO must review the Restricted List on a periodic basis to determine whether any company should be removed. The CCO need not rely solely upon the opinion of the investment professional to make the decision to remove a company from the Restricted List.

When the information is made public through widespread dissemination of the information, or because the information becomes stale or immaterial with the passage of time (e.g., the offering is completed and transactions may no longer take place), the CCO may remove that company from the Restricted List.

The CCO may consult with the appropriate business personnel and with outside legal counsel in making a determination as to whether a company should be added or removed from the Restricted List.

Supervisory Controls

•	The CCO distributes the Firm’s policy (as part of the Code) to each Employee upon hire and annually thereafter.
•	The personal securities transactions of supervised persons are monitored and reviewed by the CCO or other designated supervisory person.
•	Employees are required to obtain pre-clearance for specified personal securities transactions using the procedures established in the Code.
•	The Firm prohibits supervised persons from serving on the board of directors of any publicly traded company without prior authorization from the CCO or a designated supervisory person. Where board service has been approved (typically only for a private entity), the Firm implements appropriate procedures to isolate such person from making decisions relating to the issuer’s securities and, where applicable, includes the securities of such entities on a Restricted List.

Procedures

Receipt of MNPI

If any Employee receives any information that may constitute MNPI, the Employee:

•	Must not buy or sell any securities (including options or other securities convertible into or exchangeable for such securities) for a Covered Account or a Client account.
•	Must not communicate such information to any other person (other than the CCO).
•	Should discuss promptly such information with the CCO. Under no circumstances should such information be shared with any persons not employed by the Firm, including family members and friends.

Restricted List

•	The CCO promptly sends the Restricted List to all Employees when there is an update.
•	The CCO documents securities on the Restricted List, which includes the following:
o	Restricted issuer;
o	Date of addition;
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o	Reason for the addition;
o	Date of removal;
o	Reason for the removal;
o	Notes, if any.

Supervisory Controls

•	The CCO or designee conducts training with new hires on matters covered by the Code and ensures that all Employees receive training no less than annually.
•	Initially upon hire and no less than annually thereafter, each Employee provides a written acknowledgment to the effect that he or she has read, understands, and agrees to abide by the Manual and the Code and provisions contained herein.

Personal Account Trading

Background

An investment adviser owes a fiduciary duty to its clients. Being a fiduciary imposes a duty of utmost good faith and loyalty, requiring an investment adviser to always put a client’s interest before their own. A conflict of interest exists anytime the investment adviser would be enticed to place their interest before that of a client, the result of taking such action potentially causing a breach of their fiduciary duty. As such, personal trading for any Covered Accounts should never be conducted in such a way as to create any questions of “frontrunning”, otherwise taking personal advantage of the trading activity that is conducted for the Firm, or in any way seeking personal profits at the expense of the trading conducted by the Firm for Client accounts.

Rule 204A-1 requires directors, officers, partners, and supervised persons of registered investment advisers who have access to nonpublic information regarding securities transactions (collectively, “access persons”) to report their personal securities holdings and transactions. The rule provides an exemption to these reporting requirements when an access person’s securities are held in accounts over which he or she had no direct or indirect influence or control. An access person has direct or indirect influence or control if the access person can (i) suggest purchases or sales of investments in the account to the trustee or third-party manager; (ii) direct transactions within the account; or (iii) consult with the trustee or third-party manager regarding allocation of investments in the account. As such, policies and procedures should be reasonably designed to determine whether the access person actually had direct or indirect influence or control over the trust or account, rather than whether the third-party manager had discretionary or nondiscretionary investment authority.

Risks

•	The Firm or an access person may be sued by Clients seeking to recover damages for frontrunning or scalping.
•	The Firm could violate its fiduciary duty to Clients if it failed to properly develop policies and procedures designed to avoid or to mitigate conflicts of interests.
•	Firm may impose sanctions on access persons up to and including termination.

Policy

The CCO maintains a list of employees and affiliates who are deemed to be the Firm’s access persons (the “Access Person”).

Front Running and Scalping

No Access Person of CrowdStreet Advisors may purchase or sell any security prior to a transaction(s) being implemented for an advisory account during the same day unless such transactions are at a price equal to or inferior

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to the price obtained by advisory Clients, and therefore, preventing such employees from benefiting from transactions placed on behalf of advisory accounts.

Reporting Personal Investment Accounts

Covered Accounts

Access Persons are required to report upon hire and annually thereafter, or upon any change, all Covered Accounts.

A Covered Account is a personal investment or trading account of an Access Person or related account in which an Access Person has any direct or indirect beneficial ownership interest, an investment or trading account over which an Access Person exercises control or provides investment advice, or a proprietary investment or trading account maintained for the Firm or its Employees. Specifically, a Covered Account includes:

•	Trusts for which an Access Person acts as trustee, executor, custodian or discretionary manager;
•	Accounts for the benefit of the Access Person’s spouse, domestic partner or minor child;
•	Accounts for the benefit of a relative living with the Access Person; and
•	Accounts for the benefit of any person who receives material financial support from the Access Person.

In addition, each Access Person must inform the CCO prior to opening or closing a Covered Account.

Third-Party Managed or Trustee Accounts Where the Access Person Has No Influence, Control or Discretion (“Third-Party Managed Accounts”)

For the following types of accounts, Access Persons are required to report them to the CCO:

•	Accounts where the Access Person is a grantor or beneficiary of a trust managed by a third-party trustee;
•	Accounts where the Access Person has limited involvement in trust affairs;
•	Accounts where the Access Person does not have direct or indirect control or influence over the account and cannot exercise any investment discretion in the purchase or sale of securities, and that are managed by a third-party manager that has discretionary investment authority; and
•	Blind trusts.

To determine whether the Access Person has direct or indirect influence or control over the trust or account, the Firm obtains a third-party certification stating that the Access Person has no investment discretion, control or influence over the account. This certification does not apply to blind trusts due to a legal arrangement in which a trustee manages funds for the benefit of a person who has no knowledge of the specific management actions taken by the trustee and no right to intervene in the trustee’s management. If there are any changes to the Access Person’s influence or control, or if the Access Person obtains investment discretion, he/she must report that immediately to the CCO.

Non-Reportable Accounts

The following accounts do not need to be reported:

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•	Accounts where the Access Person does not have any direct or indirect beneficial ownership interest in;
•	Accounts that are restricted by the terms of the account relationship to holding only cash or Excepted Securities, unless such accounts could hold, or execute transactions in Reportable Securities, even if the accounts do not hold such securities at the present time.

Reporting Holdings and Transactions

Initial and Annual Holdings Disclosure

Each Access Person is required to submit upon hire and annually thereafter all of their Reportable Securities holdings in Covered Accounts.

For accounts in which the CCO has received a third-party verification confirming that the Access Person has no investment discretion, control or influence over the account, the Access Person is not required to report the transactions and holdings within the account.

Quarterly Transactions Reporting

For any Covered Accounts where statements are available from a third-party, the Access Person is required to instruct the applicable broker-dealer or other third-party to send duplicate confirmations and statements to the Firm, or submit transactions themselves. The quarterly statements shall include (as applicable): The title and amount of the security involved;

•	The Ticker symbol or CUSIP number, as applicable, interest rate and maturity date, as applicable, the number of shares or securities, and principal amount of each security;
•	The date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition);
•	The price of the security at which the transaction was effected; and
•	The name of broker, dealer, or bank with or through which the transaction was effected.

The quarterly transactions report must cover a period of no longer than 90 days and be received by the CCO within 30 days after the end of each quarter.

Statements may either be provided by a third party or by the Access Person to the CCO to the extent not otherwise previously disclosed to the CCO.

Note that the annual and quarterly reporting obligations do not override the requirement for pre-approval of certain transactions in Reportable Securities in Covered Accounts as described in these Policies and Procedures.

For Third-Party Managed Accounts in which the CCO has received a third-party verification confirming that the Access Person has no investment discretion, control or influence over the account, the Access Person is not required to report the transactions and holdings within the account. Reportable Security Transactions in Automatic Investment Plans, which are programs in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, do not need to be reported. An Automatic Investment Plan includes a dividend reinvestment plan.

Personal Trading - Pre-Approval Required

Access Persons are required to obtain the preapproval prior to any transactions in Initial public offerings (“IPOs”).

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Procedures

Preapproval Requests

•	Employees must submit a preapproval request to the CCO via email
•	The CCO shall promptly notify the Employee of approval or denial of clearance to trade by indicating such action in the Firm’s automated personal trading approval system or by sending an electronic notification to the Employee.

Quarterly Transaction Reports

•	All Employees shall submit quarterly reports for Reportable Security transactions in Covered Accounts pursuant to the firm’s electronic submission program.
•	The CCO conducts a quarterly review of the personal trading activity for all Employees.

Accounts Disclosure

•	Employees must promptly report any new accounts in which he/she has acquired a beneficial ownership to the CCO.

Outside Business Activities

Background

As a fiduciary to the investment adviser’s clients, Employees are generally required to focus their time and attention on the investment adviser’s clients.

Risks

•	Engaging in outside business activities may pose a conflict of interest.

Policy

Outside business activities that require the CCO’s preapproval include:

•	Service as an officer, director, partner, consultant, agent or employee of another business.
•	Agreements to provide financial advice (i.e., through service on a finance or investment committee) to a private, educational or charitable organization or other organization.
•	Any agreement to be employed by and accept compensation in any form (i.e., commission, salary, fee, bonus, contingent compensation, etc.) from any person or entity other than the Firm.
•	Any business activities conducted by an Employee that involve a material time commitment.
•	Teaching assignments, lectures, publication of articles, radio and/or television appearances.
•	Involvement with family or other business.

The CCO will require full details concerning any outside activity, including the number of hours involved and whether any compensation is to be received and such other information as the CCO deems appropriate. This information must be disclosed to the CCO. Employees must update their disclosures in the event of any substantial change.

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If such service is authorized by the CCO, certain safeguards may be implemented in the discretion of the CCO including, but not limited to, investment restrictions and/or restricting the flow of information from the Employee serving to those making investment decisions through “Chinese Wall” or other procedures as outlined in the Firm’s policies and procedures relating to insider trading contained in this Code.

Under no circumstances may an Employee represent or suggest that his or her association with any outside business activity in any way reflects the approval by the Firm of that organization, its securities, manner of doing business or any person connected with the organization or its activities.

Procedures

•	Employees submit their outside business activities disclosure upon hire and annually thereafter. In the interim, Employees may send an email to the CCO prior to engaging in the activity.
•	The CCO will review the request and revert with the decision in writing. The CCO may request additional information from the Employee prior to making the decision.
•	The CCO will add the public company for which an Employee serves as an officer or director, or similar capacity to the Restricted List and promptly distribute it to all Employees.

Gifts and Entertainment

Background

General

In order to address conflicts of interest that may arise when the investment adviser or an employee accepts or gives a gift, entertainment, or other items of value, an investment adviser should place certain restrictions on gifts and entertainment that are given or received in relation to the business of the investment adviser. As a general matter, a gift or invitation to an event may not influence or present the appearance of influence upon a business decision, transaction or service. Employees may not make referrals to service providers if the employee expects to personally benefit in any way from the referral.

Risks

•	Accepting or receiving certain gifts and entertainment may involve a conflict of interest or an abuse of trust, or have the appearance of impropriety.

Policy

Accepting Gifts

On occasion, because of their position with CrowdStreet Advisors, Employees may be offered or may receive, without notice, gifts from Clients, sponsors, vendors or other persons. Acceptance of extravagant gifts is prohibited, and such gifts must be declined and returned in order to protect the reputation and integrity of the Firm. Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $100 in any twelve-month period), customary business meals, entertainment (e.g., sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received by an Employee that might violate this Code must be promptly reported to the CCO.

Solicitation of gifts

Access Persons are prohibited from soliciting gifts of any size under any circumstances.

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Giving gifts

Access Persons may not give any gift with a value in excess of $100 (per year) to a Client or persons who do business with, regulate, advise or render professional services to CrowdStreet Advisors. If there is any question whether a gift or entertainment event can be accepted or given, the CCO should be consulted.

Charitable Contributions

This policy is not intended to impede legitimate charitable fund-raising activities. Employees should contact the CCO with any questions regarding how this policy may impact a potential charitable contribution.

Procedure

The CCO will maintain a log of all gifts given and received outside of the policy thresholds.

Political Contributions

Background

SEC Rule 206(4)-5 regulates and limits donations by investment advisers to both incumbents and candidates for government office, as well as political parties and political action committees (PACs). The Rule does not ban political contributions by an adviser or its covered associates, but rather imposes a “time out” on the ability of an adviser to receive compensation for conducting advisory business with a government entity for two (2) years after certain contributions are made to an official of a government entity.

Risks

•	Violations of this policy can have serious implications on the Firm’s ability to manage such capital. Specifically, the Firm can be precluded from managing money for a state or local government entity or may need to waive fees for a period of time.

Policy

The Firm does not currently have and is not seeking to obtain public pension plans or other government entities as Clients. Employees may make political contributions to incumbents in or candidates of federal, state or local office without preapproval from the CCO.

Any questions or uncertainties about the Firm’s Pay-to-Play policy should be directed to the CCO promptly.

Whistleblower Policy

Background

The Whistleblower Program was created by Congress to provide monetary incentives for individuals to come forward and report possible violations of the federal securities laws to the SEC. Under the program eligible whistleblowers (defined below) are entitled to an award of between 10% and 30% of the monetary sanctions collected in actions brought by the SEC and related actions brought by certain other regulatory and law enforcement authorities.

The Program also prohibits retaliation by employers against employees who provide the SEC with information about possible securities violations.

An “eligible whistleblower” is a person who voluntarily provides the SEC with original information about a possible violation of the federal securities laws that has occurred, is ongoing, or is about to occur. The information provided must lead to a successful SEC action resulting in an order of monetary sanctions exceeding $1 million. One or more people are allowed to act as a whistleblower, but companies or organizations cannot qualify as whistleblowers. Persons are not required to be an employee of the company to submit information about that company.

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Risks

•	If the Firm wrongfully retaliates against Employees who make whistleblower claims may report their concerns to the SEC and the SEC may, in appropriate circumstances, bring an enforcement action against the Firm.

Policy

The Firm is committed to complying with the policies and procedures set forth herein, the general securities laws, the laws and regulations applicable to it as a registered investment adviser, accounting standards, internal controls, and audit practices. While the Firm does not encourage frivolous complaints, it does expect its Employees and third parties to report any irregularities and other suspected wrongdoing regarding these matters. Such reports may be made on an anonymous basis without fear of dismissal or retaliation of any kind. While the Firm may be required to disclose information contained in such reports to regulatory bodies, it will otherwise keep the information confidential and not disclose an Employee’s identity within the firm. The CCO is responsible for overseeing the receipt, investigation, resolution, and retention of all reports submitted pursuant to this policy.

This policy was adopted to:

•	Detect irregularities before they can disrupt the business or operations of the Firm, or lead to serious loss.
•	Promote a climate of accountability and full disclosure with respect to the Firm’s accounting, internal controls, compliance matters, and Code.
•	Ensure that no individual feels at a disadvantage for raising legitimate concerns.

Accordingly, this policy provides a means whereby individuals can safely raise, at a high level, serious concerns and disclose information that an individual believes in good faith relates to violations of the Manual, or applicable laws and regulations.

Reporting Persons Protected

This policy and the related procedures offer protection from retaliation against Employees and agents who make any complaint with respect to perceived violations or other irregularities, provided the complaint is made in good faith. “Good faith” means that the reporting person has a reasonable belief that the information reported is true and that the report has not been made either for personal gain or for any ulterior motive.

The Firm will not discharge, demote, suspend, threaten, harass, or in any manner discriminate or otherwise retaliate against any reporting person in the terms or conditions of his employment with the Firm based upon his or her submitting in good faith any report regarding a violation or other irregularity. Any acts of retaliation against a reporting person will be treated by the Firm as a serious violation of its policies and could result in dismissal.

Scope of Reports

The Firm encourages Employees as well as third parties such as agents, consultants and Clients to report irregularities and other suspected wrongdoings, including, without limitation, the following:

•	Fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Firm.
•	Fraud or deliberate error in preparation and dissemination of any financial, marketing, informational, or other information or communication with regulators and/or the public.
•	Deficiencies in or noncompliance with the Firm’s internal controls and procedures.
•	Misrepresentation or false statement to or by a senior officer of the Firm regarding any matters in violation of state and/or federal securities laws.
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•	Deviation from full and fair reporting of the Firm’s financial condition.

Confidentiality of Reports

The CCO will keep the identity of any Employee confidential and privileged under all circumstances to the fullest extent allowed by law, unless the Employee has authorized the Firm to disclose his or her identity. The CCO will exercise reasonable care to keep the identity of any third party confidential until it launches a formal investigation. Thereafter, the identity of the third party may be kept confidential, unless confidentiality is incompatible with a fair investigation, there is an overriding reason for identifying or otherwise disclosing the identity of such person, or disclosure is required by law, such as where a governmental entity initiates an investigation of allegations contained in the complaint. Furthermore, the identity of a third party may be disclosed if it is reasonably determined that a complaint was made maliciously or recklessly.

Submitting Reports

Employees may submit reports through AllVoices, in person, by telephone or in writing (including email). While the Firm allows Employees to submit reports on an anonymous basis , Employees should be aware that there are significant rights and protections available to them if they identify themselves and that these rights and protections may be lost if they report on an anonymous basis. Moreover, reports made on an anonymous basis may be more difficult to investigate. Therefore, the Firm encourages Employees to identify themselves when making reports of irregularities. This gives the Firm the ability to ascertain the validity of the complaint and appropriately resolve the complaint without the assistance and cooperation of the person making the complaint.

Similarly, third parties may submit reports in person, by telephone or in writing (including email), but may not do so on an anonymous basis.

All reports must be directed to the CCO. If the CCO is the subject of or involved in the matters described in the report, the report may be directed to another C-level officer of the Firm.

Investigation of Reports

The CCO reviews all complaints to determine whether a violation has occurred and identifies the applicable policies, laws or regulations involved. When further investigation is warranted, these will be conducted promptly, taking into account the nature and complexity of the report and the issues raised therein. The CCO may seek all additional and other information necessary to substantiate the report and determine appropriate resolution. Such information may be sought from the reporting person, if known, other Employees or relevant service providers.

Where appropriate, the CCO may retain outside counsel, or other consultants to advise on an internal investigation or to conduct an independent investigation.

Retention of Reports and Related Material

The CCO will maintain all reports received, tracking their receipt, investigation, and resolution. All complaints and reports will be maintained in accordance with the Firm’s confidentiality and document retention policies.

Unsubstantiated Allegations

If a reporting person makes a complaint in good faith pursuant to this policy and any facts alleged therein are not confirmed by a subsequent investigation, no action will be taken against the reporting person. In submitting complaints, reporting persons should exercise due care to ensure the accuracy of the information reported. If, after an investigation, it is determined that a complaint is without substance or was made for malicious or frivolous reasons or otherwise submitted in bad faith, the reporting person could be subject to disciplinary action.

Reporting and Annual Review

The CCO reviews this policy no less than annually, taking into account its effectiveness in promoting the reporting of potential violations or other irregularities, and with a view to minimizing improper submissions. The Firm’s annual review process and report to management includes all reports submitted during the year. The CCO also reports to

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management as needed during the year.

Procedures

•	The CCO will promptly investigate any reports the CCO receives.
•	The CCO reviews this policy during the annual review process and reports to management includes all reports submitted during the year.

Duties of Confidentiality

The Firm and its Employees may receive confidential information from Clients, issuers of securities, or other third parties. Such confidential information may include, among other things, (i) proprietary information that is not “material” or (ii) information that could be embarrassing for such persons if disclosed. Even information that appears commonplace, such as the name of a Client, issuer or third party may, either alone or when coupled with other available information, constitute proprietary, sensitive or confidential information. Therefore, all information that an Employee obtains through the Firm should be considered confidential unless that information is specifically available to the public.

The Firm has established the following procedures regarding use and treatment of confidential information:

•	No Personal Use. All confidential information, whatever the source, may be used only in the discharge of the Employee’s duties with the Firm. Confidential information may not be used for any personal purpose, including the purchase or sale of securities.
•	Treatment of Confidential Information. The Firm encourages each Employee to be aware of, and sensitive to, the treatment of confidential information. Each Employee is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Firm, and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an Employee.

Procedures and Sanctions

Certification of Compliance

Each Employee must certify annually that he or she has read and understands this Code, that he or she recognizes that this Code applies to him or her, and that he or she has complied with all of the rules and requirements of this Code that apply to him or her.

Exceptions

Where the CCO determines that strict compliance with certain of the specific rules prescribed above would be detrimental to Clients’ interests or the limitations on an Employee’s legitimate interests that would result would not be justified by resulting protection of Clients’ interests, he or she may approve particular transactions or types of transactions that do not comply with all particulars of such rules. He or she will specify the limits and basis for each such exception.

Retention of Reports and Other Records

The CCO will maintain for at least five years a confidential (subject to inspection by regulatory authorities) record of each reported violation of this Code and of any action taken as a result of such violation. The CCO will also cause to be maintained in appropriate places all other records relating to this Code that are required to be maintained by Rule 204-2 under the Advisers Act.

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Reports of Violations

Any Employee who learns of any violation, apparent violation, or potential violation of this Code is required to advise the CCO as soon as practicable. The CCO will then take such action as may be appropriate under the circumstances.

Sanctions

Upon discovering that any Employee has failed to comply with the requirements of this Code, the Firm may impose on that Employee whatever sanctions management considers appropriate under the circumstances, including censure, suspension, limitations on permitted activities, or termination of employment.

Annual Report to the Board of Registered Investment Company

No less frequently than annually and concurrently with reports to the Board of Directors of each company registered under the Investment Company Act (the “Board”), the CCO shall furnish to the Funds, and the Board must consider a written report that:

•	describes any issues arising under this Code or procedures concerning personal investing since the last such report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;
•	certifies that the Firm or the Fund, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and
•	identifies any recommended changes in existing restrictions or procedures based upon the Fund’s experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

Glossary of Terms

In order to make it easier to review and understand the standards and procedures, a few commonly used terms are defined below:

“Supervised person”: Means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

“Access Person”: As defined in the Advisers Act, an Access Person is any Employee, or supervised person, of the Firm who has access to non-public information regarding Clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Client, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic. All directors and officers are presumed to be access persons.

“Advisers Act”: Investment Advisers Act of 1940, as amended.

“Beneficial Ownership”: Direct or indirect pecuniary interest in the securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise. An Employee or Access Person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Employee’s or Access Person’s household.

“CCO”: Kristen Howell or such other person as may be designated from time to time.

“Client”: Any person to which the Firm provides investment advisory or management services, including investment funds and separately managed accounts.

“Employee”: Any “supervised person” of the Firm, as defined under the Advisers Act to be any partner, officer, director (or other person occupying a similar status or performing similar functions), employee, or other person who

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provides investment adviser on behalf of the Firm and is subject to the supervision and control of the Firm.

“Exchange Act”: Securities Exchange Act of 1934, as amended.

“Firm”: CrowdStreet Advisors, LLC

“Covered Account”: A personal investment or trading account of an Employee or Access Person or related account (this may include, but is not limited to, an account for which an Employee or Access Person is a trustee or custodian, a spousal account, any account of an Employee or Access Person’s children or any account for an individual who relies on the Employee or Access Person for material support) in which an Employee or Access Person has any direct or indirect beneficial ownership interest, an investment or trading account over which an Employee or Access Person exercises control or provides investment advice, or a proprietary investment or trading account maintained for the Firm or its employees. Specifically, Covered Account includes:

•	Trusts for which an Employee or Access Person acts as trustee, executor, custodian or discretionary manager;
•	Accounts for the benefit of the Employee’s or Access Person’s spouse or minor child;
•	Accounts for the benefit of a relative living with the Employee or Access Person;
•	Accounts for the benefit of any person who receives material financial support from the Employee or Access Person.

“Third-Party Managed Account”:

•	Accounts where the Access Person is a grantor or beneficiary of a trust managed by a third-party trustee;
•	Accounts where the Access Person has limited involvement in trust affairs;
•	Accounts where the Access Person does not have direct or indirect control or influence over the account and cannot exercise any investment discretion in the purchase or sale of securities, and that are managed by a third-party manager that has discretionary investment authority; and
•	Blind trusts.

“Non-Reportable Account”:

•	Accounts where the Access Person does not have any direct or indirect beneficial ownership interest in;
•	Accounts that are restricted by the terms of the account relationship to holding only cash or Excepted Securities, unless such accounts could hold, or execute transactions in Reportable Securities, even if the accounts do not hold such securities at the present time.

“Private Placement”: An offering of securities that is exempt from registration under the Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended (“Securities Act”); or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

“Restricted List”: The Restricted List is maintained by the CCO. Placement of an issuer on the Restricted List does not necessarily imply that the Firm or its Access Persons are in receipt of any material non-public information concerning the issuer. The following are Restricted List securities:

•	Issuers with respect to which the CCO has been made aware that an Access Person has received, expects to receive, or may be in a position to receive material non-public
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information, including when the Firm is researching or considering an investment in securities of an issuer;

•	Issuers on whose Board of Directors an Access Person serves; and
•	Issuers with respect to which the Firm, in its sole discretion, determines it may be appropriate to prohibit Access Persons and/or Firm trading in the issuer’s securities.

“Security”: Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

“Reportable Security”: A Reportable Security includes those listed under “Security” (defined above), and includes the following:

•	Bank debt, trade claims or other debt instruments for which a secondary market exists;
•	Forward or futures contracts, options or other derivatives (unless the price or value of the contract is determined exclusively by reference to a broad-based index or average or to exempt Securities);
•	Exchange-traded funds (“ETFs”) - open-end investment companies or unit investment trusts (UITs) listed on a stock exchange which track an index but trade similarly to stock;
•	Closed-end mutual funds - mutual funds that do not continuously issue shares, but sell a fixed number of shares at a particular time; and

“Excepted Security” means that the following are not “Reportable Securities”:

•	U.S. federal government securities and direct obligations;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares of money market funds;
•	Shares of registered open-end investment companies (i.e., mutual funds); and
•	Units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.